Exhibit 10.1

CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR SUCH PORTIONS. ASTERISKS DENOTE OMISSIONS.

EXECUTION COPY

COLLABORATION, LICENSE AND OPTION AGREEMENT

By and Between

Cue Biopharma, Inc.

and

LG Chem, Ltd.

Dated as of November 6, 2018

CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR SUCH PORTIONS. ASTERISKS DENOTE OMISSIONS.

TABLE OF CONTENTS

ARTICLE I DEFINITIONS		1

ARTICLE II GRANT OF LICENSES		26
2.1	Licenses and Sublicenses Granted to LGC	26
2.2	Sublicenses	27
2.3	Cue Retained Rights	28
2.4	Licenses Granted to Cue	28
2.5	LGC Retained Rights	29
2.6	No Implied Licenses	30
2.7	Disclosure of Know-How	30
2.8	Use of Subcontractors	30
2.9	Exclusivity	30
2.10	Cue Direct Third Party Licenses [***]	31
2.11	LGC Global Option	32

ARTICLE III GOVERNANCE		32
3.1	Committee Formation and Role	32
3.2	Committee Membership and Meetings	36
3.3	Limitation of Committee Authority	37
3.4	Committee Decision-Making	37
3.5	Alliance Managers	39
3.6	Discontinuation of Participation on a Committee	39

ARTICLE IV RESEARCH, DEVELOPMENT AND REGULATORY ACTIVITIES		40
4.1	Research Responsibilities	40
4.2	Research Plans	40
4.3	Collaboration Antigen and Allele Selection	40
4.4	Research and Development in the Territories	45
4.5	Research Cost Sharing	46
4.6	Development Responsibilities	47
4.7	Development Plans	47
4.8	Multi-Region Trials	48
4.9	Research and Development Data	48
4.10	Research and Development Diligence	49
4.11	Conduct of Research, CMC Development and Development Activities	49
4.12	Records and Updates	49
4.13	LGC Employees at Facility	51
4.14	Relationship with US Academic Institutions	51
4.15	Materials Transfer	51
4.16	Rights of Reference	52
4.17	Conduct of Regulatory Activities	52
4.18	Meetings with Regulatory Authorities	53
4.19	Adverse Event Reporting; Pharmacovigilance Agreement	54

ARTICLE V COMMERCIALIZATION		54
5.1	General	54
5.2	Commercialization Plans and Reports	55
5.3	Commercial Diligence	55
5.4	Cross-Territory Activities	56

i

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ARTICLE VI CMC DEVELOPMENT, MANUFACTURE AND SUPPLY		57
6.1	Clinical Supply for CUE-101 Program with [***] Allele in the LGC Territory	57
6.2	Clinical and Commercial Supply for LGC Territory	57
6.3	CMC Step 1 for Collaboration Products	57
6.4	CMC Election and Negotiation	58
6.5	CMC Step 2 Manufacture (Clinical Supply)	58
6.6	CMC Step 3 Development	59
6.7	CMC Step 4 Manufacture (Commercial Supply)	59
6.8	Third Party CMOs	60
6.9	Manufacturing Technology Transfer	60
6.10	CMC Step 1 Development for LGC Reserved Products for Reserved Antigens	61

ARTICLE VII FEES AND PAYMENTS		63
7.1	Upfront Payment	63
7.2	Equity Investment	63
7.3	Sharing of Research Costs, CMC Development Costs and Development Costs	63
7.4	Global Fee	64
7.5	Milestone Payments	64
7.6	LGC Royalty Payments	66
7.7	Cue Royalty Payments	67
7.8	Generic Competition	69
7.9	Income Sharing [***]	69
7.10	Einstein [***]	70

ARTICLE VIII PAYMENT; RECORDS; AUDITS		70
8.1	Payment; Reports	70
8.2	Exchange Rate; Manner and Place of Payment	70
8.3	Taxes	71
8.4	Records; Audit	72
8.5	Late Payments	72

ARTICLE IX INTELLECTUAL PROPERTY		73
9.1	Ownership	73
9.2	Preparation, Filing, Prosecution and Maintenance of [***]	75
9.3	Infringement by Third Parties	79
9.4	Interference, Derivation, Opposition, Reexamination, Reissue, Supplemental Examination, Inter Partes Review and Post-Grant Review Proceedings	82
9.5	Patent Rights Licensed From Third Parties	83
9.6	Termination of Rights	83
9.7	Infringement of Third Party Rights	83
9.8	Consent for Settlement	84
9.9	Third Party Licenses	84
9.10	Trademarks	85

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ARTICLE X REPRESENTATIONS AND WARRANTIES		87
10.1	Mutual Representations and Warranties	87
10.2	Additional Cue Representations and Warranties	87
10.3	Additional LGC Representations and Warranties	90
10.4	Cue Covenants	90
10.5	Mutual Covenants	91
10.6	Disclaimer	93

ARTICLE XI INDEMNIFICATION		93
11.1	Indemnification by Cue	93
11.2	Indemnification by LGC	93
11.3	Procedure	93
11.4	Insurance	93

ARTICLE XII CONFIDENTIALITY		94
12.1	Confidential Information	94
12.2	Exceptions	94
12.3	Authorized Disclosure	94
12.4	Publications	96
12.5	Publicity/Use of Names/Press Releases	96
12.6	Prior Confidentiality Agreement	97
12.7	Equitable Relief	97

ARTICLE XIII TERM AND TERMINATION		97
13.1	Term	97
13.2	Termination	97
13.3	Effects of Termination	99
13.4	[***]	101
13.5	Confidential Information	101
13.6	Survival	101
13.7	Exercise of Right to Terminate	101
13.8	Damages; Relief	101
13.9	Rights in Bankruptcy	101

ARTICLE XIV DISPUTE RESOLUTION		102
14.1	Objective	102
14.2	Resolution by Executive Officers	103
14.3	Arbitration	103
14.4	[***]Arbitration	104
14.5	Expedited Arbitration	104

ARTICLE XV GENERAL PROVISIONS		104
15.1	Governing Law	104
15.2	Entire Agreement; Modification	104
15.3	Relationship Between the Parties	105
15.4	Non-Waiver	105
15.5	Assignment; Change of Control by LGC	105
15.6	Assignment; Change of Control by Cue	105
15.7	Severability	107
15.8	Notices	107
15.9	Force Majeure	108

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15.10	Limitation of Liability	109
15.11	Interpretation	109
15.12	Counterparts; Electronic or Facsimile Signatures	110

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COLLABORATION, LICENSE AND OPTION AGREEMENT

THIS COLLABORATION, LICENSE AND OPTION AGREEMENT (this “Agreement”) is entered into as of November 6, 2018 (the “Effective Date”), by and between CUE BIOPHARMA, INC., a Delaware corporation, having an address of 21 Erie Street, Cambridge, MA 02139 (“Cue”), and LG CHEM LTD., with its principal place of business at LG Twin Towers, 128, Yeoui-daero, Yeongdeungpo-gu, Seoul, 07336, Republic of Korea (“LGC”). Cue and LGC may be referred to herein individually as a “Party” or collectively as the “Parties”. Contemporaneously, the Parties are entering into a Stock Purchase Agreement dated the Effective Date for LGC’s purchase of Cue’s publicly traded common stock and an amendment of the Einstein License Agreement (as defined below).

RECITALS

WHEREAS, Cue is a biopharmaceutical company focused on developing antigen-specific T cell-targeted biologics;

WHEREAS, Cue owns or controls certain patents, know-how and data relating to such antigen-specific T cell-targeted biologics;

WHEREAS, LGC is a pharmaceutical company engaged in the business of developing, manufacturing and commercializing pharmaceutical products, and LGC owns or controls proprietary technology relating to process development and manufacture of biological products;

WHEREAS, LGC desires to obtain from Cue, and Cue desires to grant to LGC, an exclusive license to develop, manufacture and commercialize certain products containing such biologics in Australia, Japan, Republic of Korea, Singapore, Malaysia, Vietnam, Thailand, Philippines, Indonesia, China (including Macao and Hong Kong), and Taiwan, all subject to the terms and conditions of this Agreement; and

WHEREAS, the Parties desire to research new products and develop further their products for their respective territories as set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Cue and LGC hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 “Additional Allele” means an LGC Additional Allele or a Cue Additional Allele, as applicable.

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1.2 “Advanced Terminated Products” shall have the meaning set forth in 13.3(d)(i)(2).

1.3 “Affiliate” means, with respect to any party, any entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such party, but for only so long as such control exists. As used in this Section 1.3, “control” means (a) to possess, directly or indirectly, the power to direct the management or policies of an entity, whether through ownership of voting securities, by contract relating to voting rights or corporate governance; or (b) direct or indirect beneficial ownership of fifty percent (50%) or more (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of the voting share capital or other equity interest in such entity.

1.4 “Albert Einstein” means Albert Einstein College of Medicine, Inc., a corporation organized and existing under the laws of the State of New York, having an office and place of business at 1300 Morris Park Avenue, Bronx, New York 10461 as successor-in-interest to Albert Einstein College of Medicine of Yeshiva University, a Division of Yeshiva University.

1.5 “Allele” means alleles from [***].

1.6 “Alliance Manager” has the meaning set forth in Section 3.5.

1.7 “Anti-Corruption Laws” means laws and regulations regarding corruption, bribery, kickbacks, ethical business conduct, fraud and money laundering.

1.8 “Antigen” means a target molecule or antigen or fragments thereof having a defined amino acid sequence that is recognized by a Target T Cell.

1.9 “Antigen Selection Period” means the period of time from the Effective Date until the earlier of (a) selection of the Collaboration Antigen for the CUE-103 Program and (b) expiration of the CUE-103 Program Selection Period.

1.10 “Applicable Laws” means the applicable provisions of any and all national, supranational, regional, state and local laws, treaties, statutes, rules, regulations, administrative codes, guidances, ordinances, judgments, decrees, directives, injunctions, orders, permits (including MAAs) of or from any court, arbitrator, Regulatory Authority or governmental agency or authority having jurisdiction over or related to the subject item in a given jurisdiction.

1.11 “Approved CMO” has the meaning set forth in Section 6.8.

1.12 “Approved CMO List” has the meaning set forth in Section 6.3.

1.13 “Bankrupt Party Licensor” has the meaning set forth in Section 13.9(b).

1.14 “Breaching Party” has the meaning set forth in Section 13.2(b).

CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR SUCH PORTIONS. ASTERISKS DENOTE OMISSIONS.

1.15 “Business Day” means a day other than a Saturday, Sunday or a bank or other public holiday in Seoul, Republic of Korea or Boston, Massachusetts.

1.16 “Calendar Quarter” means each respective period of three (3) consecutive months ending on March 31, June 30, September 30, and December 31.

1.17 “Calendar Year” means each respective period of twelve (12) consecutive months ending on December 31.

1.18 “[***] Agreement” means that certain agreement between [***], and all statements of work thereunder.

1.19 “[***]” has the meaning set forth in Section [***].

1.20 “Change of Control” means, with respect to a Party, any of the following after the Effective Date:

(a) any Third Party or “group” (as such term is defined below) of Third Parties (i) is or becomes the “beneficial owner” (as defined below), directly or indirectly, of shares of capital stock or other interests (including partnership interests) of such Party then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in respect of such shares in the election of the directors, managers or similar supervisory positions (“Voting Stock”) of such Party representing fifty percent (50%) or more of the total voting power of all outstanding classes of Voting Stock of such Party, or (ii) has the power, directly or indirectly, to elect or appoint or cause to be elected or appointed a majority of the members of the Party’s board of directors, or similar governing body (“Board of Directors”); the Parties acknowledge that in the case of certain entities organized under the laws of certain countries outside of the United States, the maximum percentage ownership permitted by law for a foreign investor may be lower, and that in such case such lower percentage shall be substituted in the preceding sentence, provided that such foreign investor has the power to direct the affairs, management and policies of such entity;

(b) a merger, reorganization, or consolidation with respect to, or sale of, all or substantially all of the equity of such Party, directly or indirectly, with a Third Party or group of Third Parties acting in concert (whether or not such Party is the surviving entity) and as a result of such merger, consolidation or sale: (i) the members of the Board of Directors of such Party immediately prior to such transaction constitute less than a majority of the members of the Board of Directors of such Party or such surviving person immediately following such transaction; or (ii) the persons that beneficially owned, directly or indirectly, the shares of Voting Stock of such Party immediately prior to such transaction cease to beneficially own, directly or indirectly, shares of Voting Stock of such Party representing at least a majority of the total voting power of all outstanding classes of Voting Stock of the surviving person in substantially the same proportions as their ownership of Voting Stock of such Party immediately prior to such transaction;

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(c) the sale or transfer to any Third Party, in one (1) or more related transactions, of properties or assets representing all or substantially all of such Party’s assets to which this Agreement relates; or

(d) the holders of Voting Stock of such Party approve and ratify a plan or proposal for the liquidation or dissolution of such Party.

For the purpose of this definition of Change of Control, (1) “group” has the meaning given such term under Section 13(d) and 14(d) of the United States Securities Exchange Act of 1934 and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the said Act; (2) a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the aforesaid Act; and (3) the terms “beneficially owned” and “beneficially own” shall have meanings correlative to that of “beneficial owner.”

1.21 “Change of Control Notice” has the meaning set forth in Section 15.6(b).

1.22 “[***] Allele” has the meaning set forth in Section 4.3(f)(i).

1.23 “[***] Notice” has the meaning set forth in Section 2.10(b).

1.24 “Claim” has the meaning set forth in Section 11.3.

1.25 “Clinical Study Report” means a clinical study report consistent with the guidelines for a clinical study report set forth by the International Council for Harmonization that is submitted to the FDA to support further clinical research or Regulatory Approval.

1.26 “Clinical Supply Agreement” has the meaning set forth in Section 6.5.

1.27 “CMC” means chemistry, manufacturing, and controls.

1.28 “CMC Development” means, as applicable for a particular Collaboration Product, CMC Step 1 and CMC Step 3. “CMC Develop” shall have a correlative meaning.

1.29 “CMC Development Plan” means, as applicable, a CMC Step 1 Development Plan, CMC Step 1 LGC Reserved Product Development Plan or a CMC Step 3 Development Plan.

1.30 “CMC Manufacturing” means, as applicable for a particular Collaboration Product, CMC Step 2 or CMC Step 4. “CMC Manufacture” shall have a correlative meaning.

1.31 “CMC Manufacturing Plan” means, as applicable, any CMC Step 2 Manufacturing Plan (including a Cue Territory CMC Step 2 Manufacturing Plan and LGC Territory CMC Step 2 Manufacturing Plan) or Cue Territory Commercial Manufacturing Plan.

1.32 “CMC Step Election” means CMC Step 2 Election, CMC Step 3 Election and CMC Step 4 Election, as applicable.

CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR SUCH PORTIONS. ASTERISKS DENOTE OMISSIONS.

1.33 “CMC Step 1” means CMC process development activities for Phase 1 Clinical Trials and Phase 2 Clinical Trials, including without limitation: test method development, stability testing, and formulation development.

1.34 “CMC Step 1 Data” means Data generated by or on behalf of LGC or Cue, or their respective Affiliates, Sublicensees, Cue Collaborators and subcontractors in the performance of CMC Step 1.

1.35 “CMC Step 1 Development Package” means a chemistry, manufacturing, and control (CMC) package prepared by LGC or Cue (or by their respective subcontractors, Affiliates, Sublicensees, or Cue Collaborators) for submission to the FDA in connection with Phase 1 Clinical Trials and Phase 2 Clinical Trials (excluding all Phase 3 Clinical Trials).

1.36 “CMC Step 1 Development Plan” has the meaning set forth in Section 6.3.

1.37 “CMC Step 1 LGC Reserved Product Development Plan” has the meaning set forth in Section 6.10(b)(i).

1.38 “CMC Step 2” means supply for Phase 1 Clinical Trials and Phase 2 Clinical Trials, excluding all Phase 3 Clinical Trials.

1.39 “CMC Step 2 Election” has the meaning set forth in Section 6.5.

1.40 “CMC Step 2 Manufacturing Plan” has the meaning set forth in Section 6.5.

1.41 “CMC Step 3” means LGC’s or Cue’s (or their respective subcontractors’, Affiliates’, Sublicensees’, or Cue Collaborators’) CMC process development activities to support Phase 3 Clinical Trials (which encompasses any registration trial regardless of phase) including without limitation: test method development, stability testing, and formulation development.

1.42 “CMC Step 3 Data” means Data generated by or on behalf of LGC or Cue, or their respective Affiliates, Sublicensees, Cue Collaborators and subcontractors in the performance of CMC Step 3.

1.43 “CMC Step 3 Development Package” means a chemistry, manufacturing, and control (CMC) package prepared by LGC or Cue (or by their respective subcontractors, Affiliates, Sublicensees, or Cue Collaborators) for submission to the FDA in connection with Phase 3 Clinical Trials.

1.44 “CMC Step 3 Development Plan” has the meaning set forth in Section 6.6.

1.45 “CMC Step 3 Election” has the meaning set forth in Section 6.6.

1.46 “CMC Step 4” means supply for Phase 3 Clinical Trials or marketed products and is provided under a Commercial Supply Agreement.

1.47 “CMC Step 4 Election” has the meaning set forth in Section 6.7.

CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR SUCH PORTIONS. ASTERISKS DENOTE OMISSIONS.

1.48 “CMC Technology” has the meaning set forth in Section 9.9(b).

1.49 “CMO” means contract manufacturing organization.

1.50 “Collaboration Allele” means an Initial Collaboration Allele, a [***] Allele, an LGC Additional Allele, or a Cue Additional Allele, in each case that is selected by Cue and/or LGC pursuant to Section 4.3.

1.51 “Collaboration Antigen” means, with respect to each Program, the Antigen selected in accordance with Section 4.3; provided, that the Collaboration Antigen shall not be a Cue Reserved Antigen.

1.52 “Collaboration Compounds” means CUE-101 Compounds, CUE-102 Compounds, and CUE-103 Compounds each having both (a) a Collaboration Allele and (b) any epitope of a Collaboration Antigen.

1.53 “Collaboration Inventions” means all Inventions, whether or not patentable, discovered, made, conceived, and/or reduced to practice in connection with activities conducted under any Research Plan, Development Plan, Manufacturing Plan, or Commercialization Plan.

1.54 “Collaboration Know-How” means all Know-How developed in connection with any activities conducted under any Research Plan, Development Plan, Manufacturing Plan, or Commercialization Plan.

1.55 “Collaboration Patent Rights” means Patent Rights that disclose and/or claim a Collaboration Invention.

1.56 “Collaboration Platform Invention” has the meaning set forth in Section 9.1(e)(ii).

1.57 “Collaboration Platform Patent Rights” has the meaning set forth in Section 9.1(e)(ii).

1.58 “Collaboration Product” means any pharmaceutical product consisting of or containing a Collaboration Compound(s) in any dosage form or formulation or mode of administration alone or in combination with one or more other therapeutically active ingredients.

1.59 “Collaboration Product Invention” has the meaning set forth in Section 9.1(e)(i).

1.60 “Collaboration Product Patent Rights” has the meaning set forth in Section 9.1(e)(i).

1.61 “Collaboration Target T Cell” means a Target T Cell that a Collaboration Compound is designed to bind and modulate.

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1.62 “Combination Product” means a Collaboration Product that contains a Collaboration Compound and at least one other active ingredient that is not a Collaboration Compound (the “Other Compound(s)”), formulated together (i.e., a fixed dose combination) or packaged together.

1.63 “Commercialization” means any and all activities relating to the import, export, transportation, promotion, marketing, sale, offering for sale, having sold, distribution (including importing, exporting, transporting, customs clearance, warehousing, invoicing, handling and delivering products to customers) and maintenance of Regulatory Approval of products, including: (a) sales force efforts, detailing, advertising, medical education, planning, marketing, sales force training, and sales and distribution; and (b) scientific and medical affairs. For clarity, Commercialization does not include any Research, Development, CMC Development or Manufacturing activities, whether conducted before or after Regulatory Approval. “Commercialize” and “Commercializing” have correlative meanings.

1.64 “Commercial Supply Agreement” has the meaning set forth in Section 6.7.

1.65 “Commercialization Plan” means a Cue Territory Commercialization Plan and an LGC Territory Commercialization Plan, as applicable.

1.66 “Commercially Reasonable Efforts” means, with respect to a Party’s obligations under this Agreement relating to Collaboration Compounds and Collaboration Products, those efforts and resources that are consistent with such Party’s exercise of customary scientific and business practices, as applied to similarly situated and similarly resourced companies in the pharmaceutical industry, for Research, Development, Manufacturing and Commercialization activities conducted with respect to products at a similar stage of development or commercialization and having similar commercial potential, taking into account relative safety and efficacy, product profile, the competitiveness of the marketplace and the market potential of such products, the nature and extent of market exclusivity, including patent coverage and regulatory data protection, and price and, if relevant for the applicable country, reimbursement status.

1.67 “Committee” means the JSC, JRC, JDC, JMC, JPC or Other Committee, as applicable.

1.68 “Company Know-How” means all Cue Know-How other than the Einstein Know-How.

1.69 “Company Patent Rights” means all Cue Patent Rights other than the Einstein Patent Rights.

1.70 “Company Technology” means all Cue Technology other than the Einstein Technology.

1.71 “Competing Product” means a product that [***].

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1.72 “Competing Program” means any product or program that is designed to [***] (or solely during the [***], any [***]).

1.73 [***]

1.74 “Competitor” means any entity involved in [***].

1.75 “Confidential Information” of a Party means all Know-How, materials, and other proprietary scientific, marketing, financial, or commercial information that is: disclosed by or on behalf of such Party or any of its Affiliates or otherwise made available to the other Party or any of its Affiliates, whether made available orally, in writing, or in electronic form. The existence and terms of this Agreement are the Confidential Information of both Parties. All information disclosed by a Party or its Affiliate under the Confidentiality Agreement prior to the Effective Date is deemed the Confidential Information of such Party under this Agreement. All information learned by the other Party pursuant to this Agreement shall be the Confidential Information of the Party or Parties who own such information.

1.76 “Confidentiality Agreement” means that certain Confidential Disclosure Agreement between Cue and LGC, [***].

1.77 “Contracting Party” has the meaning set forth in Section 4.3(f)(i).

1.78 “Control” or “Controlled” means, with respect to any Know-How, materials, Patent Rights or other intellectual property rights, either (a) ownership or (b) the legal authority or right (whether by ownership, license or otherwise but without taking into account any rights granted by one Party to the other Party pursuant to this Agreement) of a Party to grant access, a license or a sublicense of or under such Know-How, materials, Patent Rights or other intellectual property rights to the other Party, and to disclose proprietary or trade secret information to the other Party, without breaching the terms of any agreement with a Third Party, or misappropriating the proprietary or trade secret information of a Third Party.

1.79 “CTA” means a clinical trial application filed with a Regulatory Authority to commence clinical trials of a Collaboration Product.

1.80 “Cue Additional Allele(s)” has the meaning set forth in Section 4.3(f)(iii).

1.81 “Cue Background IP” means Cue Background Patent Rights and Cue Background Know-How.

1.82 “Cue Background Know-How” means Know-How that is Controlled by Cue or its Affiliates as of the Effective Date.

1.83 “Cue Background Patent Rights” means all Patent Rights Controlled by Cue or its Affiliates as of the Effective Date (or during the Term other than Collaboration Patent Rights), including but not limited to the Einstein Patent Rights and other Patent Rights listed in Exhibit A, which Exhibit may be updated from time to time.

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1.84 “Cue Background Product Patent Rights” has the meaning set forth in Section 9.1(c).

1.85 “Cue Collaborator” means any Third Party licensee (or sublicensee) to whom Cue or its Affiliates grants a license (including Cue Direct Third Party Licensees, as applicable) to Research, Develop, Manufacture, use or import any Collaboration Compound or Collaboration Product, or Commercialize any Collaboration Compound or Collaboration Product in the Field in the Cue Territory (either independently or in cooperation with Cue), excluding any Third Party contract research organization or CMO or subcontractor conducting activities on behalf of Cue in accordance with Section 2.8. For clarity, a Third Party sublicensee of such rights by a Cue Collaborator shall also be deemed a Cue Collaborator.

1.86 “Cue Costs” has the meaning set forth in Section 7.3(b).

1.87 “Cue Data” has the meaning set forth in Section 9.1(a).

1.88 “Cue Direct Third Party License” has the meaning set forth in Section 2.10(b).

1.89 “Cue Direct Third Party Licensee” has the meaning set forth in Section 2.10(b).

1.90 “Cue Global Product Technology” means all Patent Rights Controlled by Cue, its Affiliates, Cue Collaborators as of the effective date of the Global License and Collaboration Agreement or during the term of the Global License and Collaboration Agreement that are necessary or reasonably useful for the Research, Development, Manufacture or Commercialization of any IO-STAT Biologics in the Field; and all Know-How Controlled by Cue, its Affiliates, Cue Collaborators as of the effective date of the Global License and Collaboration Agreement or during the term of the Global License and Collaboration Agreement that is necessary or reasonably useful for the Research, Development, Manufacture or Commercialization of IO-STAT Biologics in the Field; including without limitation [***].

1.91 “Cue Global Reserved Antigen” means (a) [***], (b) any Cue Selected Antigen deemed a Cue Global Reserved Antigen pursuant to Section 4.3(b)(i), and (c) any Antigen other than an LGC Reserved Antigen or LGC Global Reserved Antigen that is the subject of either (i) unless the Parties agree otherwise in writing, [***], or (ii) [***].

1.92 “Cue Group” has the meaning set forth in Section 11.1.

1.93 “Cue Identified Potential Partners” has the meaning set forth in Section 2.10(a).

1.94 “Cue Indemnitee” has the meaning set forth in Section 11.2.

1.95 “Cue Know-How” means all Know-How Controlled by Cue, its Affiliates or Cue Collaborators as of the Effective Date or during the Term (including Cue Background Know-How, Cue Sole Collaboration Know-How and Joint Collaboration Know-How) that is necessary or reasonably useful for the Research, Development, Manufacture or Commercialization of any CUE-100 Series Compound in the Field, but (i) excluding (a) all Know-How licensed to Cue or

CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR SUCH PORTIONS. ASTERISKS DENOTE OMISSIONS.

its Affiliates by a Third Party after the Effective Date pursuant to a license agreement that is not a Shared Third Party License and (b) all Excluded Data generated by Cue or Cue Collaborators and (ii) including without limitation [***]. Cue Know-How includes the Cue Data. For clarity, Cue Know-How includes Company Know-How and Einstein Know-How.

1.96 “Cue Opt-In” has the meaning set forth in Section 4.3(f)(ii).

1.97 “Cue Patent Rights” means all Patent Rights Controlled by Cue, its Affiliates or Cue Collaborators as of the Effective Date or during the Term (including Cue Background Patent Rights, Cue Sole Collaboration Patent Rights and Joint Collaboration Patent Rights) that are necessary or reasonably useful for the Research, Development, Manufacture or Commercialization of any CUE-100 Series Compound in the Field, but (i) excluding all Patent Rights licensed to Cue or its Affiliates by a Third Party after the Effective Date pursuant to a license agreement that is not a Shared Third Party License and (ii) including without limitation [***]. For clarity, Cue Patent Rights includes Company Patent Rights and Einstein Patent Rights.

1.98 “Cue Platform” means Cue’s proprietary Antigen-specific T cell-targeted biologic platform that produces Immuno-STAT Biologics.

1.99 “Cue Product Trademarks” has the meaning set forth in Section 9.10(a).

1.100 “Cue Reserved Antigen” means (a) [***], (b) any Cue Selected Antigen deemed a Cue Reserved Antigen pursuant to Section 4.3(b)(i) and (c) any Antigen other than an LGC Reserved Antigen that is the subject of [***], at the time LGC is selecting a Collaboration Antigen pursuant to Section 4.3(b)(i) or Section 4.3(c)(i).

1.101 “Cue Reserved Antigen Notice” has the meaning set forth in Section 4.3(e).

1.102 “Cue Royalty Term” has the meaning set forth in Section 7.7(b).

1.103 “Cue Selected Antigen” has the meaning set forth in Section 4.3(b)(i).

1.104 “Cue Sole Collaboration Invention” has the meaning set forth in Section 9.1(d)(ii).

1.105 “Cue Sole Collaboration Know-How” has the meaning set forth in Section 9.1(d)(ii).

1.106 “Cue Sole Collaboration Patent Rights” has the meaning set forth in Section 9.1(d)(ii).

1.107 “Cue Sole Collaboration Platform Patent Rights” has the meaning set forth in Section 9.1(e)(ii).

1.108 “Cue Technology” means the Cue Know-How and the Cue Patent Rights.

CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR SUCH PORTIONS. ASTERISKS DENOTE OMISSIONS.

1.109 “Cue Territory” means all countries of the world other than the LGC Territory. For clarity, (a) the Cue Territory includes the United States; and [***].

1.110 “Cue Territory Commercial Manufacturing Plan” has the meaning set forth in Section 6.7.

1.111 “Cue Territory Commercialization Plan” has the meaning set forth in Section 5.2.

1.112 “Cue Territory Development Plan” has the meaning set forth in Section 4.7.

1.113 “CUE-100 Series Compound” means an IO STAT Biologic that comprise [***].

1.114 “CUE-101 Compound” means any CUE-100 Series Compound having any epitope of an Antigen expressed on or by [***].

1.115 “CUE-101 Initial Research Plan” has the meaning set forth in Section 4.3(a).

1.116 “CUE-101 Program” means the collaboration of the Parties under this Agreement with respect to the Research, Development, Manufacture and Commercialization of Collaboration Compounds and Collaboration Products that are classified as CUE-101 Compounds.

1.117 “CUE-102 Compound” means any CUE-100 Series Compound having any epitope of an Antigen selected by the Parties in accordance with Section 4.3(b).

1.118 “CUE-102 Initial Research Plan” has the meaning set forth in Section 4.3(b)(ii).

1.119 “CUE-102 Program” means the collaboration of the Parties under this Agreement with respect to the Research, Development, Manufacture and Commercialization of Collaboration Compounds and Collaboration Products that are classified as CUE-102 Compounds.

1.120 “CUE-102 Program Early Selection Period” has the meaning set forth in Section 4.3(b)(i).

1.121 “CUE-102 Program Late Selection Period” has the meaning set forth in Section 4.3(b)(i).

1.122 “CUE-103 Compound” means any CUE-100 Series Compound having any epitope of an Antigen selected by the Parties in accordance with Section 4.3(b).

1.123 “CUE-103 Initial Research Plan” has the meaning set forth in Section 4.3(c)(i).

1.124 “CUE-103 Program” means the collaboration of the Parties under this Agreement with respect to the Research, Development, Manufacture and Commercialization of Collaboration Compounds and Collaboration Products that are classified as CUE-103 Compounds.

CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR SUCH PORTIONS. ASTERISKS DENOTE OMISSIONS.

1.125 “CUE-103 Program Selection Period” has the meaning set forth in Section 4.3(c)(i).

1.126 “Data” means any and all scientific, technical, pre-clinical, clinical, and test data pertaining to any Collaboration Compound or Collaboration Product, and necessary or reasonably useful in support of obtaining or maintaining regulatory approvals, including research data, clinical pharmacology data, CMC data (including analytical and quality control data, stability data, process and formulation data), pre-clinical data, clinical data or submissions made in association with a CTA or MAA with respect to any Collaboration Compound or Collaboration Product, in each case that is Controlled by a Party.

1.127 “Develop” means to develop (including clinical), have developed, analyze, test and conduct clinical and all other regulatory trials for a compound or product prior to Regulatory Approval, as well as all related regulatory activities, the preparation and submission of such regulatory filings, regulatory affairs with respect to the foregoing and all other activities reasonably necessary or useful or otherwise requested or required by a Regulatory Authority as a condition or in support of obtaining a Regulatory Approval for a compound or product. Develop shall exclude all Research or Manufacturing activities. “Developing” and “Development” have correlative meanings.

1.128 “Development Costs” means the internal costs (calculated at the FTE Rate) and out-of-pocket costs incurred by or on account of a Party in performing Development in accordance with a Development Plan, as calculated in accordance with GAAP.

1.129 “Development Plan” means a Cue Territory Development Plan, an LGC Territory Development Plan, and a Multi-Region Development Plan, as applicable.

1.130 “Direct CMC Manufacturing Costs” means, with respect to a particular Collaboration Product Manufactured by a Party pursuant to this Agreement: (a) (i) if such Party or its Affiliate Manufactures the applicable Collaboration Compound or Collaboration Product, [***]; or (ii) if a Third Party Manufactures such Collaboration Compound or Collaboration Product, [***]; and (b) in each case, such Party’s FTE Costs directly attributable to the Manufacture of such Collaboration Product; provided in each case that there shall be no double-counting of any cost. Direct CMC Manufacturing Cost shall be calculated in a manner consistent with GAAP, consistently applied and calculated consistent with products Manufactured by such Party.

1.131 [***].

1.132 [***].

1.133 “Einstein Know-How” shall mean all Know-How exclusively licensed to Cue under the Einstein License Agreement.

CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR SUCH PORTIONS. ASTERISKS DENOTE OMISSIONS.

1.134 “Einstein License Agreement” means that certain Amended and Restated License Agreement dated July 31, 2017 between Cue and Albert Einstein, as amended by the First Amendment to the Amended and Restated License Agreement, dated October 30, 2018, [***].

1.135 “Einstein Patent Rights” shall mean all Patent Rights exclusively licensed to Cue under the Einstein License Agreement, which Patent Rights are listed on Exhibit B, which Exhibit may be updated from time to time.

1.136 “Einstein Technology” means all Einstein Know-How and all Einstein Patent Rights.

1.137 “Excluded Claim” has the meaning set forth in Section 14.3(e).

1.138 “Excluded Data” means (a) all Data that is excluded from the definition of Cue Data or LGC Data pursuant to Section 4.3(f), and (b) to the extent [***].

1.139 “Executive Officers” means the Chief Executive Officer of Cue and the President of the Life Sciences Division of LGC.

1.140 “Existing Agreements” has the meaning set forth in Section 10.2(f).

1.141 “Expert” has the meaning set forth in Section 4.3(e).

1.142 “Expert Review Request” has the meaning set forth in Section 4.3(e).

1.143 “Export Control Laws” means all applicable U.S. laws and regulations or foreign equivalents thereof, relating to (a) sanctions and embargoes imposed by the Office of Foreign Assets Control of the U.S. Department of Treasury or (b) the export or re-export of commodities, technologies, or services, including the Export Administration Act of 1979, 24 U.S.C. §§ 2401-2420, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-1706, the Trading with the Enemy Act, 50 U.S.C. §§ 1 et. seq., the Arms Export Control Act, 22 U.S.C. §§ 2778 and 2779, and the International Boycott Provisions of Section 999 of the U.S. Internal Revenue Code of 1986 (as amended).

1.144 “Facility” has the meaning set forth in Section 4.13.

1.145 “FCPA” means the U.S. Foreign Corrupt Practices Act (15 U.S.C. Section 78dd-1, et. seq.), as amended or foreign equivalents thereof.

1.146 “FDA” means the United States Food and Drug Administration [***], as applicable.

1.147 “Field” means all uses in humans, including diagnosis, treatment, palliation, or prevention of any disease or medical or aesthetic condition of humans.

CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR SUCH PORTIONS. ASTERISKS DENOTE OMISSIONS.

1.148 “First Commercial Sale” of a Party means, on a Collaboration Product-by-Collaboration Product and country-by-country basis, the first sale by LGC or any of its Affiliates or Sublicensees (in the case of LGC) or the first sale by Cue or any of its Affiliates, or Cue Collaborators to a Third Party for end use or consumption of a Collaboration Product in a given country in such Party’s Territory after Marketing Approval has been granted with respect to such Collaboration Product in such country.

1.149 “FTE” means the equivalent of a full-time individual’s work for a twelve (12) month period (consisting of a total of [***] hours per year of dedicated effort). Any person who devotes more or less than [***] hours per year on the applicable activities shall be treated as an FTE on a pro-rata basis, based upon the actual number of hours worked by such person on such activities, divided by [***]. For avoidance of doubt, the hours allocated to the work of general corporate or administrative personnel shall not be incorporated into FTE.

1.150 “FTE Costs” means, for any period, the FTE Rate multiplied by the number of FTEs in such period.

1.151 “FTE Rate” means an initial rate of [***] per FTE per year, which shall apply through [***].

1.152 “GAAP” means generally accepted accounting principles used by a Party (e.g., IFRS for LGC or U.S. Generally Accepted Accounting Principles for Cue) as consistently applied throughout the applicable periods indicated herein by or on behalf of the relevant Party.

1.153 “Generic Product” means, with respect to a Collaboration Product in a particular country, any pharmaceutical product that (a) is approved by the Regulatory Authority in such country as a substitutable or interchangeable generic or biosimilar for such Collaboration Product (for an indication for which such Collaboration Product obtained Regulatory Approval from the applicable Regulatory Authority in such country) on an expedited or abbreviated basis in a manner that relied on or incorporated data submitted by LGC or its Affiliate or Sublicensee or Cue or its Affiliate or Cue Collaborator in connection with the Regulatory Approval for such Collaboration Product in such country; and (b) is sold in such country by a Third Party that is not a Sublicensee or Cue Collaborator and did not purchase such product in a chain of distribution that included any of LGC or its Affiliates or Sublicensees or Cue or its Affiliates or Cue Collaborators.

1.154 “Global Allele” means an Allele(s) that is selected by LGC pursuant to the Global License and Collaboration Agreement.

1.155 “Global Antigen” has the meaning set forth in Section 2.11(c).

1.156 “Global Compound” means an IO-STAT Biologic having both (a) a Global Allele and (b) any epitope of a Global Antigen.

1.157 “Global Fee” has the meaning set forth in Section 7.4.

CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR SUCH PORTIONS. ASTERISKS DENOTE OMISSIONS.

1.158 “Global License” has the meaning set forth in Section 2.11(a).

1.159 “Global License and Collaboration Agreement” has the meaning set forth in Section 2.11(b).

1.160 “Global License and Collaboration Agreement Term Sheet” has the meaning set forth in Section 2.11(b).

1.161 “Global Option” has the meaning set forth in Section 2.11(a).

1.162 “Global Option Exercise Notice” has the meaning set forth in Section 2.11(c).

1.163 “Global Option Period” has the meaning set forth in Section 2.11(a).

1.164 “Global Product” means any pharmaceutical product consisting of or containing a Global Compound(s) in any dosage form or formulation or mode of administration alone or in combination with one or more other therapeutically active ingredients.

1.165 “Governmental Authority” means any national, international, federal, state, provincial or local government, or political subdivision thereof, or any multinational organization or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or tribunal (or any department, bureau or division thereof, or any governmental arbitrator or arbitral body) in a given jurisdiction in the applicable Party’s Territory.

1.166 [***]

1.167 “ICH” means the International Conference on Harmonisation (of Technical Requirements for Registration of Pharmaceuticals for Human Use).

1.168 “Immuno-STAT Biologics” means a [***].

1.169 “IND” means an Investigational New Drug Application, [***], filed with the FDA.

1.170 “IND-Enabling Studies” means the preclinical pharmacokinetic and pharmacology studies, including toxicology (GLP-toxicity and PK/PD etc.) and efficacy studies that are reasonably necessary to support an IND filing [***].

1.171 “Indemnitee” has the meaning set forth in Section 11.3.

1.172 “Indemnitor” has the meaning set forth in Section 11.3.

1.173 “Initial Collaboration Allele” means the Collaboration Allele initially selected by a Party for a Program in accordance with Section 4.3(a), Section 4.3(b)(i) and Section 4.3(c)(i).

CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR SUCH PORTIONS. ASTERISKS DENOTE OMISSIONS.

1.174 “Initial Press Release” has the meaning set forth in Section 12.5.

1.175 “Initial Research Plan” means the CUE-101 Initial Research Plan, the CUE-102 Initial Research Plan, the CUE-103 Initial Research Plan and all other initial Research Plans for Additional Alleles and the [***] Allele that are deemed Initial Research Plans in accordance with Section 4.3(f), as applicable.

1.176 “Initiate” means, with respect to a clinical trial, the first dosing of the first subject in such clinical trial. “Initiation” has a correlative meaning.

1.177 “Inventions” means all inventions, whether or not patentable, discovered, made, conceived, and/or reduced to practice.

1.178 “Inviting Party” has the meaning set forth in Section 4.18.

1.179 “IO-STAT Biologics” means Immuno-STAT Biologics that are designed for use in immuno-oncology.

1.180 “Joint Collaboration Inventions” has the meaning set forth in Section 9.1(d)(iii).

1.181 “Joint Collaboration Know-How” has the meaning set forth in Section 9.1(d)(iii).

1.182 “Joint Collaboration Other Invention” has the meaning set forth in Section 9.2(a).

1.183 “Joint Collaboration Patent Rights” has the meaning set forth in Section 9.1(d)(iii).

1.184 “Joint Collaboration Platform Invention” has the meaning set forth in Section 9.2(a).

1.185 “Joint Collaboration Platform Patent Rights” means Collaboration Patent Rights claiming any Joint Collaboration Platform Invention.

1.186 “Joint Collaboration Product Invention” has the meaning set forth in Section 9.2(a).

1.187 “Joint Development Committee” or “JDC” has the meaning set forth in Section 3.1(c).

1.188 “Joint Manufacturing Committee” or “JMC” has the meaning set forth in Section 3.1(d).

1.189 “Joint Patent Committee” or “JPC” has the meaning set forth in Section 3.1(e).

CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR SUCH PORTIONS. ASTERISKS DENOTE OMISSIONS.

1.190 “Joint Research Committee” or “JRC” has the meaning set forth in Section 3.1(b).

1.191 “Joint Research Costs” has the meaning set forth in Section 4.5(b).

1.192 “Joint Steering Committee” or “JSC” has the meaning set forth in Section 3.1(a).

1.193 “Know-How” means any information, including discoveries, improvements, modifications, processes, methods, techniques, protocols, formulas, data, inventions, know-how, trade secrets and results, patentable or otherwise, including physical, chemical, biological, toxicological, pharmacological, safety, and pre-clinical and clinical data, dosage regimens, control assays, and product specifications, but excluding any Patent Rights.

1.194 “[***] Agreement” means the [***], dated [***], which incorporates [***], between Cue and [***].

1.195 “Knowledge” means, with respect to a Party or its Affiliates, the [***], in each case, with [***].

1.196 “Lead Negotiating Party” has the meaning set forth in Section 9.9(b).

1.197 “Lead Prosecution Party” has the meaning set forth in Section 9.2(a).

1.198 “Legally Required” has the meaning set forth in Section 7.6(d).

1.199 “LGC Additional Allele(s)” has the meaning set forth in Section 4.3(f)(ii).

1.200 “LGC Background IP” means LGC Background Patent Rights and LGC Background Know-How.

1.201 “LGC Background Know-How” means all Know-How that is Controlled by LGC or its Affiliates as of the Effective Date.

1.202 “LGC Background Patent Rights” means all Patent Rights that are Controlled by LGC or its Affiliates as of the Effective Date.

1.203 “LGC Costs” has the meaning set forth in Section 7.3(a).

1.204 “LGC Data” has the meaning set forth in Section 9.1(a).

1.205 “LGC Global Reserved Antigen” means, solely for a period of [***] from the effective date of the Global License and Collaboration Agreement (the “LGC Global Reserved Antigen Reservation Period”), [***] Antigens selected by LGC at the time of execution of the Global License and Collaboration Agreement, [***].

CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR SUCH PORTIONS. ASTERISKS DENOTE OMISSIONS.

1.206 “LGC Global Reserved Antigen Reservation Period” has the meaning set forth in Section 4.3(d).

1.207 “LGC Group” has the meaning set forth in Section 11.2.

1.208 “LGC Income Sharing Sublicensee” has the meaning set forth in Section 7.9.

1.209 “LGC Indemnitee” has the meaning set forth in Section 11.1.

1.210 “LGC Know-How” means all Know-How Controlled by LGC or its Affiliates as of the Effective Date or during the Term (including all Know-How included in LGC Background IP, LGC Sole Collaboration Know-How and Joint Collaboration Know-How) that is necessary or reasonably useful for the Research, Development, Manufacture or Commercialization of any Collaboration Compound or Collaboration Product in the Field in the Cue Territory, but excluding (a) all Know-How licensed to LGC or its Affiliates by a Third Party after the Effective Date pursuant to a license agreement that is not a Shared Third Party License and, (b) all Excluded Data generated by LGC, its Affiliates or Sublicensees. LGC Know-How includes the LGC Data. For the avoidance of doubt, LGC Know-How does not include Einstein Know-How.

1.211 “LGC Opt-In” has the meaning set forth in Section 4.3(f)(iii).

1.212 “LGC Patent Rights” means all Patent Rights Controlled by LGC or its Affiliates as of the Effective Date or during the Term (including all LGC Background Patent Rights, LGC Sole Collaboration Patent Rights and Joint Collaboration Patent Rights) that are necessary or reasonably useful for the Research, Development, Manufacture or Commercialization of any Collaboration Compound or Collaboration Product in the Field in the Cue Territory, but excluding all Patent Rights licensed to LGC or its Affiliates by a Third Party after the Effective Date pursuant to a license agreement that is not a Shared Third Party License. For the avoidance of doubt, LGC Patent Rights do not include Einstein Patent Rights.

1.213 “LGC Product Trademarks” has the meaning set forth in Section 9.10(b).

1.214 “LGC Reserved Antigen” means solely during the Antigen Selection Period, [***] pursuant to Section 4.3(d), [***].

1.215 “LGC Reserved Compound” has the meaning set forth in Section 6.10(a).

1.216 “LGC Reserved Compound CMC Step 1 Notice” has the meaning set forth in Section 6.10(a).

1.217 “LGC Reserved Product” has the meaning set forth in Section 6.10(a).

1.218 “LGC Royalty Term” has the meaning set forth in Section 7.6(b).

1.219 “LGC Sole Collaboration Inventions” has the meaning set forth in Section 9.1(d)(ii).

CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR SUCH PORTIONS. ASTERISKS DENOTE OMISSIONS.

1.220 “LGC Sole Collaboration Know-How” has the meaning set forth in Section 9.1(d)(ii).

1.221 “LGC Sole Collaboration Patent Rights” has the meaning set forth in Section 9.1(d)(ii).

1.222 “LGC Sole Collaboration Platform Invention” means any Collaboration Platform Invention solely owned by LGC.

1.223 “LGC Sole Collaboration Platform Patent Rights” has the meaning set forth in Section 9.1(e)(ii).

1.224 “LGC Technology” means the LGC Know-How and the LGC Patent Rights.

1.225 “LGC Territory” means Australia, Japan, Republic of Korea, Singapore, Malaysia, Vietnam, Thailand, Philippines, Indonesia, China (including Macao and Hong Kong), and Taiwan; [***].

1.226 “LGC Territory CMC Step 2 Manufacturing Plan” has the meaning set forth in Section 6.5.

1.227 “LGC Territory Commercialization Plan” has the meaning set forth in Section 5.2.

1.228 “LGC Territory Development Plan” has the meaning set forth in Section 4.7.

1.229 “Losses” has the meaning set forth in Section 11.1.

1.230 “MAA” of a Party means a marketing authorization application or equivalent application, and all amendments and supplements thereto, filed with the applicable Regulatory Authority in any country of such Party’s Territory.

1.231 “Major LGC Territory Countries” means [***].

1.232 “Manufacture” and “Manufacturing” mean activities directed to making, having made, manufacturing, processing, filling, finishing, packaging, labeling, stability testing, quality control, quality assurance testing and release, post-marketing validation testing, inventory control and management, storing and transporting any compound or product, including oversight and management of vendors therefor and including having such activities performed by Third Party subcontractors.

1.233 “Manufacturing Plan” means, as applicable, any Manufacturing plan, CMC Development Plan, or CMC Manufacturing Plan, including a CMC Step 1 Development Plan, a CMC Step 2 Manufacturing Plan, a CMC Step 3 Development Plan, or a Cue Territory Commercial Manufacturing Plan. Manufacturing Plan shall include any plan for CMC process development or Manufacturing for a Collaboration Compound or Collaboration Product, whether such process is performed by or on behalf of LGC or Cue.

CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR SUCH PORTIONS. ASTERISKS DENOTE OMISSIONS.

1.234 “Marketing Approval” means any and all approvals, licenses, registrations, permits, notifications and authorizations (or waivers) of any Regulatory Authority that are necessary for the Manufacture, use, storage, import, transport, promotion, marketing, distribution, offer for sale, sale or other commercialization of a Collaboration Product in any regulatory jurisdiction in the applicable Party’s Territory, excluding all pricing and reimbursement approvals.

1.235 “Materials” has the meaning set forth in Section 4.15.

1.236 “[***]” has the meaning set forth in Section 10.2(f) .

1.237 “Milestone Event” means any event identified in Section 7.5.

1.238 “Milestone Payment” means any payment identified in Section 7.5 to be made by LGC to Cue on the occurrence of a Milestone Event.

1.239 “MOD” or “MODs” has the meaning set forth in Section 1.168.

1.240 “Multi-Region Development Budget” has the meaning set forth in Section 4.8(b).

1.241 “Multi-Region Development Plan” means a development plan for a Multi-Region Trial agreed upon by the Parties in accordance with Section 4.8(a).

1.242 “Multi-Region Trial” means a clinical trial in which each Party participates in its respective Territory in accordance with a Multi-Region Development Plan that is designed to obtain data to be used to support filing for and obtaining Regulatory Approval of a Collaboration Product in the Field in both (a) one or more countries in the LGC Territory and (b) one or more countries in the Cue Territory.

1.243 “Multi-Region Trial Shared Costs” means expenses attributable to [***], such as, [***].

1.244 “Multi-Region Trial Territorial Costs” means the [***], including costs of [***].

1.245 “Net Sales” means, with respect to any Collaboration Product, the gross invoice price of such Collaboration Product sold by or on behalf of each Party and its Affiliates and Sublicensees (or Cue Collaborators in the case of Cue but excluding Cue Direct Third Party Licensees unless the Parties otherwise agree in writing) to Third Parties (other than Sublicensees or Cue Collaborators, as applicable), less the following deductions to the extent included in the gross invoiced sales price for such Collaboration Product or otherwise paid or incurred by or on behalf of such Party or its Affiliates or Sublicensees (or Cue Collaborators in the case of Cue), as applicable, with respect to the sale of such Collaboration Product:

(a) customary trade, quantity discounts and early payment cash discounts actually allowed or granted;

CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR SUCH PORTIONS. ASTERISKS DENOTE OMISSIONS.

(b) refunds, returns, recalls, credits or allowances allowed or granted or retroactive price reductions actually allowed or granted, and billing errors;

(c) rebates, chargeback payments and other allowances actually allowed or granted to, or imposed by, managed health care organizations, pharmacy benefit managers (or equivalents thereof), national, state/provincial, local, and other governments, their agencies and purchasers and reimbursers or Regulatory Authorities, or to trade customers;

(d) [***] of the amount invoiced to cover bad debt, transportation and insurance and custom duties;

(e) taxes, duties or other governmental charges (including any taxes such as value added taxes, sales taxes, or other Transfer Taxes, but not including any taxes based on net income) levied on or measured by the billing amount for such Collaboration Product; and

(f) standard inventory cost of devices or delivery systems used for dispensing or administering Collaboration Product.

Such amounts shall be determined in accordance with GAAP, consistently applied.

[***]

Net Sales for a Combination Product in a country shall be calculated as follows:

(i) If the Collaboration Compound in such Combination Product and the Other Compound(s) containing an active component other than Collaboration Compound each are sold separately in such country in the applicable Calendar Year, Net Sales will be calculated by multiplying the total Net Sales (as defined above) of the Combination Product by the fraction A/(A+B), where A is the price in such country of the Collaboration Compound sold separately in the same formulation and dosage, and B is the (sum of the) price(s) in such country of the Other Compound(s) sold separately in the same formulation and dosage, during the applicable Calendar Year.

(ii) In the event that either (A) the price of the Collaboration Compound cannot be determined in the applicable country and/or (B) the public or list price of the Other Compound(s) cannot be determined in the applicable country, then [***].

1.246 “Non-Breaching Party” has the meaning set forth in Section 13.2(b).

1.247 “Non-Contracting Party” has the meaning set forth in Section 4.3(f)(i).

1.248 “Non-Contracting Party Opt-In” has the meaning set forth in Section 4.3(f)(i).

1.249 “Non-Negotiating Party” has the meaning set forth in Section 9.9(c).

1.250 “Non-Paying Party” has the meaning set forth in Section 8.3(b).

CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR SUCH PORTIONS. ASTERISKS DENOTE OMISSIONS.

1.251 “Other Collaboration Invention” has the meaning set forth in Section 9.1(e)(iii).

1.252 “Other Collaboration Patent Rights” has the meaning set forth in Section 9.1(e)(iii).

1.253 “Other Committee” has the meaning set forth in Section 3.1(a)(v).

1.254 “Other Compound(s)” has the meaning set forth in Section 1.62.

1.255 “Partner” has the meaning set forth in Section 12.3(f).

1.256 “Patent Rights” means (a) all patents, certificates of invention, applications for certificates of invention, priority patent filings and patent applications, and (b) any renewals, divisions, continuations (in whole or in part), or requests for continued examination of any of such patents, certificates of invention and patent applications, (c) any all patents or certificates of invention issuing from (a) and/or (b) or any application claiming priority to any application or patent falling within (a) and/or (b), and (d) any and all reissues, reexaminations, extensions, divisions, renewals, substitutions, confirmations, registrations, revalidations, revisions, and additions of or to any of (a), (b) or (c).

1.257 “[***] Agreement” means that agreement between [***] and Cue entitled [***] dated [***].

1.258 “Paying Party” has the meaning set forth in Section 8.3(b).

1.259 “Phase 1 Clinical Trial” means a clinical trial that provides for the first introduction of a Collaboration Compound or Collaboration Product into humans for the purpose of determining human safety, tolerability, metabolism, biomarker, absorption, elimination and other pharmacological action and satisfies the requirements of 21 C.F.R. § 312.21 (a) or its non-U.S. equivalents.

1.260 “Phase 1b Clinical Trial” means that portion of a Phase 1 Clinical Trial for a Collaboration Compound or Collaboration Product after the phase 1a portion of such trial that provides for the initial evaluation of a Collaboration Compound or Collaboration Product on a larger number of patients in a controlled clinical study, designed to evaluate further the safety and to provide initial indications of the effectiveness of a product for a particular indication in patients with the disease or condition under safety and to seek to determine a dose that is effective and sufficiently tolerated with respect to the proposed therapeutic indication.

1.261 “Phase 2 Clinical Trial” means a clinical trial of a Collaboration Compound or Collaboration Product in human patients in any country to determine initial efficacy and dose range finding to generate sufficient data to permit commencement of a Phase 3 Clinical Trial and that satisfies the requirements of 21 C.F.R. § 312.21 (b) or its non-U.S. equivalents.

CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR SUCH PORTIONS. ASTERISKS DENOTE OMISSIONS.

1.262 “Phase 3 Clinical Trial” means a pivotal clinical trial of a Collaboration Compound or Collaboration Product in human patients (whether or not denominated a “Phase 3” clinical trial under applicable regulations) in any country with a defined dose or a set of defined doses of a Collaboration Product designed to ascertain efficacy and safety of such Collaboration Compound or Collaboration Product for the purpose of preparing and submitting an MAA to an applicable Regulatory Authority and that satisfies the requirements of 21 C.F.R. § 312.21 (c) or its non-U.S. equivalents. Phase 3 Clinical Trial includes any clinical trial that is intended to be a pivotal clinical trial.

1.263 “Plan” means, as applicable, a Research Plan, any Development Plan, Manufacturing Plan, or Commercialization Plan.

1.264 “Product Infringement” has the meaning set forth in Section 9.3(a).

1.265 “Product-Specific Technology” has the meaning set forth in Section 9.9(b).

1.266 “Program” means, as applicable, the CUE-101 Program, CUE-102 Program and the CUE-103 Program.

1.267 “Program Allele Maximum” the meaning set forth in Section 4.3(f).

1.268 “Public Official or Entity” means (a) any officer, employee (including physicians, hospital administrators, or other healthcare professionals), agent, representative, department, agency, de facto official, representative, corporate entity, instrumentality or subdivision of any government, military or international organization, including any ministry or department of health or any state-owned or affiliated company or hospital, or (b) any candidate for political office, any political party or any official of a political party.

1.269 “Publication” has the meaning set forth in Section 12.4.

1.270 “Redacted Information” has the meaning set forth in Section 12.3(f).

1.271 “Regulatory Approval” means any and all approvals, licenses, registrations, permits, notifications and authorizations (or waivers) of any Regulatory Authority that are necessary for the Manufacture, use, storage, import, transport, promotion, marketing, distribution, offer for sale, sale or other commercialization of a Collaboration Product in any regulatory jurisdiction in the applicable Party’s Territory, including all pricing and reimbursement approvals.

1.272 “Regulatory Authority” means any Governmental Authority that has responsibility in its applicable jurisdiction over the testing, development, Manufacture, use, storage, import, transport, promotion, marketing, distribution, offer for sale, sale or other commercialization of pharmaceutical products in a given jurisdiction in the applicable Party’s Territory.

1.273 “Regulatory Exclusivity” means any exclusive marketing rights or data exclusivity rights conferred by any Regulatory Authority with respect to a pharmaceutical product other than patent term extension or supplemental protection certificates or their equivalents, including orphan drug exclusivity, new chemical entity exclusivity, data exclusivity, or pediatric exclusivity.

CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR SUCH PORTIONS. ASTERISKS DENOTE OMISSIONS.

1.274 “Regulatory Filings” means all applications, filings, submissions, approvals, licenses, registrations, permits, notifications and authorizations (or waivers) with respect to the testing, Development, Manufacture or Commercialization of any Collaboration Compound or Collaboration Product made to or received from any Regulatory Authority in a given country in the applicable Party’s Territory, including any CTAs and MAAs.

1.275 “Research” means activities related to the design, discovery, identification, synthesis, research, having researched, pre-clinical development, pre-clinical toxicology studies, profiling, characterization, improvement or optimization of a compound or product. “Researching” shall have a correlative meaning. For clarity, “Research” excludes CMC Development activities.

1.276 “Research Budget” has the meaning set forth in Section 4.2.

1.277 [***]

1.278 “Research Costs” means the internal costs (calculated at the FTE Rate) and out-of-pocket costs incurred by or on account of a Party in performing Research in accordance with a Research Plan, as calculated in accordance with GAAP.

1.279 “Research Plan” has the meaning set forth in Section 4.2.

1.280 “Reviewing Party” has the meaning set forth in Section 12.4.

1.281 “Safety Data” means Data generated by or on behalf of LGC or its Affiliates or Sublicensees or by or on behalf of Cue or its Affiliates or Cue Collaborators, related solely to any adverse drug experiences and serious adverse drug experiences as such information is reportable to Regulatory Authorities in the applicable Party’s Territory. Safety Data also includes “adverse events”, “adverse drug reactions” and “unexpected adverse drug reactions” as defined in the ICH Harmonised Tripartite Guideline for Clinical Safety Data Management: Definitions and Standards for Expedited Reporting.

1.282 “Shared Third Party License” shall have the meaning set forth in Section 9.9(c).

1.283 “Specifically Claims” in the context of Patent Rights means a claim that defines, [***]. For example, a Patent Right that Specifically Claims a Collaboration Compound or Collaboration Product [***], and a Patent Right that Specifically Claims [***].

1.284 “Sublicensee” means a Third Party sublicensee to whom LGC or its Affiliates grants a sublicense to Research, Develop, Manufacture, use or import any Collaboration Compound or Collaboration Product or Commercialize any Collaboration Compound or Collaboration Product in the Field in the LGC Territory (either independently from or in cooperation with LGC), beyond the mere right to purchase Collaboration Products from LGC and its Affiliates, and excluding any contract research organization or other Third Party conducting activities on behalf of LGC or its Affiliates in accordance with Section 2.8. In no event shall Cue or any of its Affiliates be deemed a Sublicensee. For clarity, a Third Party sublicensee of such rights by a Sublicensee shall also be deemed a Sublicensee.

CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR SUCH PORTIONS. ASTERISKS DENOTE OMISSIONS.

1.285 “Sublicensing Revenue” shall mean (a) in the case of LGC, [***] (including non-cash consideration but specifically excluding [***]) paid by an LGC Income Sharing Sublicensee to LGC or its Affiliate in consideration for the grant of a sublicense under this Agreement [***] (“LGC Sublicensing Revenue”) and (b) in the case of Cue, [***] (including without limitation [***], and non-cash consideration) paid by a Cue Direct Third Party Licensee to Cue or its Affiliate in consideration for grant of a license under this Agreement [***] (“Cue Sublicensing Revenue”). The entity granting such license or sublicense is the “Grantor”. Notwithstanding the foregoing, Sublicensing Revenue shall exclude all amounts received as bona fide consideration: [***], except in the case of [***] to the extent that such payments are in excess of fair market value for such benefit (in which case such excess shall be deemed Sublicensing Revenue).

1.286 “Submitting Party” has the meaning set forth in Section 12.4.

1.287 “Target T Cell” means a T cell that an IO-STAT Biologic is designed to bind and modulate.

1.288 “Template CMC Development Plan” has the meaning set forth in Section 6.3.

1.289 “Template Initial Research Plan” has the meaning set forth in Section 4.3(b)(ii).

1.290 “Term” has the meaning set forth in Section 13.1.

1.291 “Terminated Products” has the meaning set forth in Section 13.3.

1.292 “Territory” means, as applicable, the Cue Territory and/or the LGC Territory.

1.293 “Third Party” means any entity other than Cue or LGC or an Affiliate of Cue or LGC.

1.294 “Third Party License” means any Third Party agreement that is deemed to be a Third Party License pursuant to Section 9.9(c).

1.295 “Trademark” means any word, name, symbol, color, designation or device or any combination thereof, including any trademark, trade dress, brand mark, service mark, trade name, brand name, logo or business symbol, whether or not registered.

1.296 “Transfer Taxes” means any transfer, stamp, value added (VAT), sales, use or similar indirect taxes (e.g., goods and services).

1.297 “Transferee” has the meaning set forth in Section 15.6(b).

1.298 “Transferee Election Period” has the meaning set forth in Section 15.6(c).

CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR SUCH PORTIONS. ASTERISKS DENOTE OMISSIONS.

1.299 “Valid Claim” means a claim of an issued and unexpired Patent Right that claims [***], in each case which has not been revoked or held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction that is not appealable or has not been appealed within the time allowed for appeal, and that has not been abandoned, disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise. For clarity, a claim of [***] within the definition of Valid Claim [***] the definition of Valid Claim.

ARTICLE II

GRANT OF LICENSES

2.1 Licenses and Sublicenses Granted to LGC.

(a) LGC Territory License. Subject to the terms and conditions of this Agreement, Cue hereby grants to LGC, an exclusive (even as to Cue and its Affiliates, subject to Cue’s retained rights under Section 2.3 and the [***]), royalty-bearing (solely as set forth in Section 7.6) license, with the right to grant sublicenses through multiple tiers, under the Company Technology to use, Research, Develop, Manufacture, Commercialize and otherwise exploit Collaboration Compounds and Collaboration Products, in the Field in the LGC Territory.

(b) LGC Territory Einstein Sublicense. Subject to the terms and conditions of this Agreement, Cue hereby grants to LGC, an exclusive (even as to Cue and its Affiliates, subject to Cue’s retained rights under Section 2.3 and the [***]), royalty-bearing (solely as set forth in Section 7.6) sublicense, with the right to grant sublicenses through multiple tiers, under the Einstein Technology to use, Research, Develop, Manufacture, Commercialize and otherwise exploit Collaboration Compounds and Collaboration Products, in the Field in the LGC Territory.

(c) Cue Territory License. Subject to the terms and conditions of this Agreement, Cue hereby grants to LGC a non-exclusive license, with the right to grant sublicenses through multiple tiers, under the Company Technology to use, Research, Develop, and Manufacture Collaboration Products in the Cue Territory for the sole purpose of (x) obtaining Regulatory Approval for Collaboration Products in the Field in the LGC Territory, (y) Commercialization by LGC of Collaboration Products in the Field in the LGC Territory or (z) Commercialization by Cue of Collaboration Products in the Field in the Cue Territory.

(d) CUE Territory Einstein Sublicense. Subject to the terms and conditions of this Agreement, Cue hereby grants to LGC a non-exclusive sublicense, with the right to grant sublicenses through multiple tiers, under the Einstein Technology to use, Research, Develop, and Manufacture Collaboration Compounds and Collaboration Products in the Cue Territory for the sole purpose of (x) obtaining Regulatory Approval for Collaboration Products in the Field in the LGC Territory, (y) Commercialization by LGC of Collaboration Products in the Field in the LGC Territory or (z) Commercialization by Cue of Collaboration Products in the Field in the Cue Territory.

CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR SUCH PORTIONS. ASTERISKS DENOTE OMISSIONS.

(e) Non-Exclusive License Grant. In the event that either: the use, Research, Development, Manufacture or Commercialization by LGC or its Affiliates or Sublicensees of a Collaboration Compound or Collaboration Product in the LGC Territory, would infringe a claim of an issued patent that Cue (or its Affiliate) Controls and which patent is not otherwise covered by the license grants in Section 2.1, Cue hereby grants to LGC, [***], a non-exclusive, sublicensable, royalty-bearing (solely as set forth in Section 7.6) license in the LGC Territory under such issued patent for LGC or its Affiliates or Sublicensees to conduct such activities with respect to Collaboration Compounds and Collaboration Products in the Field. For the avoidance of doubt, the licenses granted in this Section 2.1 do not include any rights for LGC to Research, Develop, Manufacture or Commercialize any IO-STAT Biologic other than a Collaboration Compound or Collaboration Product.

(f) Einstein License Agreement. To the extent the sublicenses granted to LGC pursuant to Section 2.1(b) and Section 2.1(d) include rights to any Einstein Patent Rights or Einstein Know-How, the Parties hereby agree to comply with the provisions contained in Exhibit K. All capitalized terms used in Exhibit K but not defined therein shall have the meaning set forth in the Einstein License Agreement.

2.2 Sublicenses.

(a) By LGC. LGC shall have the right to grant sublicenses, through multiple tiers, under the licenses granted in Section 2.1, (a) to an Affiliate upon written notice to Cue and (b) to any Third Party upon written notice to Cue, provided that any sublicense to an LGC Income Sharing Sublicensee [***] (not to be unreasonably withheld, delayed or conditioned), and (c) to subcontractors consistent with Section 2.8. Any Sublicensee shall have sufficient financial resources and Research, Development, and Commercialization capabilities in order to reasonably accomplish the objectives of the LGC Territory Development Plan and LGC Territory Commercialization Plan (as applicable based on the scope of the sublicense) in the manner and timeframe set out in such Plans. All sublicenses granted to Affiliates and Sublicensees shall be in writing and shall comport with the terms and conditions of this Agreement. LGC shall ensure that each agreement with a Sublicensee granting a sublicense under the license granted in Section 2.1 (and shall ensure that each Affiliate): (A) grants Cue rights with respect to Data and Collaboration Inventions made or generated by such Affiliate or Sublicensee through exercise of such sublicense as if such Data and Collaboration Inventions were made or generated by LGC (with the exception of [***]), if and to the extent rights with respect to Data and Collaboration Inventions were granted by LGC to Cue under the Agreement; (B) grants Cue rights to cross-reference Regulatory Filings of such Affiliate or Sublicensee as if such Regulatory Filings were made or generated by LGC, if and to the extent such rights were granted by LGC to Cue under the Agreement; and (C) includes restrictions on activities outside the country or countries sublicensed to such Affiliate or Sublicensee at least as protective of Cue’s rights as Section 5.4(a). LGC shall be responsible for the compliance of its Affiliates and Sublicensees with the terms and conditions of this Agreement. Within [***] days after execution, LGC shall provide Cue with a full and complete copy of each agreement granting a sublicense to a Sublicensee under the licenses granted in Section 2.1 to any Third Party and any amendment thereto.

CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR SUCH PORTIONS. ASTERISKS DENOTE OMISSIONS.

(b) By Cue. Cue shall have the right to grant sublicenses, through multiple tiers, under the licenses granted in Section 2.4 to any (a) Affiliate upon written notice to LGC and (b) to any Cue Collaborator upon written notice to LGC, provided that Cue may not grant a sublicense to a Cue Direct Third Party Licensee [***] (not to be unreasonably withheld, delayed or conditioned), and (c) to subcontractors consistent with Section 2.8. All sublicenses granted to Affiliates and Third Parties shall be in writing and shall comport with the terms and conditions of this Agreement. Any Cue Collaborator shall have sufficient financial resources and Research, Development, and to the extent provided in Section 5.3, Commercialization, capabilities in order to reasonably accomplish the objectives of the Cue Territory Development Plans [***] (as applicable based on the scope of the sublicense) in the manner and timeframe set out in such Plans. Cue shall ensure that each agreement with a Cue Collaborator granting a sublicense under the licenses granted in Section 2.4 (and shall ensure that each Affiliate): (A) grants LGC rights with respect to Data and Collaboration Inventions made or generated by such Affiliate or Cue Collaborator through exercise of such sublicense as if such Data and Collaboration Inventions were made or generated by Cue (with the exception of [***]), if and to the extent rights with respect to Data and Collaboration Inventions were granted by Cue to LGC under the Agreement; (B) grants LGC rights to cross-reference Regulatory Filings of any such Affiliate or Cue Collaborator as if such Regulatory Filings were made or generated by Cue, if and to the extent such rights were granted by Cue to LGC under the Agreement; and (C) includes restrictions or activities outside the country or countries sublicensed to such Affiliate or Cue Collaborator at least as protective of LGC’s rights as Section 5.4(b). Cue shall be responsible for the compliance of its Affiliates and Cue Collaborators with the terms and conditions of this Agreement. Within [***] days after execution, Cue shall provide LGC with a full and complete copy of each agreement granting a sublicense to a Cue Collaborator under the licenses granted in Section 2.4 to any Third Party and any amendment thereto.

2.3 Cue Retained Rights. Notwithstanding the licenses granted pursuant to Section 2.1, Cue hereby expressly reserves, subject to Section 2.9 and all other applicable terms of this Agreement, (a) all rights to practice, and to grant licenses under, the Cue Technology outside the scope of the exclusive licenses granted in Section 2.1 for any and all purposes, and (b) the right to use, Research (solely in accordance with the applicable Research Plan), Develop (solely in accordance with the applicable Development Plan), and Manufacture Collaboration Products in the LGC Territory for the sole purpose of (x) obtaining Regulatory Approval for Collaboration Products in the Field in the Cue Territory, or (y) Commercialization by Cue of Collaboration Products in the Field in the Cue Territory; provided that Cue shall only have the right to conduct a clinical trial for a Collaboration Product [***] or (B) upon the written consent of [***] and, in the event [***] in accordance with the foregoing, the Parties will [***], unless the Parties mutually agree otherwise.

2.4 Licenses Granted to Cue.

(a) Cue Territory License for Collaboration Products. Subject to the terms and conditions of this Agreement and subject to the non-exclusive license and sublicense rights granted to LGC pursuant to Section 2.1, LGC hereby grants to Cue an exclusive (even as to LGC and its Affiliates), royalty-bearing (solely as set forth in Section 7.7) license, with the right to grant sublicenses through multiple tiers, under the LGC Technology to use, Research, Develop, Manufacture, Commercialize and otherwise exploit Collaboration Compounds and Collaboration Products in the Field in the Cue Territory.

CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR SUCH PORTIONS. ASTERISKS DENOTE OMISSIONS.

(b) LGC Territory License for Collaboration Products. Subject to the terms and conditions of this Agreement, LGC hereby grants to Cue a non-exclusive royalty-bearing (solely as set forth in Section 7.7) license, with the right to grant sublicenses through multiple tiers, under the LGC Technology to use, Research, Develop, and Manufacture Collaboration Products in the LGC Territory for the sole purpose of (x) obtaining Regulatory Approval for Collaboration Products in the Field in the Cue Territory, (y) Commercialization by Cue of Collaboration Products in the Field in the Cue Territory or (z) Commercialization by LGC of Collaboration Products in the Field in the LGC Territory.

(c) Non-Exclusive License Grant. In the event that the use, Research, Development, Manufacture, or Commercialization by Cue or its Affiliates or Cue Collaborators of Collaboration Compounds or Collaboration Products in the Cue Territory would infringe a claim of an issued patent that LGC (or its Affiliate) Controls and which patent is not otherwise covered by the license grants in Section 2.4, LGC hereby grants to Cue, [***], a non-exclusive, sublicensable, royalty-bearing (solely as set forth in Section 7.7) license in the Cue Territory under such issued patent for Cue and its Affiliates or Cue Collaborators to conduct such activities with respect to the Collaboration Compounds and Collaboration Products in the Field.

(d) License and Covenant [***]. LGC hereby grants to Cue a perpetual, non-exclusive, worldwide, [***] license, with the right to grant sublicenses through multiple tiers, under LGC’s rights in the [***], to Research, Develop, Manufacture, Commercialize and otherwise exploit [***] (other than Collaboration Compounds, and subject to the exclusivity provided in Section 2.9) in the Field. LGC agrees to negotiate with Cue, on an antigen-by-antigen basis, a non-exclusive, worldwide, royalty-bearing license under LGC’s rights in [***], to Research, Develop, Manufacture, Commercialize and otherwise exploit [***] (other than Collaboration Compounds, and subject to the exclusivity provided in Section 2.9) in the Field, based on terms and conditions to be agreed upon by [***].

2.5 LGC Retained Rights. Notwithstanding the licenses granted pursuant to Section 2.4, LGC hereby expressly reserves, subject to the applicable terms of this Agreement, (a) all rights to practice, and to grant licenses under, the LGC Technology outside the scope of the exclusive licenses granted in Section 2.4 for any and all purposes, and (b) the right to use, Research (solely in accordance with the applicable Research Plan), Develop (solely in accordance with the applicable Development Plan), and Manufacture Collaboration Products in the Cue Territory for the sole purpose of (x) obtaining Regulatory Approval for Collaboration Products in the LGC Territory, or (y) Commercialization by LGC of Collaboration Products in the LGC Territory; provided that LGC shall only have the right to conduct a clinical trial for a Collaboration Compound [***] or (B) upon the written consent of [***] and, in the event [***] in accordance with the foregoing, the Parties will [***], unless the Parties mutually agree otherwise.

CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR SUCH PORTIONS. ASTERISKS DENOTE OMISSIONS.

2.6 No Implied Licenses. Except as set forth in this Agreement, neither Party shall acquire any license or other intellectual property interest, by implication or otherwise, under or to any Patent Rights, Know-How or other intellectual property Controlled by the other Party. Each Party agrees not to, and not to permit any of its Affiliates or Sublicensees or Cue Collaborators to, practice any of the Inventions, Patent Rights and Know-How licensed to it by the other Party outside the scope of the licenses granted to it under this Agreement.

2.7 Disclosure of Know-How. Cue shall disclose and make available to LGC all Cue Know-How (including Cue Data but excluding in any event Excluded Data) that is reasonably accessible to Cue and either reasonably necessary to or required to be included in a CTA or MAA for a Collaboration Product in the LGC Territory, and that (a) is in existence as of the Effective Date, within [***] days after the Effective Date or (b) comes into existence after the Effective Date and that was not previously provided to LGC, at the next scheduled JRC meeting or JDC meeting, as applicable, promptly after the development thereof, along with an English translation thereof (subject to Section 4.12(a)). LGC shall disclose and make available to Cue all LGC Know-How (including LGC Data but excluding in any event Excluded Data) that is reasonably accessible to LGC and either reasonably necessary to or required to be included in a CTA or MAA for a Collaboration Product in the Cue Territory (provided, that any such LGC Know-How relating to CMC Development or CMC Manufacturing shall be disclosed in accordance with Section 4.17 or Section 6.9, subject to Section 13.3), and that (a) is in existence as of the Effective Date, within [***] days after the Effective Date or (b) comes into existence after the Effective Date and that was not previously provided to Cue, at the next scheduled JRC meeting or JDC meeting, as applicable, promptly after the development thereof, along with an English translation thereof (subject to Section 4.12(a)). Each Party shall have the right to use such transferred Know-How solely pursuant to the licenses and rights granted in this Article II.

2.8 Use of Subcontractors. Each Party may perform its Research, Development, Manufacturing and Commercialization activities under this Agreement through one (1) or more subcontractors, provided that (a) a [***] (and for the avoidance of doubt shall otherwise comply with the terms of this Section 2.8); (b) each Party will remain responsible for the work allocated to, and payment to, all subcontractors to the same extent it would if it had done such work itself; (c) each subcontractor undertakes in writing obligations of confidentiality and non-use regarding Confidential Information that are at least as protective of the non-subcontracting Party as those undertaken by the Parties pursuant to Article XII. Each Party shall ensure that subcontractors conducting Commercialization or Manufacturing activities provide covenants at least as protective of the other Party as those in Sections 5.4(a) and 5.4(b) and agree in writing to assign all Collaboration Inventions developed in the course of performing any such work to the subcontracting Party.

2.9 Exclusivity.

(a) Cue Forbearance Obligations. During the Term, except for the performance of Cue’s Research, Development, Manufacture or Commercialization activities for the Collaboration Compounds and Collaboration Products for Cue in the Cue Territory or for LGC in the LGC Territory, all subject and pursuant to the Agreement, Cue shall not, [***], (i) [***] any [***], (ii) [***] that is [***], or (iii) [***]. Notwithstanding the foregoing, Cue may

CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR SUCH PORTIONS. ASTERISKS DENOTE OMISSIONS.

perform [***] relating to [***]. For clarity, the foregoing forbearance obligations subject to this Section 2.9(a) shall not limit or prohibit Cue or its Affiliates from performing any Research, Development, Manufacturing or Commercialization relating to Immuno-STAT Biologics (other than Collaboration Compounds or Collaboration Products) in the Cue Territory.

(b) Change of Control. In the event of a Change of Control of Cue or any of its Affiliates in which the acquiror or any of its Affiliates (other than Cue or its Affiliates) prior to such Change of Control is engaged, directly or indirectly, in any activities that if carried out by Cue or its Affiliates would cause Cue to breach its exclusivity obligations set forth in Section 2.9(a), then [***]; provided, that [***], the [***].

(c) No Grant of Inconsistent Rights by Cue. Cue (and its Affiliates) shall not assign, transfer, convey or otherwise grant to any Person or otherwise encumber (including through lien, charge, security interest, mortgage, encumbrance or otherwise) any rights to any Cue Know-How, Cue Patent Rights or Cue’s interest in Joint Collaboration Patent Rights (or any rights to any intellectual property that would otherwise be included in the Cue Know-How, Cue Patent Rights and Joint Collaboration Patent Rights), in any manner that is inconsistent with or would interfere with the grant of the rights or licenses to LGC hereunder.

2.10 Cue Direct Third Party Licenses [***].

(a) Coordination. Promptly following the Effective Date, Cue shall identify to LGC in writing [***] (“Cue Identified Potential Partners”). During the Term, each Party shall identify to the other Party in writing [***], and each Party shall provide the other Party with such information as it reasonably requests in connection with such [***]. The Parties shall reasonably coordinate with each other regarding all [***]. Without limiting the generality of Section 2.2, [***] (such consent not to be unreasonably withheld or conditioned).

(b) Selection of Licensee; License. Cue may provide written notice to LGC of [***], notwithstanding the exclusive licenses granted in Section 2.1, provided that [***]. Such notice shall include: (i) identity of licensee; (ii) the material terms of the proposed agreement; and (iii) notification as to [***] (a “[***] Notice”). Within [***] days of receipt of such [***] Notice, LGC shall notify Cue whether or not it consents to such licensee (such consent not to be unreasonably withheld, conditioned or delayed). If accepted, Cue shall keep LGC and the JDC reasonably informed of the negotiation of a definitive agreement. For the avoidance of doubt, the [***] Allele shall be selected in accordance with Section 4.3(f)(i). The Parties shall select the potential Cue Direct Third Party Licensee, and both Parties must consent to the definitive agreement before execution (such consent not to be unreasonably withheld, conditioned or delayed). Upon execution of a license agreement pursuant to this Section, such license shall constitute a “Cue Direct Third Party License” and the licensee a “Cue Direct Third Party Licensee.” Upon execution of a Cue Direct Third Party License, [***]. If (A) LGC does not consent to any potential licensee proposed under a [***] Notice or (B) LGC does not consent to the definitive agreement with any proposed licensee in accordance with this Section 2.10(b), then in each case of (A) and (B), if [***], as applicable, then for the purposes of [***], such [***].

CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR SUCH PORTIONS. ASTERISKS DENOTE OMISSIONS.

(c) Cue Development [***]. The Cue Direct Third Party Licensee shall have the right to Develop and Commercialize the [***] Allele [***] specified in the Cue Direct Third Party License approved by the Parties. Unless the Cue Direct Third Party License approved by the Parties states otherwise, [***]. For the avoidance of doubt, [***]. The Cue Direct Third Party Licensee shall be [***]. As between Cue and LGC, Cue shall be responsible for pharmacovigilance, data integration, and data cross-contamination prevention in connection with such Cue Direct Third Party License.

2.11 LGC Global Option.

(a) Global Option. From the Effective Date up to the second (2nd) anniversary of the Effective Date (the “Global Option Period”), Cue hereby grants LGC an exclusive option to receive an exclusive (even as to Cue and its Affiliates) worldwide license (the “Global License”), with the right to grant sublicenses through multiple tiers, under the Cue Global Product Technology to elect one additional Antigen (that is not a Cue Global Reserved Antigen) and to use, Research, Develop, Manufacture and Commercialize Global Compounds and Global Products in the Field (such option, the “Global Option”).

(b) Global License and Collaboration Agreement. Within [***], the Parties shall negotiate in good faith a form of license and collaboration agreement substantially in accordance with the term sheet attached hereto as Exhibit C (the “Global License and Collaboration Agreement Term Sheet”), setting forth the terms and conditions of the Global Product License and each Party’s rights and responsibilities relating to the Global Products that will be executed by the Parties upon LGC’s exercise of the Global Option in accordance with Section 2.11(c) (“Global License and Collaboration Agreement”).

(c) Global Option Exercise. During the Global Option Period, LGC shall have the right to exercise the Global Option upon written notice to Cue (the “Global Option Exercise Notice”) to execute the Global License and Collaboration Agreement. Upon receipt of the Global Option Exercise Notice, Cue and LGC shall execute the Global License and Collaboration Agreement and, upon such execution, LGC shall pay the Global Fee pursuant to Section 7.4. Upon execution of the Global License and Collaboration Agreement, LGC shall have the right to reserve any [***] (other than a Cue Global Reserved Antigen) for a period of [***] from the Global Option Exercise Notice; and LGC shall have a period of up to [***] to nominate an Antigen (other than a Cue Global Reserved Antigen) (“Global Antigen”), all in accordance with the terms of the Global License and Collaboration Agreement.

ARTICLE III

GOVERNANCE

3.1 Committee Formation and Role.

(a) Joint Steering Committee. Within [***] days after the Effective Date, the Parties shall establish a joint steering committee (the “Joint Steering Committee” or “JSC”) for the overall coordination and oversight of the Parties’ activities under this Agreement. The role of the JSC shall be:

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(i) to review, discuss and approve Research Plans (including Research Budgets therein), Manufacturing Plans (including CMC Development Plans and CMC Manufacturing Plans only to the extent of the applicable CMC Step Elections made by Cue) and Multi-Region Development Plans (and in each case, amendments thereto) proposed by the JRC, JDC and JMC respectively;

(ii) to review and discuss Cue Territory Development Plans to coordinate with the LGC Territory Development Plans and Multi-Region Development Plans;

(iii) to review, discuss and coordinate the Cue Territory Commercialization Plans and LGC Territory Commercialization Plans;

(iv) to review and discuss the overall performance of the Parties pursuant to this Agreement including performance under the Research Plans, the Development Plans, the Manufacturing Plan and the Commercialization Plans;

(v) to direct and oversee the JRC, JDC, JPC and JMC and any other operating committee (the “Other Committees”) established by the JSC, on all significant issues that fall within the purview of such committees;

(vi) to appoint Other Committees, consisting of equal numbers of appropriately qualified members appointed by each Party, from time to time as it deems fit;

(vii) to attempt to resolve issues and disputes presented to it by, and within the purview of, the JRC, JDC, JPC, JMC and Other Committees;

(viii) discuss, review and oversee implementation of and progress against the Cue Territory Commercialization Plans and LGC Territory Commercialization Plans;

(ix) exchange information regarding the activities of the Parties under the Cue Territory Commercialization Plans and LGC Territory Commercialization Plans;

(x) prepare, review, and discuss proposed Commercialization Plans and amendments thereto;

(xi) review, discuss and approve participation in, conferences, congresses or scientific or medical meetings held throughout the world;

(xii) review and discuss each Party’s commercial launch sequence, value and access in each Party’s Territory;

(xiii) review, discuss and coordinate positioning of the Collaboration Products in conferences, congresses or scientific or medical meetings held throughout the world to ensure consistency with the global brand plan; and

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(xiv) to perform such other functions as appropriate to further the purposes of this Agreement, as expressly set forth in this Agreement or as agreed by the Parties in writing.

(b) Joint Research Committee. Within [***] days after the Effective Date, the Parties shall establish a joint research committee (the “Joint Research Committee” or the “JRC”), for defining the objectives and associated activities as well as the overall coordination and oversight of the Parties’ Research activities under this Agreement and the Research Plans (including the Research Budgets set forth therein). The role of the JRC shall be:

(i) provide a forum for the discussion of the Research of Collaboration Compounds and Collaboration Products in the Field in the LGC Territory and the Cue Territory;

(ii) define the roles and coordinate the activities of the Parties under the Research Plans and oversee the implementation of the Research Plans;

(iii) review and discuss the Parties’ progress against the Research Plans;

(iv) prepare, review and discuss proposed Research Plans and amendments thereto for approval by the JSC;

(v) facilitate cooperation and the exchange of information between the Parties with respect to the Research of Collaboration Compound and Collaboration Product; and

(vi) perform such other functions as may be appropriate to further the purposes of this Agreement with respect to the Research of Collaboration Compounds and Collaboration Products in the LGC Territory and the Cue Territory, as expressly set forth in this Agreement or as agreed by the Parties’ written agreement.

(c) Joint Development Committee. Within [***] days after the Effective Date, the Parties shall establish a joint development committee (the “Joint Development Committee” or the “JDC”), for the overall coordination and oversight of the Parties’ Development activities under this Agreement. The role of the JDC shall be:

(i) provide a forum for the discussion of the Development of Collaboration Compounds and Collaboration Products in the Field in the LGC Territory and the Cue Territory;

(ii) exchange information regarding the activities of the Parties under the Development Plans;

(iii) prepare, review and discuss proposed Development Plans and amendments thereto for the JSC;

(iv) determine whether to conduct any Multi-Region Trials;

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(v) facilitate the exchange of Data (other than Excluded Data) between the Parties;

(vi) facilitate the exchange of information relating to regulatory actions and communications for Collaboration Compounds and Collaboration Products in the LGC Territory and the Cue Territory; and

(vii) perform such other functions as may be appropriate to further the purposes of this Agreement with respect to the Development of Collaboration Compounds and Collaboration Products in the LGC Territory and the Cue Territory, as expressly set forth in this Agreement or as agreed by the Parties’ written agreement.

(d) Joint Manufacturing Committee. The Parties shall establish a joint manufacturing committee (the “Joint Manufacturing Committee” or the “JMC”), for the overall coordination and oversight of the Parties’ Manufacturing activities under this Agreement. The role of the JMC shall be:

(i) provide a forum for the discussion of the Manufacture of Collaboration Compounds and Collaboration Products in the Field in the LGC Territory and the Cue Territory, including the performance of CMC Manufacturing;

(ii) coordinate the activities of the Parties under the Manufacturing Plans and oversee the implementation of the Manufacturing Plans;

(iii) prepare, review and discuss proposed Manufacturing Plans and amendments thereto for approval by the JSC;

(iv) facilitate cooperation and exchange of information between the Parties with respect to the performance of CMC Manufacturing and the Manufacture and supply of Collaboration Compound and Collaboration Product; and

(v) perform such other functions as may be appropriate to further the purposes of this Agreement with respect to the Manufacture of Collaboration Compounds and Collaboration Products in the LGC Territory and the Cue Territory, as expressly set forth in this Agreement or agreed by the Parties’ written agreement.

(e) Joint Patent Committee. Within [***] days after the Effective Date, the Parties shall establish a joint patent committee (the “Joint Patent Committee” or the “JPC”), for the overall coordination and oversight of the Parties’ patent-related activities under this Agreement. The role of the JPC shall be:

(i) to discuss and coordinate the filing, prosecution, maintenance and enforcement of Patent Rights developed and/or licensed hereunder in accordance with Article IX;

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(ii) defend against claims of infringement of Third Party patents related to the intellectual property licensed or practiced under this Agreement in accordance with Article IX; and

(iii) provide recommendations to the Parties regarding the filing, prosecution, maintenance and enforcement of such Patent Rights and related intellectual property matters in accordance with Article IX.

3.2 Committee Membership and Meetings.

(a) Members. Each Party shall initially appoint two (2) representatives to each of the Committee, each of whom will be an officer, director, employee or consultant of such Party having sufficient authorization from the applicable Party to make decisions arising within the scope of the applicable committee’s responsibilities. The Committee may change its size from time to time by mutual consent of its members and each Party may replace its representatives to any such Committee at any time upon written notice to the other Party; provided however, that each Committee will at all times consist of equal numbers of members appointed by each Party. Each Committee shall have a chairperson, who shall be elected, on an annual basis, alternatively by LGC or Cue. Cue will select the initial chairperson of the JSC, JRC, JDC, JPC and LGC will select initial chairperson of the JMC. The role of the chairperson shall be to convene and preside at all meetings of the applicable Committee and to ensure the preparation of meeting minutes, but the chairperson shall have no additional powers or rights.

(b) Meetings. Each Committee shall meet at least one (1) time per calendar quarter during the Term unless the Parties mutually agree in writing to a different frequency for such meetings. Either Party may also call a special meeting of a Committee (by videoconference or teleconference) by at least [***] prior written notice (or [***] prior written notice solely with respect to the JSC) to the other Party in the event such Party reasonably believes that a significant matter must be addressed prior to the next regularly scheduled meeting, and such Party shall provide the Committee no later than [***] prior to the special meeting with materials reasonably adequate to enable an informed decision. Meetings may be held in person, or by audio or video teleconference; provided that unless otherwise agreed by both Parties, at least one (1) meeting per year shall be held in person, and all in-person Committee meetings shall be held at locations alternately selected by the Parties. Each Party shall be responsible for all of its own expenses of participating in JSC, JRC, JDC, JMC and JPC meetings. No action taken at any meeting of a Committee shall be effective unless at least one (1) representative of each Party is participating. The chairperson of the applicable Committee shall be responsible for preparing reasonably detailed written minutes of all meetings that reflect, without limitation, all material decisions made at such meetings. The chairperson of the applicable Committee (or its designee) shall send draft meeting minutes to each member of the applicable Committee for review and approval within [***] after each meeting. Such minutes shall be deemed approved unless one or more members of the applicable Committee objects to the accuracy of such minutes within [***] of receipt.

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(c) Non-Member Attendance. Each Party may from time to time invite a reasonable number of participants, in addition to its representatives, to attend Committee meetings in a non-voting capacity; provided that if either Party intends to have any Third Party (including any consultant) attend such a meeting, such Party shall provide at least [***] prior written notice to the other Party and obtain the other Party’s approval for such Third Party to attend such meeting, which approval shall not be unreasonably withheld or delayed. Such Party shall ensure that such Third Party is bound in writing by confidentiality and non-use obligations consistent with the terms of this Agreement.

3.3 Limitation of Committee Authority. Each Committee shall only have the powers expressly assigned to it in this Agreement, and such powers shall be subject to the terms and conditions of this Agreement. Without limiting the foregoing, no Committee will have the power to (a) modify or amend the terms and conditions of this Agreement; (b) waive either Party’s compliance with the terms and conditions of under this Agreement; or (c) determine any such issue in a manner that would conflict with the express terms and conditions of this Agreement.

3.4 Committee Decision-Making. All decisions of each Committee shall be made by unanimous vote, with each Party’s representatives collectively having one (1) vote, and each Committee will endeavor to reach consensus on all matters for decision. If after reasonable discussion and good faith consideration of each Party’s view on a particular matter before a Committee, the representatives of the Parties cannot reach an agreement as to such matter within [***] after such matter was brought to such Committee for resolution or after such matter has been referred to such Committee, such disagreement shall be referred by the Alliance Managers to the JSC (in the case of disagreement of the JRC, JDC, JMC or JPC) for resolution. If the JSC cannot resolve such matter within [***] after such matter has been referred to them, then either Party may refer such dispute to the Executive Officers, who shall meet in person or by telephone within [***] after such referral to attempt in good faith to resolve such dispute. If such matter cannot be resolved by discussion of such officers within such [***] period, then the matter shall be resolved as follows:

(a) LGC Final Decisions. LGC’s JSC representatives shall have the final decision making authority on the following matters:

(i) Research, Development and Manufacture activities that are specific for Collaboration Compounds and Collaboration Products to support country-specific Regulatory Approval in the LGC Territory, including (A) the portion of any Research Plans and Manufacturing Plans, in each case solely related to such activities that are solely for the LGC Territory, and (B) the LGC Territory Development Plans;

(ii) Antigen selection for CUE-102 Program and CUE-103 Program; provided that LGC’s JSC representatives may not exercise such final decision making authority if a proposed Antigen is not scientifically or technically feasible as determined by consensus by the JSC;

(iii) LGC’s selection of an Initial Allele and Additional Allele pursuant to the terms of this Agreement;

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(iv) CMC Step 1 (and the CMC Step 1 Development Plan), CMC Step 2, CMC Step 3 and CMC Step 4 (and the related CMC Development Plan or CMC Manufacturing Plan, as applicable) to the extent for any Collaboration Compound in the LGC Territory; and

(v) Commercialization of the Collaboration Products in the LGC Territory, including the LGC Territory Commercialization Plans and participation in conferences, congresses or scientific or medical meetings held in the LGC Territory;

(vi) provided, that in each case of Section 3.4(a)(i), Section 3.4(a)(iv) and Section 3.4(a)(v), LGC’s JSC representatives shall not have the right to use its final decision making authority in a manner that (A) [***], or (B) [***].

(b) Cue Final Decisions. Cue’s JSC representatives shall have the final decision making authority on the following matters:

(i) Research, Development and Manufacture activities that are specific for Collaboration Compounds and Collaboration Products in countries in the Cue Territory to support country-specific Regulatory Approval in the Cue Territory, including the portion of any (A) Research Plans to the extent not solely necessary to support filing an IND in the LGC Territory, (B) Manufacturing Plans, to the extent not related to the LGC Territory and (C) Cue Territory Development Plans;

(ii) Cue’s selection of its Initial Allele and Additional Allele pursuant to the terms of this Agreement;

(iii) CMC Step 1 (and the CMC Step 1 Development Plan), CMC Step 2, CMC Step 3 and CMC Step 4 (and the related CMC Development Plan or CMC Manufacturing Plan, as applicable) to the extent for any Collaboration Compound in the Cue Territory; and

(iv) Commercialization of the Collaboration Products in the Cue Territory, including the Cue Territory Commercialization Plans and participation in conferences, congresses or scientific or medical meetings held in the Cue Territory.

(v) provided, that in each case of Section 3.4(b)(i), Section 3.4(b)(iii), and Section 3.4(b)(iv) Cue’s JSC representatives may not exercise its final decision making authority in a manner that [***].

(c) Neither Party Final Decisions.

(i) Except for the matters for which LGC’s JSC representatives have final decision-making authority pursuant to Section 3.4(a) or Cue’s JSC representatives have final decision-making authority pursuant to Section 3.4(b), neither Party’s JSC representatives shall have final decision-making authority and all other decisions shall be made by consensus only.

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(ii) Notwithstanding anything to the contrary under Section 3.4(a) or Section 3.4(b), neither Party’s JSC representatives shall have final decision making authority with respect to, therefore both Parties must consent to, (A) approval of an Initial Research Plan for an Initial Collaboration Allele, (B) approval of an Initial Research Plan [***]or an Additional Allele, as applicable, (C) approval of any Multi-Region Development Plan, (D) approval of any amendment to a Research Plan or Multi-Region Development Plan that would [***] or (E) approval of any amendment to a Research Plan that would [***]; provided, that, in the case of (D) and (E), [***].

(d) Final Decision Making Disputes. Any dispute between the Parties regarding whether a decision is subject to LGC’s JSC representatives having final decision-making authority pursuant to Section 3.4(a) or Cue’s JSC representatives having final decision-making authority pursuant to Section 3.4(b) that is not resolved by the Executive Officers in accordance with Section 14.2 shall be resolved by arbitration in accordance with Section 14.3.

3.5 Alliance Managers. Promptly after the Effective Date, each Party shall appoint an individual to act as the alliance manager for such Party (the “Alliance Manager”). The Alliance Managers shall: (a) serve as the primary contact points between the Parties for the purpose of providing the other Party with information on the progress of such Party’s activities under this Agreement; (b) be primarily responsible for facilitating the flow of information and otherwise promoting communication, coordination and collaboration between the Parties, including promptly facilitating discussions regarding any dispute at the JSC or any Other Committee; (c) act as advocates for the collaboration as a whole; (d) have regular telephone calls; (e) use diligent efforts to facilitate the prompt resolution of any disputes; (f) attend, as appropriate, JSC meetings, all as non-voting members; and (g) have the right to attend all other Committee and subcommittee meetings, all as non-voting members. An Alliance Manager may also bring any matter to the attention of any Committee if such Alliance Manager reasonably believes that such matter warrants such attention. Each Party may replace its Alliance Manager at any time upon written notice to the other Party.

3.6 Discontinuation of Participation on a Committee. The activities to be performed by each Committee shall solely relate to governance under this Agreement, and are not intended to be or involve the delivery of services. Each Committee shall continue to exist until the Parties mutually agree to disband the Committee. Once the Parties mutually agree to disband such Committee, such Committee shall have no further obligations under this Agreement and, thereafter, the Alliance Managers shall be the contact persons for the exchange of information under this Agreement and decisions of such Committee shall be decisions as between the Parties, subject to the other terms and conditions of this Agreement.

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ARTICLE IV

RESEARCH, DEVELOPMENT AND REGULATORY ACTIVITIES

4.1 Research Responsibilities. As between the Parties, Cue shall have the primary responsibility for conducting all Research required to accomplish the filing of an IND for each Collaboration Compound in the LGC Territory and in the Cue Territory, subject to Article VI. Cue shall [***] and at least [***] prior to each JRC meeting disclose in writing to LGC and keep the JRC reasonably informed of its progress and Data (excluding Excluded Data) generated under each Research Plan. Upon completion of the Research required to accomplish the filing of an IND, Cue shall deliver to LGC a copy of all results generated to support the filing of an IND. Notwithstanding Cue’s primary responsibility, each Party shall use Commercially Reasonable Efforts to perform its specified obligations under each Research Plan. Each Party shall report on the planning, status and results of its activities under each Research Plan through the JRC.

4.2 Research Plans. All material activities that are required for the Research of each Program to accomplish the filing of an IND in the LGC Territory and in the Cue Territory shall be conducted pursuant to a comprehensive research plan for such Program (each, a “Research Plan”). The Research Plan for each Collaboration Compound shall include a budget for all Research Costs for each Party’s performance of its obligations thereunder (each, a “Research Budget”). Each Initial Research Plan shall be deemed a Research Plan under this Agreement. The Parties, through the JRC, shall jointly draft, review and discuss and send to the JSC for approval the Initial Research Plan for each Program. The Parties shall share the Research Costs associated with each Party’s performance of any Research Plan for Collaboration Compounds and Collaboration Products in accordance with the cost-sharing provisions of Section 4.5.

4.3 Collaboration Antigen and Allele Selection.

(a) CUE-101 Program. The Parties acknowledge and agree that (i) an Antigen derived from [***] is the Collaboration Antigen for the CUE-101 Program; (ii) LGC has selected [***] as its Initial Collaboration Allele for the CUE-101 Program, and (iii) Cue has selected the [***] Allele as its Initial Collaboration Allele for the CUE-101 Program. The initial Research Plan for the Initial Collaboration Allele for the CUE-101 Program (including the initial Research Budget for the CUE-101 Program) is attached hereto as Exhibit D (such Research Plan (including the Research Budget), a “CUE-101 Initial Research Plan”). The CUE-101 Initial Research Plan shall be updated and amended by the JRC as it deems appropriate, and in any event promptly after any LGC Additional Alleles or Cue Additional Alleles are added to the CUE-101 Program in accordance with the terms of Section 4.3(e).

(b) CUE-102 Program.

(i) Antigen and Allele Selection. Within [***] days of the Effective Date, the JSC shall meet to discuss Antigen and Allele selection. If Cue provides written notice to LGC by [***], that it has selected either [***] as an Antigen for which Cue desires to initiate a Research program (such selected Antigen, a “Cue Selected Antigen”), LGC shall have until [***] (the “CUE-102 Program Early Selection Period”) to select such Cue Selected Antigen as the Collaboration Antigen for the CUE-102 Program. If LGC selects the Cue Selected Antigen as the Collaboration Antigen for the CUE-102 Program during the CUE-102 Program Early Selection Period, then within [***] days after selection of such Collaboration Antigen, LGC shall select one (1) Allele as its Initial Collaboration Allele for the CUE-102 Program, and following LGC’s selection, Cue shall select one (1) Allele as its Initial Collaboration Allele for the CUE-102 Program (whether the same or different from the Initial Collaboration Allele elected by LGC). If LGC does not select the Cue Selected Antigen as the Collaboration Antigen

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for the CUE-102 Program during the CUE-102 Program Early Selection Period, then (A) the Cue Selected Antigen shall no longer be deemed an LGC Reserved Antigen and shall be deemed a Cue Reserved Antigen (and a Cue Global Reserved Antigen) and (B) by [***] (the “CUE-102 Program Late Selection Period”), (x) the Parties, through the JSC, shall jointly choose one (1) Collaboration Antigen (other than a Cue Reserved Antigen) for the CUE-102 Program and (y) LGC shall select one (1) Allele as its Initial Collaboration Allele for the CUE-102 Program and following LGC’s selection, Cue shall select one (1) Allele as its Initial Collaboration Allele for the CUE-102 Program (whether the same or different from the Initial Collaboration Allele elected by LGC). Each Party may select no more than one (1) Allele as its Initial Collaboration Allele for the CUE-102 Program, provided that if at any time the JSC determines that [***], the applicable Party [***].

(ii) Research Plan. Within [***] days after the Parties’ selection of the Collaboration Antigen for the CUE-102 Program and each Party’s selection of its Initial Collaboration Alleles for the CUE-102 Program, the Parties, through the JRC, shall jointly draft, review, discuss and send to the JSC for approval (with neither Party unreasonably withholding its approval) the initial Research Plan (including an initial Research Budget) for the Initial Collaboration Alleles in the CUE-102 Program (such Research Plan (including the Research Budget), a “CUE-102 Initial Research Plan”). The CUE-102 Initial Research Plan shall, at a minimum, unless the Parties agree otherwise, be reasonably designed to include Research activities for CUE-102 Compounds containing the Initial Collaboration Allele(s) reasonably required to accomplish the filing of an IND [***] and shall be consistent with the template research plan (including estimated research budget) attached as Exhibit E (the “Template Initial Research Plan”). The CUE-102 Initial Research Plan shall be updated and amended by the JRC as it deems appropriate, and in any event promptly after any LGC Additional Alleles or Cue Additional Alleles are added to the CUE-102 Program in accordance with the terms of Section 4.3(e).

(c) CUE-103 Program.

(i) Antigen and Allele Selection. No sooner than [***] but in any event within [***] (the “CUE-103 Program Selection Period”), (i) the Parties, through the JSC, shall jointly choose one (1) Collaboration Antigen (other than a Cue Reserved Antigen) for the CUE-103 Program, (ii) LGC shall select one (1) Allele as its Initial Collaboration Allele for the CUE-103 Program, and (iii) following LGC’s selection, Cue shall select one (1) Allele as its Initial Collaboration Allele for the CUE-103 Program (whether the same or different from the Initial Collaboration Allele elected by LGC). Each Party may select no more than one (1) Allele as its Initial Collaboration Allele for the CUE-103 Program, provided that if at any time the JSC determines that [***], the applicable Party [***].

(ii) Research Plan. Within [***] days after the Parties’ selection of the Collaboration Antigen for the CUE-103 Program and each Party’s selection of its Initial Collaboration Alleles for the CUE-103 Program, the Parties, through the JRC, shall jointly draft, review, discuss and send to the JSC for approval (with neither Party unreasonably withholding its approval) the initial Research Plan (including an initial Research Budget) for the Initial Collaboration Alleles in the CUE-103 Program (such Research Plan (including the Research

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Budget), a “CUE-103 Initial Research Plan”). The CUE-103 Initial Research Plan shall, at a minimum, unless the Parties agree otherwise, be reasonably designed to include Research activities for CUE-103 Compounds containing the Initial Collaboration Allele(s) reasonably required to accomplish the filing of an IND [***] and shall be consistent with the Template Initial Research Plan. The CUE-103 Initial Research Plan shall be updated and amended by the JRC as it deems appropriate, and in any event promptly after any LGC Additional Allele, Cue Additional Allele [***]is added to the CUE-103 Program in accordance with the terms of Section 4.3(e).

(d) LGC Reserved Antigens. During the Antigen Selection Period and LGC Global Reserved Antigen Reservation Period, Cue shall provide LGC [***]. Notwithstanding the foregoing, Cue shall not be obligated to [***]. If at any time LGC [***], then LGC may [***]. In addition, if [***], then [***].

(e) Expert Review Request. In the event that (x) (1) LGC desires to select an Antigen to be a Collaboration Antigen for either the CUE-102 Program or the CUE-103 Program or (2) LGC desires to select an Antigen as an LGC Reserved Antigen [***] and (y) Cue informs LGC in writing that such Antigen is a Cue Reserved Antigen by reason of clause (c) of Section 1.100 (a “Cue Reserved Antigen Notice”), then LGC may, within [***] Business Days after receipt of such Cue Reserved Antigen Notice, request in writing that [***] (an “Expert”) review the [***] (a “Expert Review Request”). Within [***] Business Days after receipt by Cue of the Expert Review Request, the Parties shall in good faith mutually agree upon an Expert. Upon selection (and joint engagement by the Parties of such Expert), Cue shall promptly provide the Expert with [***] (for clarity, Cue shall not be obligated to provide [***] to LGC or otherwise identify the applicable Third Party). Within [***] Business Days after receipt of ***], the Expert shall advise both Parties in writing whether [***] (for clarity, the Expert shall not provide [***]). In the event that the Expert determines that such [***], then LGC shall [***]. In the event that the Expert determines that such [***], then Cue shall [***].

(f) Additional Alleles. Unless the Parties otherwise agree in writing, there shall be a maximum of a total of three (3) distinct Collaboration Alleles for each Program (including all Initial Collaboration Alleles, [***], LGC Additional Alleles and Cue Additional Alleles) (each, a “Program Allele Maximum”).

(i) [***] Allele. Unless the Program Allele Maximum has already been achieved, the Parties will approve the selection of one (1) additional Allele for each Program (the “[***] Allele”) to be Developed and Commercialized by the Cue Direct Third Party Licensee, subject to the terms of Section 2.10, or LGC Income Sharing Sublicensee, as applicable, (the “Contracting Party”). For such [***] Allele, the Party who is not contracting with the Cue Direct Third Party Licensee or the LGC Income Sharing Sublicensee, as applicable, (the “Non-Contracting Party”) shall decide promptly after receipt of the proposed budget for the Initial Research Plan, but in any event before approval of the applicable Initial Research Plan, whether the Research Costs incurred in performing the Research Plan for the [***] Allele shall be deemed Joint Research Costs and shared in accordance with the cost sharing provisions of Section 4.5.

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(1) The initial Research Plan for the [***] Allele shall be deemed an Initial Research Plan with respect to such [***] Allele for the applicable Program. If the Non-Contracting Party decides to share the Research Costs for a [***] Allele as Joint Research Costs in accordance with the terms of Section 4.5, then such Party shall have the right to Research, Develop, Manufacture and Commercialize Collaboration Products containing such [***] Allele in its Territory as set forth in this Agreement. If the Non-Contracting Party decides to not share the Research Costs for any [***] Allele for a Program in accordance with the terms of Section 4.5, then, as between the Parties, the Contracting Party shall be solely responsible for all Research Costs for Collaboration Compounds and Collaboration Products containing such [***] Allele, and all Data resulting from such Research will be deemed Excluded Data and the Non-Contracting Party shall not have the right to access or use any Excluded Data unless and until the Non-Contracting Party exercises the Non-Contracting Party Opt-In with respect to such [***] Allele.

(2) Upon the Non-Contracting Party’s request, the Contracting Party shall provide copies of all then available data generated under the Research of the [***] Allele and an accounting of all Research Costs spent to date as well as a budget for all remaining Research Costs associated with the Research Plan for the [***] Allele. The Non-Contracting Party shall have the right to opt-in to the co-funding of the Research Costs incurred in performing the Research Plan for the [***] Allele within [***] months after written notice by the Contracting Party to be provided no later than [***] months prior to IND submission (through the JRC) and by paying [***] (the “Non-Contracting Party Opt-In”). Upon exercise of the Non-Contracting Party Opt-In, (i) all future Research Costs associated with such Collaboration Allele shall be deemed Joint Research Costs and shared by the Parties in accordance with the terms of Section 4.5, (ii) all Data generated as a result of the Research on such Collaboration Compounds and Collaboration Products containing such [***] Allele shall no longer be deemed Excluded Data pursuant to this Section 4.3(f)(i) and (iii) the Non-Contracting Party shall have the right to use and access all Data generated by the Parties or the Cue Direct Third Party Licensee or LGC Income Sharing Sublicensee, as applicable, as a result of the Research on such Collaboration Compounds and Collaboration Products containing such [***] Allele to Research, Develop, Manufacture and Commercialize Collaboration Products containing such [***] Allele in its respective Territory as set forth in this Agreement.

(ii) LGC Additional Allele(s). At any time following the date on which the applicable Initial Research Plan for each of the CUE-101 Program, the CUE-102 Program and the CUE-103 Program is approved by the JSC, up until the earlier of (a) [***] and (b) the date upon which the Program Allele Maximum has been achieved for such Program, LGC may nominate up to two (2) additional Alleles (“LGC Additional Allele(s)”) for each Program. For clarity, once the Program Allele Maximum has been achieved, LGC shall have no further rights to nominate any additional LGC Additional Alleles.

(1) Upon LGC’s nomination of an LGC Additional Allele(s), the Parties, through the JRC, shall prepare, review, discuss and send to the JSC for approval a Research Plan for Researching the Collaboration Compounds containing the LGC Additional Allele(s) to accomplish, at a minimum (unless the Parties agree otherwise), the filing of an IND

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[***]. Such Research Plan shall be deemed an Initial Research Plan with respect to such LGC Additional Allele for such Program. For each such LGC Additional Allele, Cue shall decide promptly after receipt of the proposed budget for the Research Plan, but in any event before approval of the Research Plan, whether the Research Costs incurred by either Party in performing the Research Plan for the LGC Additional Allele shall be deemed Joint Research Costs and shared in accordance with the cost sharing provisions of Section 4.5. If Cue decides to share the Research Costs for an LGC Additional Allele as Joint Research Costs in accordance with the terms of Section 4.5, then Cue shall have the right to Research, Develop, Manufacture and Commercialize Collaboration Products containing such LGC Additional Allele in the Cue Territory as set forth in this Agreement. If Cue decides to not share the Research Costs for any LGC Additional Allele for a Program in accordance with the terms of Section 4.5, then LGC shall be solely responsible for all Research Costs for Collaboration Compounds and Collaboration Products containing such LGC Additional Allele, and all Data resulting from such Research will be deemed Excluded Data and Cue shall not have the right to access or use any Excluded Data unless and until Cue exercises the Cue Opt-In with respect to such LGC Additional Allele.

(2) Upon Cue’s request, LGC shall provide copies of all then available data generated under the Research of the LGC Additional Allele and an accounting of all Research Costs spent to date as well as a budget for all remaining Research Costs associated with the Research Plan for the LGC Additional Allele. Cue shall have the right to opt-in to the co-funding of the Research Costs incurred by either Party in performing the Research Plan for the LGC Additional Allele within [***] months after receipt of written notice by LGC to be provided no later than [***] months prior to IND submission (through the JRC) and by paying [***] (the “Cue Opt-In”). Upon exercise of the Cue Opt-In, (i) all future Research Costs associated with such Collaboration Allele shall be deemed Joint Research Costs and shared by the Parties in accordance with the terms of Section 4.5, (ii) all Data generated as a result of the Research on such Collaboration Compounds and Collaboration Products containing such LGC Additional Allele shall no longer be deemed Excluded Data pursuant to this Section 4.3(f)(ii) and (iii) Cue shall have the right to use and access all Data generated as a result of the Research on such Collaboration Compounds and Collaboration Products containing such LGC Additional Allele to Research, Develop, Manufacture and Commercialize Collaboration Products containing such LGC Additional Allele in the Cue Territory as set forth in this Agreement.

(iii) Cue Additional Allele(s). At any time following the date on which the applicable Initial Research Plan for each of the CUE-101 Program, the CUE-102 Program and the CUE-103 Program is approved by the JSC, up until the earlier of (a) [***] and (b) the date upon which the Program Allele Maximum has been achieved for such Program, Cue may nominate up to two (2) additional Alleles (“Cue Additional Allele(s)”) for each such Program. For clarity, once the Program Allele Maximum has been achieved, Cue shall have no further rights to nominate any additional Cue Additional Alleles.

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(1) Upon Cue’s nomination of a Cue Additional Allele(s), the Parties, through the JRC, shall prepare, review, discuss and send to the JSC for approval a Research Plan for Researching the Collaboration Compounds containing the Cue Additional Allele(s) to accomplish, at a minimum (unless the Parties agree otherwise) the filing of an IND [***]. Such Research Plan shall be deemed an Initial Research Plan with respect to such Cue Additional Allele for such Program. For each such Cue Additional Allele, LGC shall decide promptly after receipt of the proposed budget for the Research Plan, but in any event before approval of the Research Plan, whether the Research Costs incurred by either Party in performing the Research Plan for the Cue Additional Allele shall be deemed Joint Research Costs and shared in accordance with the cost sharing provisions of Section 4.5. If LGC decides to share the Research Costs for a Cue Additional Allele as Joint Research Costs in accordance with the terms of Section 4.5, then LGC shall have the right to Research, Develop, Manufacture and Commercialize Collaboration Products containing such Cue Additional Allele in the LGC Territory as set forth in this Agreement. If LGC decides to not share the Research Costs for any Cue Additional Allele for a Program in accordance with the terms of Section 4.5, then (x) Cue shall be solely responsible for all Research Costs for Collaboration Compounds and Collaboration Products containing such Cue Additional Allele, and all Data resulting from such Research will be deemed Excluded Data and LGC shall not have the right to access or use any Excluded Data unless and until LGC exercises the LGC Opt-In with respect to such Cue Additional Allele and (y) Cue and LGC will discuss LGC providing CMC Step 1 for the Cue Additional Allele which Cue will consider reasonably in good faith, after which if Cue desires, it may initiate CMC Step 1 without using LGC’s Know-How for a Collaboration Compound or Collaboration Product consisting of or containing a Cue Additional Allele and LGC has not exercised the LGC Opt-In with respect to such Cue Additional Allele, (1) Cue or its Affiliate shall have the right to conduct (or have conducted by a CMO selected in Cue’s sole discretion) CMC Step 1 for such Collaboration Compound or Collaboration Product with such Cue Additional Allele independently at Cue’s cost and (2) [***].

(2) Upon LGC’s request, Cue shall provide copies of all then available data generated under the Research of the Cue Additional Allele and an accounting of all Research Costs spent to date as well as a budget for all remaining Research Costs associated with the Research Plan for the Cue Additional Allele. LGC shall have the right to opt-in to the co-funding of the Research Costs incurred by either Party in performing the Research Plan for the Cue Additional Allele within [***] months after receipt of written notice by Cue to be provided no later than [***] months prior to IND submission (through the JRC) and by paying [***] (the “LGC Opt-In”). Upon exercise of the LGC Opt-In, (i) all future Research Costs associated with such Collaboration Allele shall be deemed Joint Research Costs and shared by the Parties in accordance with the terms of Section 4.5, (ii) all Data generated as a result of the Research on such Collaboration Compounds and Collaboration Products containing such Cue Additional Allele shall no longer be deemed Excluded Data under this Section 4.3(f)(iii) and (iii) LGC shall have the right to use and access all Data generated as a result of the Research on such Collaboration Compounds and Collaboration Products containing such Cue Additional Allele to Research, Develop, Manufacture and Commercialize Collaboration Products containing such Cue Additional Allele in the LGC Territory as set forth in this Agreement.

4.4 Research and Development in the Territories. Subject to Sections 3.4, 4.1, 4.6, and 5.3, each Party shall have sole discretion and control over all Research, Development and Commercialization activities with respect to Collaboration Compounds and Collaboration Products in such Party’s Territory.

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4.5 Research Cost Sharing.

(a) CUE-101 Program with [***] as the LGC Allele. Cue shall be responsible [***] in accordance with the Research Plan for the CUE-101 Program (including the Research Budget within such Research Plan), provided that LGC shall be solely responsible [***]. All such Research shall be conducted in accordance with the Research Plan for the CUE-101 Program (including the Research Budget within such Research Plan). For clarity, LGC shall not be responsible for the Research Costs [***] already conducted or to be conducted with respect to such Collaboration Compound to accomplish filing an IND in the United States.

(b) CUE-101 Program, CUE-102 Program and CUE-103 Program. Except as set forth under Section 4.5(a) with respect to Collaboration Compounds in the CUE-101 Program with the [***] Allele as the Initial Collaboration Allele selected by LGC, the Parties shall [***] all Research Costs incurred by either Party in performing any activities in accordance with any Research Plan (and the associated Research Budget), to the extent relating to the IND-Enabling Studies for Collaboration Compounds that are reasonably necessary for filing an IND [***] and the IND-Enabling Studies for all Collaboration Compounds that are reasonably necessary for filing an IND [***] (collectively, “Joint Research Costs”). Cue shall be solely responsible [***] in accordance with any Research Plan (and the associated Research Budget) to the extent relating to research for Collaboration Compounds necessary to accomplish filing an IND [***], and LGC shall be solely responsible [***] in accordance with any Research Plan (and the associated Research Budget) to the extent relating to research for Collaboration Compounds necessary to accomplish filing an IND [***]. Unless otherwise agreed by the Parties in writing or except as otherwise expressly set forth in this Agreement (e.g. with respect to clinical supply for CUE-101 Program with [***] pursuant to Section 6.1), [***].

(c) Research Budgets. With respect to any Joint Research Costs or Research Costs that are reimbursed as LGC Costs or Cue Costs in accordance with Section 7.3, the actual Research Costs for any activity performed in any Calendar Year in accordance with a Research Plan shall not exceed [***] of the budgeted amount for such activity in a Calendar Year as set forth in the applicable Research Budget for such Plan. If a Party’s expenses exceed [***] of the budgeted amount of Joint Research Costs for such activity, such Party shall be responsible for completing the activities set forth in the applicable Research Plan at its own expense.

(d) Cost Sharing Invoicing and Payment. For clarity, all cost sharing mentioned in this Article IV shall be conducted in accordance with Section 7.3, whether or not Section 7.3 is explicitly referenced.

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4.6 Development Responsibilities.

(a) LGC Development Responsibilities. Subject to the terms and conditions of this Agreement, LGC shall be responsible, at its sole cost and expense, for all Development of Collaboration Compounds and Collaboration Products in Field in the LGC Territory in accordance with the LGC Territory Development Plan [***], including all clinical trials and activities that are necessary for or otherwise support obtaining and maintaining Regulatory Approvals in Field in the LGC Territory. LGC shall Develop and seek Regulatory Approval of Collaboration Products in the Field in the Major LGC Territory Countries using Commercially Reasonable Efforts to adopt the most efficient pathway to Regulatory Approval, including all available accelerated or fast-track regulatory and clinical development pathways that are applicable to Collaboration Products, e.g., orphan drug approval pathways. Notwithstanding the foregoing, the obligations of LGC to develop a Collaboration Compound or a Collaboration Product under this Section 4.6(a) are expressly conditioned upon the continuing absence of any adverse condition or event relating to the safety or efficacy of such compound or product. Where such adverse condition or event exists, LGC will provide written notice as soon as practicable of a delay or suspension exercised under this Section 4.6(a).

(b) Cue Development Responsibilities. Subject to the terms and conditions of this Agreement, Cue shall be responsible, at its sole cost and expense, for all Development of Collaboration Compounds and Collaboration Products in Field in the Cue Territory in accordance with the Cue Territory Development Plan [***], including all clinical trials and regulatory activities that are necessary for or otherwise support obtaining and maintaining Regulatory Approvals in Field in the Cue Territory. Cue shall Develop and seek Regulatory Approval of Collaboration Products in the Field [***], using Commercially Reasonable Efforts to adopt the most efficient pathway to Regulatory Approval [***], including all available accelerated or fast-track regulatory and clinical development pathways that are applicable to Collaboration Products, e.g., orphan drug approval pathways. Notwithstanding the foregoing, the obligations of Cue to develop a Collaboration Compound or a Collaboration Product under this Section 4.6(b) are expressly conditioned upon the continuing absence of any adverse condition or event relating to the safety or efficacy of such compound or product. Where such adverse condition or event exists, Cue will provide written notice as soon as practicable of a delay or suspension exercised under this Section 4.6(b).

4.7 Development Plans. Within a reasonable time prior to (but in any event no later than [***] months prior to) the anticipated completion of the Research to accomplish filing of an IND for each Program [***], Cue shall prepare a high level global plan for the Development of Collaboration Products under such Program in the Field for the Cue Territory, [***] (the “Cue Territory Development Plan”). Cue shall provide its initial Cue Territory Development Plan to the JDC for its review and discussion and the JDC shall send the initial Cue Territory Development Plan to the JSC for review. Within [***] days of the JSC’s review of the Cue Territory Development Plan for a Program, LGC shall prepare a plan for the Development (including all clinical trials) of all Collaboration Products for such Program in the Field in the LGC Territory, which plan shall be materially consistent with [***], and shall be reasonable in scope and detail (the “LGC Territory Development Plan”), provided that, for avoidance of doubt, neither Party is required to agree to a Multi-Region Trial. LGC shall provide the LGC Territory Development Plan to the JDC for its review and discussion. The Parties agree the following information shall be included in each LGC Development Plan and each Cue Development Plan [***]: (a) detailed [***]; (b) the regulatory strategy for the applicable Collaboration Product in each country within the applicable Territory; (c) timelines for [***]; (d) strategy for [***], (e) [***], and (f) anticipated date of [***]. From time to time, but at least every [***], the Parties through the JDC will review and discuss amendments to each Development Plan.

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4.8 Multi-Region Trials.

(a) Multi-Region Trial Proposals. The Parties may agree from time to time to conduct one (1) or more Multi-Region Trials of a Collaboration Product in a particular indication pursuant to a Multi-Region Development Plan. In addition, if either Party (itself or through an Affiliate or Sublicense or Cue Collaborator, as applicable) desires to conduct a clinical trial of a Collaboration Product that is designed to obtain data to be used to support filing for and obtaining Regulatory Approval of a Collaboration Product in countries in the LGC Territory and in the Cue Territory, such Party shall notify the JSC, and the JSC will discuss and determine whether to conduct such trial as a Multi-Region Trial; provided that if the JSC does not approve the conduct of such trial as a Multi-Region Trial, then (i) the Party proposing such trial shall have the right (itself or through an Affiliate or Sublicensee or Cue Collaborator, as applicable) to conduct such trial in either Territory solely with the prior written consent of the other Party (such consent not to be unreasonably withheld, delayed or conditioned) and solely for obtaining or maintaining Regulatory Approval in such Party’s Territory, consistent with the Development Plan for such Party’s Territory.

(b) Multi-Region Trial Cost Sharing. If the Parties decide to conduct one (1) or more Multi-Region Trials, the Parties, through the JDC, shall review and discuss a Multi-Region Development Plan including such Multi-Region Trials (which shall include a budget for the associated Development Costs, including without limitation the costs for investigational and reference drug supply, as to which each Party will be responsible for clinical trials associated with Regulatory Approvals in its Territory) (each, a “Multi-Region Development Budget”) and any such plan will be sent to the JSC for its review and approval. The Parties shall share all Development Costs incurred by either Party in performing the Multi-Region Trials for Collaboration Compounds in accordance with Section 7.3 as follows: Multi-Region Trial Territorial Costs shall be apportioned as follows: [***]. Cost-sharing shall be specified and agreed in the applicable Multi-Region Development Plan. With respect to any Development Costs for a Multi-Region Trial, the actual Development Costs for any activity performed in accordance with a Multi-Region Development Plan associated with such Multi-Region Trial shall not exceed [***] of the budgeted amount for such activity as set forth in the applicable Multi-Region Development Budget for such Plan. If a Party’s expenses exceed [***] of the budgeted amount for such activity, such excess portion shall be sent to the JSC for review and approval.

4.9 Research and Development Data. Both Parties shall have the right to use the Data resulting from each preclinical study and clinical trial conducted pursuant to a Research Plan or Development Plan. With respect to Research or Development, including preclinical studies or clinical trials, upon the non-conducting Party’s request, the conducting Party shall provide copies of all then available Data generated as a result of such Research or Development to the extent it has not otherwise been provided to the non-conducting Party under this Agreement (provided that any such Data relating to CMC Development or CMC Manufacturing

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shall be disclosed in accordance with Section 4.17 or Section 6.9 subject to Section 13.3). The non-conducting Party shall have (i) the right to use and access all Data generated to Research, Develop, Manufacture and Commercialize Collaboration Compounds and Collaboration Products in its respective Territory as set forth in this Agreement, and (ii) the right to reference all Data generated as a result of conducting preclinical studies or clinical trials in accordance with Section 4.16. Notwithstanding anything to the contrary in this Section 4.9, and for the avoidance of doubt, in no event shall one Party be required to provide to the other Party Excluded Data.

4.10 Research and Development Diligence.

(a) LGC Obligations. LGC shall use Commercially Reasonable Efforts to Research, Develop, seek and obtain Regulatory Approval for at least one Collaboration Product containing a Collaboration Allele selected by LGC in the Field [***], for each of the CUE-101 Program, the CUE-102 Program and the CUE-103 Program. Without limiting the foregoing, LGC shall, and shall cause its Affiliates and Sublicensees to, use Commercially Reasonable Efforts to conduct its activities under and in accordance with the Research Plans and the applicable Development Plans, including with respect to the CUE-101 Program, the CUE-102 Program and the CUE-103 Program, and to perform any Multi-Region Trial under and in accordance with the applicable Multi-Region Development Plan. In addition, LGC shall use Commercially Reasonable Efforts to establish and build a network of relevant KOLs in the LGC Territory for each Collaboration Product.

(b) Cue Obligations. Cue shall, and shall cause its applicable Affiliates to, use Commercially Reasonable Efforts to Research, Develop, seek and obtain Regulatory Approval for at least one Collaboration Product containing a Collaboration Allele selected by Cue in the Field [***], for each of the CUE-101 Program, the CUE-102 Program and the CUE-103 Program. Without limiting the foregoing, Cue shall use Commercially Reasonable Efforts to conduct its activities under and in accordance with the Research Plans and the applicable Development Plans, including with respect to the CUE-101 Program, the CUE-102 Program and the CUE-103 Program, and to perform any Multi-Region Trial under and in accordance with the applicable Multi-Region Development Plan.

4.11 Conduct of Research, CMC Development and Development Activities. Cue and LGC shall conduct all Research, CMC Development and Development of Collaboration Compounds and Collaboration Products in the Field in the Cue Territory and the LGC Territory in compliance with the applicable Research Plans, CMC Development Plans and Development Plans and in compliance with all Applicable Laws, including good scientific and clinical practices under the Applicable Laws of the country in which such activities are conducted.

4.12 Records and Updates.

(a) Records. Each Party shall maintain records, in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, which shall fully and properly reflect all work done, Data generated, and results achieved by or on behalf of such Party in the performance of Research, CMC Development and Development activities pursuant to this Agreement. All English translations required under this Agreement shall be complete and accurate translations to the extent reasonably necessary.

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(b) Updates. Each Party shall provide regular updates (i) to the JRC regarding such Party’s, its Affiliates’ and Sublicensees’ or Cue Collaborator’s, as applicable, Research of Collaboration Compounds and Collaboration Products in the LGC Territory and Cue Territory, (ii) to the JMC regarding such Party’s, its Affiliates’ and Sublicensees’ or Cue Collaborator’s, as applicable, CMC Development of Collaboration Compounds and Collaboration Products in the LGC Territory and Cue Territory (subject to Cue’s CMC Step Election), and (iii) to the JDC regarding such Party’s, its Affiliates’ and Sublicensees’ or Cue Collaborator’s, as applicable, Development of Collaboration Compounds and Collaboration Products in the LGC Territory and Cue Territory. Without limiting the foregoing, at least every [***] months, each Party shall provide a report to the JRC, JMC or JDC, as applicable, and to the other Party with all Collaboration Inventions (including Data except Excluded Data and provided that any such Data relating to CMC Development or CMC Manufacturing shall be disclosed in accordance with Section 4.17 and Section 6.9 subject to Section 13.3) generated since the last disclosure under this Section 4.12 and all such reports shall include an English translation thereof (subject to Section 4.12(a)), and summaries in reasonable detail of all data and results (except Excluded Data) generated or obtained in the course of such Party’s and its Affiliates’ and Sublicensees’ and Cue Collaborators’, as applicable, performance of activities with respect to Collaboration Compounds and Collaboration Products in the Field, which reports shall cover subject matter at a level of detail reasonably requested by the other Party and sufficient to enable the other Party to determine the performing Party’s compliance with its obligations under this Agreement. Cue’s updates pursuant to this Section 4.12(b) shall include information regarding Antigen research pursuant to Section 4.3(d).

(c) Documentation. If a Party reasonably and in good faith believes that the other Party is not fulfilling its obligations under this Agreement to use Commercially Reasonable Efforts, taken as a whole, to Research, CMC Develop, Manufacture and/or Develop a particular Collaboration Product in a specified country within such Party’s Territory in accordance with the applicable Research Plan, CMC Development Plan and/or Development Plan, then such Party may provide the other Party written notice thereof. Within [***] Business Days of receipt of such notice, the receiving Party shall provide to the noticing Party documentation demonstrating use of Commercially Reasonable Efforts as required under this Agreement with respect to such Collaboration Product. The receiving Party shall also provide such additional information regarding such Research and Development as the noticing Party may reasonably request, including the opportunity to speak with senior personnel responsible for such Research, CMC Development and Development of such Collaboration Product. If requested in writing by the noticing Party, within [***] Business Days of such request, a JSC meeting shall be held in person or by videoconference to discuss such documentation and to answer questions or concerns reasonably posed by the noticing Party regarding such Research, CMC Development and/or Development. For clarity, a Party’s exercise of its rights under this Section 4.12(c) shall not waive any right or remedy of such Party hereunder, including under Section 13.2(b), or any obligation of the other Party hereunder.

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4.13 LGC Employees at Facility. Unless the Parties mutually agree otherwise in writing, LGC shall have the right to have [***] of its employees work at Cue’s facility in Cambridge, Massachusetts (the “Facility”) in connection with Cue’s performance of its obligations under a Research Plan at the Facility. The purpose of the LGC employees’ being located at the Facility is to engage in activities [***], to be used in conjunction with LGC clinical Development activities in the LGC Territory in accordance with an LGC Development Plan or a Research Plan. At LGC’s discretion, it may choose to have one or more of its’ employees focus upon [***] or other activities as opposed to the activities described below. Any Research-focused activities at the Facility shall include and be limited to working with Cue scientists on [***] for use solely in connection with an LGC Development Plan or a Research Plan and for no other purpose. For clarity, the foregoing right of LGC to have employees work at the Facility shall expire, unless otherwise agreed by the Parties, upon completion of Cue’s obligations as it pertains to [***] under the last Research Plan or upon any Change of Control or upon termination of this Agreement, unless the Parties otherwise mutually agree. LGC’s employees at the Facility shall not perform and shall not have any right to perform [***]. Such employees shall be permitted access to the Facility’s development suite (i.e., Cue’s main offices and laboratories) as necessary solely in order to accomplish the forgoing purposes and solely in accordance with Cue’s standard operating procedures, and shall be accompanied at all times by Cue personnel while in the development suite. The LGC employees shall not photograph, copy, transmit or remove any Cue document (including electronic documents) or item without permission from a Cue employee (to be specified), and shall observe all security measures implemented by Cue when in the development suite. [***] Cue shall provide reasonable on-site accommodations at the Facility for such LGC employees, with such accommodations located apart from the development suite. Such LGC employees shall observe at all times Cue’s policies and standard operating procedures (as amended from time-to-time) as they pertain to the Facility, including policies relating to health and safety and compliance with Applicable Law, and comply with all reasonable directions of Cue in relation to the same. Cue will provide appropriate instructions and training to the LGC employees to ensure adequate preparations and understanding of protocols and safety measures. LGC will be responsible for all costs incurred by LGC or such employees in connection with activities under this Section 4.13; provided that Cue will not charge LGC in connection with the representatives’ use of the Facility.

4.14 Relationship with US Academic Institutions. At the reasonable request of LGC, CUE will provide reasonable assistance by [***] ultimately will be the sole responsibility of LGC.

4.15 Materials Transfer. In order to facilitate the Development and Manufacturing activities contemplated by this Agreement, Cue may provide to LGC certain biological materials or chemical compounds Controlled by Cue (collectively, “Materials”) for use by LGC in furtherance of activities under a Research Plan, Development Plan or Commercialization Plan. Except as otherwise provided for under this Agreement, all such Materials delivered will remain the sole property of Cue. LGC shall use such Materials only in furtherance of the activities under the applicable Research Plan, Development Plan or Commercialization Plan conducted in accordance with this Agreement, and the Materials will not be used or delivered for any other purpose, or to or for the benefit of any Third Party, except for Sublicensees and subcontractors,

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without the prior written consent of Cue, and will be used in compliance with all Applicable Laws. The Materials supplied under this Agreement must be used with prudence and appropriate caution because not all of their characteristics may be known. Except as expressly set forth in this Agreement, THE MATERIALS ARE PROVIDED “AS IS” AND WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE.

4.16 Rights of Reference. Each Party hereby grants, at no cost, to the other Party and the other Party’s Affiliates and Sublicensees (in the case of LGC) and Cue Collaborators (in the case of Cue) the right to use, cross-reference, file or incorporate by reference all Regulatory Filings pertaining to a Collaboration Product submitted by or on behalf of such granting Party, its Affiliates and Sublicensees (in the case of LGC) and Cue Collaborators (in the case of Cue) and including Regulatory Filings by Cue’s Direct Third Party License, provided that the receiving Party and its Affiliates and Sublicensees or Cue Collaborators, as applicable, may use such rights of reference subject to Article XII and Section 13.3 solely for the purpose of seeking, obtaining and maintaining Regulatory Approval and Commercializing Collaboration Products in its respective Territory and otherwise performing its rights and obligations under this Agreement. Notwithstanding the foregoing, the rights of reference in this Section 4.16 shall not extend to any Excluded Data generated by the other Party, its Affiliates or Sublicensees or Cue Collaborators, as applicable, or any Regulatory Filing to the extent obtained through the use of or reliance upon such Excluded Data.

4.17 Conduct of Regulatory Activities.

(a) LGC Territory. Subject to the terms and conditions of this Agreement, LGC shall be solely responsible for formulating regulatory strategy, for preparing and filing Regulatory Filings and for obtaining and maintaining Regulatory Approvals for Collaboration Products in the Field in the LGC Territory in accordance with the LGC Territory Development Plan [***]. As between the Parties, LGC shall be the holder of all Regulatory Approvals for Collaboration Products in the Field in the LGC Territory (to the extent permitted by applicable law) and shall have responsibility for interactions with Regulatory Authorities with respect to Collaboration Products in the Field in the LGC Territory. Except with respect to pricing or reimbursement, LGC shall consult with Cue through the JDC regarding, and keep Cue regularly and fully informed of, the preparation, Regulatory Authority review and approval of Regulatory Filings and communications with Regulatory Authorities with respect to Collaboration Compounds or Collaboration Products in the Field in the LGC Territory. In addition, except with respect to pricing or reimbursement, LGC shall promptly provide Cue with copies of all material documents, information and correspondence received from a Regulatory Authority with an English translation thereof (subject to Section 4.12(a)) and, upon reasonable request, with copies of any other documents, reports and communications from or to any Regulatory Authority relating to Collaboration Compounds, Collaboration Products or activities under this Agreement, with an English translation thereof (subject to Section 4.12(a)). At LGC’s request, Cue shall provide LGC with all Cue Know-How related to protein-engineering related portions of CMC sections of Regulatory Filings to the extent reasonably necessary to enable LGC to reasonably

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prepare, file and obtain all Regulatory Filings and Regulatory Approvals for Collaboration Products in the Field in the LGC Territory. In addition, at LGC’s request, Cue shall answer any of the applicable Regulatory Authority’s reasonable questions regarding the Regulatory Filings [***], assist LGC in preparing all Regulatory Filings for Collaboration Products in the LGC Territory. The Parties shall, through the JMC, shall discuss whether any such answers that relate to highly sensitive technical protein-engineering information within the Cue Know-How shall be [***]; provided, that, if the Parties cannot agree, then such answers shall be [***], unless such information is required for LGC to receive directly in order to prepare or file its Regulatory Filings. LGC shall bear all expenses it incurs to conduct all regulatory activities under this Agreement.

(b) Cue Territory. Subject to the terms and conditions of this Agreement, Cue shall be solely responsible for formulating regulatory strategy, for preparing and filing Regulatory Filings and for obtaining and maintaining Regulatory Approvals for Collaboration Products in the Field in the Cue Territory in accordance with the Cue Territory Development Plan. Cue shall be the holder of all Regulatory Approvals for Collaboration Products in the Field in the Cue Territory and shall have responsibility for interactions with Regulatory Authorities with respect to Collaboration Products in the Field in the Cue Territory. Except with respect to pricing or reimbursement, Cue shall consult with LGC through the JDC regarding, and keep LGC regularly and fully informed of, the preparation, Regulatory Authority review and approval of Regulatory Filings and communications with Regulatory Authorities with respect to Collaboration Compounds or Collaboration Products in the Field in the Cue Territory. In addition, except with respect to pricing or reimbursement, Cue shall promptly provide LGC with copies of all material documents, information and correspondence received from a Regulatory Authority and, upon reasonable request, with copies of any other documents, reports and communications from or to any Regulatory Authority relating to Collaboration Compounds, Collaboration Products or activities under this Agreement, in each case with English translations (subject to Section 4.13). Except as set forth in Section 13.3(d), at Cue’s request, with respect to any Collaboration Product that LGC performed CMC Development or CMC Manufacturing, LGC shall provide Cue with all LGC Know-How related to such CMC Development or CMC Manufacturing to the extent reasonably necessary to enable Cue to reasonably prepare, file and obtain all Regulatory Filings and Regulatory Approvals for such Collaboration Products in the Field in the Cue Territory. In addition, at Cue’s request, LGC shall answer any of the applicable Regulatory Authority’s reasonable questions regarding the Regulatory Filings [***] for Collaboration Products in the Cue Territory. The Parties shall, through the JMC, shall discuss whether any such answers that relate to highly sensitive technical CMC information within the LGC Know-How shall be [***]; provided, that, if the Parties cannot agree then such answers shall be [***] unless such information is required for Cue to receive directly in order to prepare or file its Regulatory Filings. Cue shall bear all expenses it incurs to conduct all regulatory activities under this Agreement.

4.18 Meetings with Regulatory Authorities. Each Party shall provide the other Party with a list and schedule of any substantive in-person meeting or teleconference with any Regulatory Authority (or related advisory committee) in its respective territory planned for the next Calendar Quarter that relates to any Collaboration Compound or Collaboration Product. In

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addition, each Party shall notify the other Party as soon as reasonably possible if it becomes aware of any additional such meetings or teleconferences that become scheduled for such Calendar Quarter. The other Party shall have the right to provide input in preparation for all such meetings and teleconferences. Upon the reasonable request of the Party to whose Territory a meeting or teleconference relates (the “Inviting Party”), the other Party shall have the right to have a qualified representative(s) attend any meetings related to such other Party’s Territory and to have such representatives participate in such meetings and teleconferences in accordance with the strategy defined by the Inviting Party, to the extent permitted under Applicable Laws. Each Party will be solely responsible for all costs it incurs to participate in such meetings and teleconferences.

4.19 Adverse Event Reporting; Pharmacovigilance Agreement. As between the Parties: (a) Cue shall be responsible for the timely reporting of all relevant adverse drug reactions/experiences, product quality, product complaints and Safety Data relating to Collaboration Compounds and Collaboration Products to the appropriate Regulatory Authorities in the Cue Territory; and (b) LGC shall be responsible for the timely reporting of all relevant adverse drug reactions/experiences, product quality, product complaints and Safety Data relating to Collaboration Compounds and Collaboration Products to the appropriate Regulatory Authorities in the LGC Territory, in each case in accordance with Applicable Laws of the relevant countries and Regulatory Authorities. Cue shall be responsible for preparing, reporting and maintaining global pharmacovigilance system and the core safety data sheet. The Parties shall cooperate with each other with respect to their respective pharmacovigilance responsibilities, and LGC shall comply with all pharmacovigilance requirements necessary to support Development and Commercialization of Collaboration Products in the Cue Territory and Cue shall comply with all pharmacovigilance requirements necessary to support Development and Commercialization of Collaboration Products in the LGC Territory. Each Party shall be solely responsible for all costs it incurs to conduct its respective pharmacovigilance responsibilities. Within one hundred eighty (180) days after the Effective Date, the Parties shall enter into a pharmacovigilance agreement on terms that comply with ICH guidelines, including: (i) providing detailed procedures regarding the maintenance of core safety information and the exchange of Safety Data relating to Collaboration Compounds and Collaboration Products worldwide within appropriate timeframes and in an appropriate format to enable each Party to meet both expedited and periodic regulatory reporting requirements; and (ii) ensuring compliance with the reporting requirements of all applicable Regulatory Authorities on a worldwide basis for the reporting of Safety Data in accordance with standards stipulated in the ICH guidelines, and all applicable regulatory and legal requirements regarding the management of Safety Data.

ARTICLE V

COMMERCIALIZATION

5.1 General. Subject to the terms and conditions of this Agreement, each Party shall have the exclusive right to Commercialize Collaboration Products in the Field in its Territory during the Term. Without limiting the foregoing, during the Term, LGC will have the exclusive right and responsibility with respect to Commercialization of Collaboration Products in the Field in the LGC Territory in accordance with the LGC Territory Commercialization Plan and Cue will have the exclusive right and responsibility with respect to Commercialization of Collaboration Products in the Field in the Cue Territory in accordance with the Cue Territory Commercialization Plan.

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5.2 Commercialization Plans and Reports. Within a reasonable time (but no later than [***) prior to the first anticipated filing of an MAA for each Collaboration Product in the first country in the LGC Territory or the Cue Territory, Cue shall prepare a high-level plan for the global Commercialization of such Collaboration Product in the Field in the Cue Territory, which will describe the global commercial plan for such Collaboration Product and sets forth the strategic direction, positioning, value proposition, access and reimbursement for such Collaboration Product (the “Cue Territory Commercialization Plan”). Cue shall provide its initial Cue Territory Commercialization Plan to the JSC for its review and discussion. Within a reasonable time (but no later than [***]) prior to the first anticipated filing of an MAA for each Collaboration Product in each country in the LGC Territory, LGC shall prepare a high-level plan for the Commercialization (including marketing and promotion) of such Collaboration Product in the Field in such country during the [***] years after First Commercial Sale in such country, which plan shall (a) be reasonable in scope and detail and (b) unless [***], (i) be materially consistent with [***], and (ii) reasonably consider [***] (the “LGC Territory Commercialization Plan” for such country). LGC shall provide each LGC Territory Commercialization Plan to the JSC for its review and discussion. LGC shall propose updates for each LGC Territory Commercialization Plan to the JSC [***] (to cover the subsequent [***]-year period) for its review and discussion. Commencing no later than [***] months prior to the anticipated First Commercial Sale of a Collaboration Product [***] thereafter, (x) each Party shall provide a report detailing its Commercialization activities with respect to such Collaboration Product in such countries in the previous [***]-month period, covering subject matter at a level of detail reasonably requested and sufficient to enable the other Party to determine compliance with diligence obligations under Section 5.3 and (y) each Party shall provide a summary update of its Commercialization activities with respect to such Collaboration Product in the previous [***]-month period in all other countries within its respective Territory.

5.3 Commercial Diligence. LGC shall use Commercially Reasonable Efforts to Commercialize each Collaboration Product in each Major LGC Territory Country in which it obtains Regulatory Approval. Solely if [***] for a Collaboration Product, Cue shall use Commercially Reasonable Efforts to Commercialize such Collaboration Product [***]. Notwithstanding the foregoing, in addition to the provisions of Article X (Representations and Warranties), the obligations of LGC to commercialize a Collaboration Product under this Section 5.3 are expressly conditioned upon the continuing absence of any adverse condition or event relating to the safety or efficacy of such Collaboration Product, and the obligation of LGC to commercialize any such Collaboration Product shall be delayed or suspended so long as in LGC’s good faith determination, any such condition or event exists. Where such adverse condition or event exists, LGC will provide written notice as soon as practicable of a delay or suspension exercised under this Section 5.3.

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5.4 Cross-Territory Activities.

(a) LGC Covenants. LGC hereby covenants that during the Term it will not (and will cause its Affiliates, Sublicensees and subcontractors conducting Commercialization and Manufacturing activities not to), either itself or through a Third Party, Commercialize Collaboration Products in or for use in the Cue Territory. Without limiting the foregoing, with respect to countries in the Cue Territory, LGC shall not (i) engage in any advertising activities relating to Collaboration Products directed primarily to customers in the Cue Territory (which excludes any participation in conferences, congresses or scientific or medical meetings held throughout the world which shall be coordinated through the JSC), or (ii) actively or intentionally solicit orders from any prospective purchaser located in the Cue Territory. To the extent permitted by Applicable Laws, if LGC receives any order from a prospective purchaser located in a country in the Cue Territory for use or delivery in a country in the Cue Territory, LGC shall immediately refer that order to Cue and shall not accept any such order or deliver or tender (or cause to be delivered or tendered) any Collaboration Product under such order. If any LGC Executive has actual knowledge that its subcontractor, customer or distributor is actively engaged itself or through a Third Party in the sale or distribution of any Collaboration Product in the Cue Territory, then LGC shall (A) immediately notify Cue regarding such activities and provide all information available to LGC that Cue may reasonably request concerning such activities and (B) use Commercially Reasonable Efforts necessary to limit such sale or distribution in the Cue Territory, including cessation of sales to such customer or distributor or enforcement and termination of its agreement with such contractor. LGC shall include the obligations of this Section 5.4(a) in each agreement with a Sublicensee or contractor conducting Commercialization activities, and shall include the obligations in the first sentence of this Section 5.4(a) in each agreement with a CMO.

(b) Cue Covenants. Cue hereby covenants that during the Term it will not (and will cause its Affiliates, Cue Collaborators and subcontractors conducting Commercialization and Manufacturing activities not to), either itself or through a Third Party, Commercialize Collaboration Products in or for use in the LGC Territory. Without limiting the foregoing, with respect to countries in the LGC Territory, Cue shall not (i) engage in any advertising activities relating to Collaboration Products directed primarily to customers in the LGC Territory (which excludes any participation in conferences, congresses or scientific or medical meetings held throughout the world which shall be coordinated through the JSC), or (ii) actively or intentionally solicit orders from any prospective purchaser located in the LGC Territory. To the extent permitted by Applicable Laws, if Cue receives any order from a prospective purchaser located in a country in the LGC Territory for use or delivery in a country in the LGC Territory, Cue shall immediately refer that order to LGC and shall not accept any such order or deliver or tender (or cause to be delivered or tendered) any Collaboration Product under such order. If Cue knows or could reasonably be expected to know that its contractor, customer or distributor is actively engaged itself or through a Third Party in the sale or distribution of any Collaboration Product in the LGC Territory, then Cue shall (A) immediately notify LGC regarding such activities and provide all information available to Cue that LGC may reasonably request concerning such activities and (B) use Commercially Reasonable Efforts necessary to limit such sale or distribution inside the LGC Territory, including cessation of sales

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to such customer or distributor or enforcement and termination of its agreement with such contractor. Cue shall include the obligations of this Section 5.4(b) in each agreement with a Cue Collaborator or contractor conducting Commercialization activities, and shall include the obligations in the first sentence of this Section 5.4(b) in each agreement with a CMO.

ARTICLE VI

CMC DEVELOPMENT, MANUFACTURE AND SUPPLY

6.1 Clinical Supply for CUE-101 Program with [***] Allele in the LGC Territory. If LGC desires to obtain clinical supply of Collaboration Product containing the [***] Allele for Development in the LGC Territory under the CUE-101 Program in accordance with the Development Plans, then Cue shall [***], and LGC shall use reasonable, good faith efforts to [***]. If LGC is unable, despite exercising such reasonable good faith efforts, to [***], Cue shall [***], provide [***], except that [***] and LGC shall [***].

6.2 Clinical and Commercial Supply for LGC Territory. Except as set forth under Section 6.1, LGC shall be solely responsible, at its sole expense, for all Manufacture and supply of Collaboration Compounds and Collaboration Products for clinical and commercial use in the Field in the LGC Territory. LGC may conduct such Manufacturing activities itself or through an Affiliate, Sublicensee or Third Party CMO, provided that such Manufacture by an Affiliate or Third Party shall be pursuant to a written agreement between LGC and the applicable entity that includes covenants by such entity consistent with those in the first sentence of Section 5.4(a), and which is otherwise in accordance with Section 2.8.

6.3 CMC Step 1 for Collaboration Products. Within [***] days of agreeing upon the CUE-102 Initial Research Plan, the CUE-103 Initial Research Plan or any Research Plan for an Additional Allele, the Parties, through the JMC, shall jointly draft, review, discuss and approve a plan that addresses CMC Step 1 for such Collaboration Products [***], which plan shall be drafted based on the template CMC development plan attached as Exhibit F (the “Template CMC Development Plan”) (each, a “CMC Step 1 Development Plan”). The CMC Step 1 Development Plan shall contain activities, timelines and process development criteria required to support the filing of an IND [***]. Within [***] days of agreeing upon the CUE-102 Initial Research Plan, the CUE-103 Initial Research Plan or any Research Plan for an Additional Allele (but in any event prior to approval of the applicable CMC Step 1 Development Plan), LGC shall provide Cue with a list of [***] (each, an “Approved CMO List”). LGC will in good faith consider CMOs recommended by Cue. By providing Cue with the Approved CMO List of [***] CMOs, LGC provides its consent to any such CMO on the Approved CMO List as a CMO that is approved for Cue to use as a CMO and receive a technology transfer from LGC pursuant to the terms of Section 6.9. If LGC does not provide an Approved CMO List with at least [***] such qualified CMOs within such time period, then Cue or its Affiliate shall have the right to conduct (or have conducted by a CMO selected in Cue’s sole discretion) CMC Step 1 for such Collaboration Compound or Collaboration Product independently of LGC at Cue’s cost. If Cue performs CMC Step 1 independently at its own cost, [***]. The Parties agree that LGC (or its Affiliate, Sublicensee or subcontractor(s) appointed in accordance with Section 2.8) shall use Commercially Reasonable Efforts to conduct CMC Step 1 for Collaboration Products (other than

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CUE-101 with the [***] Allele and other than as set forth in Section 4.3(f)(iii)(1), Section 6.10(c)(ii) or this Section 6.3) in accordance with the applicable CMC Step 1 Development Plan, provided that LGC shall not conduct CMC Step 1 for the CUE-101 Program with the [***] Allele. [***], provided that costs of any technology transfer shall be governed by Section 6.9. With the exception of Excluded Data, LGC shall provide Cue with the CMC Step 1 Development Package promptly after the generation thereof and shall at least quarterly and at least [***] business days prior to each JMC meeting disclose in writing to Cue and keep the JMC reasonably informed of all CMC Step 1 Data. Within [***] days of finalizing each CMC Step 1 Development Plan, Cue will assign a CMC liaison (which shall be an employee of Cue who is subject to confidentiality obligations at least as protective of LGC as those set forth herein) to be a regular point of contact to support advancement of the CMC Step 1 Development Plan. At the reasonable request of the CMC liaison (but in any event at least quarterly), LGC will provide information regarding the progress of the CMC Step 1 Development to support the activities and deliverables set forth in the CMC Step 1 Development Plan (and any timelines therein). Such CMC liaison shall not have any right to perform CMC Step 1 activities. Cue, its Affiliates, Cue Collaborators and subcontractors shall have the right to use and access all CMC Step 1 Data to Research, Develop, Manufacture and Commercialize Collaboration Products in the Cue Territory, subject to the terms of this Agreement.

6.4 CMC Election and Negotiation. At least [***] months prior to the deadline for Cue’s election of CMC Step 2 for the first Collaboration Product pursuant to Section 6.5, the parties will negotiate in [***] days the economic terms for LGC to perform CMC Step 3 and CMC Step 4, including [***], to the extent applicable as provided herein. Any dispute regarding such economic terms not resolved within such [***] day period shall be decided in accordance with Section 14.4. Solely after the Parties agree on such terms for CMC Step 3, Cue may elect to have LGC perform CMC Step 3, in accordance with and subject to the provisions of Section 6.6. Solely after the Parties agree on such terms for CMC Step 4, Cue may elect to have LGC perform CMC Step 4 in accordance with and subject to the provisions of Section 6.7.

6.5 CMC Step 2 Manufacture (Clinical Supply). Within [***] days of LGC’s written notice to Cue of [***], Cue shall notify LGC whether or not it elects to have LGC to perform CMC Step 2 for such Collaboration Product (“CMC Step 2 Election”). Within [***] days of Cue’s election the Parties will negotiate a Clinical Supply Agreement (the “Clinical Supply Agreement”). The Clinical Supply Agreement shall provide for clinical supply of Collaboration Product to Cue at [***]. Upon the CMC Step 2 Election and execution of a mutually agreeable Clinical Supply Agreement, except for any Collaboration Product in the CUE-101 Program with the [***] Allele, LGC shall exclusively supply Collaboration Products for all Phase 1 Clinical Trials and Phase 2 Clinical Trials. If Cue has made the CMC Step 2 Election for a Collaboration Product within [***] days of submission to the JSC of each initial Cue Territory Development Plan, the Parties, through the JMC, shall draft, and the JSC shall review and discuss and approve (subject to CMC Step 2 and CMC Step 4 elections) a Manufacturing Plan for CMC Step 2 covering both the Cue Territory and the LGC Territory, which shall set forth the activities that the Parties will conduct relating to the clinical Manufacture and supply of Collaboration Compounds and Collaboration Products for carrying out the activities specified in the Cue Territory Development Plan and LGC Territory

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Development Plan (and any amendments thereto), including timelines for drug substance and drug product Manufacturing, fill and finish activities, and release procedures for Collaboration Products needed to accomplish the objectives of the Cue Territory Development Plan and LGC Territory Development Plan (and any amendments thereto), as applicable (the “Cue Territory CMC Step 2 Manufacturing Plan” and the “LGC Territory CMC Step 2 Manufacturing Plan,” respectively and collectively, each a “CMC Step 2 Manufacturing Plan”). Each such CMC Step 2 Manufacturing Plan shall be updated and amended by the JMC as it deems appropriate, and in any event on an annual basis.

6.6 CMC Step 3 Development. No later than [***] prior to the anticipated registration trial for a Collaboration Product in [***] whichever is earlier, solely after the Parties have reached agreement on economic terms for CMC Step 3 pursuant to Section 6.4 (including, as agreed upon by the Parties, [***]), Cue shall notify LGC whether or not it elects to have LGC perform CMC Step 3 for such Collaboration Product (“CMC Step 3 Election”). Upon the election by Cue for LGC to perform CMC Step 3 for any Collaboration Product, (i) the Parties, through the JSC, shall jointly draft, review, discuss and approve a plan that addresses the CMC Step 3 for such Collaboration Product [***] (each, a “CMC Step 3 Development Plan”), (ii) LGC (or its Affiliate, Sublicensee or subcontractor(s) appointed in accordance with Section 2.8) shall use Commercially Reasonable Efforts to conduct CMC Step 3 Development for such Collaboration Product in accordance with the applicable CMC Step 3 Development Plan; (iii) with the exception of Excluded Data, LGC shall provide Cue with the CMC Step 3 Development Package for such Collaboration Product promptly after the generation thereof, and at least quarterly and at least [***] business days prior to each JSC meeting disclose in writing to Cue and keep the JSC reasonably informed of all CMC Step 3 Development Data for such Collaboration Product; and (iv) subject to Article XII and Section 13.3, Cue, its Affiliates, Sublicensees and subcontractors, except Cue Direct Third Party Licensees, shall have the right to use and access all CMC Step 3 Development Data to Research, Develop, Manufacture and Commercialize such Collaboration Product in the Cue Territory as set forth in this Agreement. For avoidance of doubt, unless otherwise agreed by the Parties in writing, Cue Direct Third Party Licensees shall only have the right to Develop and Commercialize Collaboration Products as set forth in this Agreement.

6.7 CMC Step 4 Manufacture (Commercial Supply). No later than [***] prior to the anticipated registration trial for a Collaboration Product in the Cue Territory, Cue shall notify LGC whether or not it elects to have LGC to perform CMC Step 4 for such Collaboration Product (“CMC Step 4 Election”). Upon receipt of such notice, LGC shall notify Cue [***]. Subject to manufacturing capacity at LGC, if Cue elects CMC Step 4, the Parties will negotiate a Commercial Supply Agreement within [***] days (the “Commercial Supply Agreement”), consistent with the economic terms agreed upon pursuant to Section 6.4 (including, as agreed upon by the Parties, [***]). Thereafter, upon the mutual agreement of the Parties on a Commercial Supply Agreement with respect to any Collaboration Product (including the CUE-101 Program with the [***] Allele, if mutually agreed), LGC (either itself or through an Affiliate, Sublicensee or Third Party CMO) shall be responsible for the Manufacture and supply of such Collaboration Product for registration trial for Cue Territory and LGC Territory, and commercial use in the Field in the Cue Territory. The Commercial Supply Agreement shall

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provide for commercial supply of such Collaboration Product to Cue, its Affiliates and/or Cue Collaborators on commercially reasonable terms (including, for the avoidance of doubt, as agreed by the Parties, [***]). If Cue has made the CMC Step 4 Election for a Collaboration Product, within [***] days of review by the JSC of each Cue Territory Development Plan and LGC Territory Development Plan for such Collaboration Product, the Parties through the JSC shall agree upon a Manufacturing plan that shall set forth the activities that the Parties will conduct relating to the Manufacture and supply of such applicable Collaboration Compounds and Collaboration Products for carrying out the activities specified in the Cue Territory Development Plan, LGC Territory Development Plan, and Cue Territory Commercialization Plan (and any amendments thereto), including timelines for drug substance and drug product Manufacturing, fill and finish activities, release procedures for Collaboration Products needed to accomplish the objectives of the Cue Territory Commercialization Plan (and any amendments thereto) (each, a “Cue Territory Commercial Manufacturing Plan”). Each Cue Territory Commercial Manufacturing Plan shall be updated and amended by the JSC as it deems appropriate, and in any event on an annual basis.

6.8 Third Party CMOs. Through the JSC, the Parties will discuss use of a single Third Party CMO for clinical and commercial supply of each Collaboration Product. If for any Collaboration Product the Parties are unable to agree on a single Third Party CMO, each Party shall seek consent of the other Party to the engagement of any CMO, which consent shall not be unreasonably withheld, conditioned or delayed, and if consent is not granted, each Party shall have the right to select a CMO for Manufacture of Collaboration Products for its own Territory; provided, that, in order to obtain the benefit of a technology transfer pursuant to Section 6.9, any such CMO selected by Cue shall be from the applicable Approved CMO List provided by LGC pursuant to Section 6.3 (any such CMO, an “Approved CMO”). Notwithstanding the foregoing, in all events (other than with respect to the CUE-101 Program with the [***] Allele) Cue must obtain LGC’s consent to any CMO [***], which LGC may provide in its sole discretion. The Parties agree that any CMO selected by Cue or LGC will have a demonstrated track record [***].

6.9 Manufacturing Technology Transfer. Except as provided in Section 4.3(f)(iii)(1) and Section 6.10, with respect to any Collaboration Product (or LGC Reserved Product, if applicable) for which LGC (or its Affiliate) performed CMC Development or CMC Manufacturing, if (a) Cue does not elect for LGC to perform CMC Step 2, CMC Step 3, or CMC Step 4 (or with respect to LGC Reserved Products, upon completion of CMC Step 1), or (b) upon failure of the Parties to reach agreement with respect to a Clinical Supply Agreement or a Commercial Supply Agreement or (c) [***] under this Agreement and does not cure such breach within [***] days (provided, that if such breach is not reasonably capable of cure within such [***] day period, then such cure period shall be automatically extended for an additional [***] day period as long as LGC continues to use diligent efforts to cure such breach in accordance with a reasonable cure plan and if such breach is not reasonably capable of cure within such combined [***] day period, then Cue shall reasonably consider consenting to any extension of such cure period as long as LGC continues to use diligent efforts to cure such breach in accordance with a reasonable cure plan), as applicable, then, in each case upon the written request of Cue, LGC shall use Commercially Reasonable Efforts to make a technology transfer

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to an Approved CMO the Manufacturing processes (including materials and such other information) but solely as is necessary to enable the Manufacture of such Collaboration Product (including the Collaboration Compound therein) (or LGC Reserved Product, including the LGC Reserved Compound therein, if applicable) by such Approved CMO to comparable biochemical structure, quality and purity as that Manufactured by LGC or its Affiliate or CMO, provided that neither Cue, LGC or any Third Party shall perform such a technology transfer to any CMO [***] without LGC’s consent, not to be unreasonably withheld, conditioned or delayed if LGC has approved the CMO to manufacture Collaboration Products (or LGC Reserved Products, if applicable). LGC shall conduct such technology transfer as soon as reasonably practicable after receiving such written notice, using good faith efforts to support supply needed to achieve timelines in the Cue Territory Development Plan (or Cue’s development plan for LGC Reserved Products, if applicable) or Cue Territory Commercialization Plan, as applicable. LGC shall conduct the first technology transfer for each Collaboration Product (or LGC Reserved Products, if applicable) [***] (provided that [***]) for a period of up to [***] months from the date Cue or its designee has provided notice it is ready to receive the technology transfer, provided, that such [***] month period [***]. After the expiration of the initial such [***] month period for a Collaboration Product (or LGC Reserved Products, if applicable), if required to complete the technology transfer to enable the Manufacture of such Collaboration Product (including the Collaboration Compound therein) (or LGC Reserved Product, including the LGC Reserved Compound therein, if applicable) by such Approved CMO to comparable biochemical structure, quality and purity as that Manufactured by LGC, LGC shall continue to provide support to Cue for up to an additional [***] period for up to [***] hours at the FTE Rate and thereafter at [***]. Thereafter, LGC will also provide [***] for such Collaboration Product (or LGC Reserved Products, if applicable). Neither Cue nor its Affiliates or Cue Collaborators shall reverse engineer any materials provided hereunder by LGC. Notwithstanding anything in this Agreement to the contrary, LGC’s CMC information may only be shared with an Approved CMO.

6.10 CMC Step 1 Development for LGC Reserved Products for Reserved Antigens

(a) LGC Reserved Compound CMC Step 1 Elections. During the Antigen Selection Period, if Cue desires, in its sole discretion, to initiate CMC Step 1 for a product consisting of or containing a CUE-100 Series Compound having an epitope of an LGC Reserved Antigen and an Allele (such compound, an “LGC Reserved Compound” and such product, an “LGC Reserved Product”), Cue shall provide written notice thereof to LGC (the “LGC Reserved Compound CMC Step 1 Notice”). Within [***] days of LGC’s receipt of the LGC Reserved Compound CMC Step 1 Notice with respect to a CUE-103 Compound: (i) LGC shall have the right to elect, in its sole discretion, to perform CMC Step 1 for such LGC Reserved Product [***]    as if such LGC Reserved Product was a Collaboration Product under this Agreement; and (ii) LGC may select such LGC Reserved Antigen as a Collaboration Antigen pursuant to Section 4.3(c) (even if prior to the CUE-103 Program Selection Period).

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(b) LGC Performs CMC Step 1 for LGC Reserved Product. If LGC does elect to perform CMC Step 1 for such LGC Reserved Product within such [***] day period, then:

(i) the Parties, through the JMC, shall jointly draft, review, discuss and approve a plan that addresses CMC Step 1 for such LGC Reserved Product [***], which plan shall be drafted based on the template CMC development plan attached as Exhibit F (the “CMC Step 1 LGC Reserved Product Development Plan”);

(ii) LGC (or its Affiliate or subcontractor(s) appointed in accordance with Section 2.8, as applicable) shall be responsible for conducting CMC Step 1 for such LGC Reserved Products in accordance with the applicable CMC Step 1 LGC Reserved Product Development Plan;

(iii) LGC shall provide Cue with the CMC Step 1 Development Package promptly after the generation thereof and shall at least quarterly and at least [***] business days prior to each JMC meeting disclose in writing to Cue and keep the JMC reasonably informed of all CMC Step 1 Data;

(iv) Within [***] days of finalizing each CMC Step 1 LGC Reserved Product Development Plan, Cue will assign a CMC liaison (which shall be an employee of Cue who is subject to confidentiality obligations at least as protective of LGC as those set forth herein) to be a regular point of contact to support advancement of the CMC Step 1 LGC Reserved Product Development Plan. At the reasonable request of the CMC liaison (but in any event at least quarterly), LGC will provide information regarding the progress of the CMC Step 1 Development to support the activities and deliverables set forth in the CMC Step 1 LGC Reserved Product Development Plan (and any timelines therein). Such CMC liaison shall not have any right to perform CMC Step 1 activities;

(v) subject to Article XII and Section 13.3, Cue, its Affiliates, sublicensees and subcontractors shall have the right to use and access all CMC Step 1 Data to Research, Develop, Manufacture and Commercialize LGC Reserved Products, subject to the terms of this Agreement;

(vi) If LGC performs (or is performing) CMC Step 1 for an LGC Reserved Product and subsequently elects the applicable LGC Reserved Antigen contained within such LGC Reserved Product as a Collaboration Antigen, (A) such LGC Reserved Product shall thereafter be deemed a Collaboration Product, (B) [***], provided that costs of any technology transfer shall be governed by Section 6.9, and (C) LGC shall receive the royalty provided in Section 7.7(a)(i) from Cue with respect to such Collaboration Product; and

(vii) If LGC performs (or is performing) CMC Step 1 for an LGC Reserved Product and does not elect by the end of the applicable Antigen Selection Period the applicable LGC Reserved Antigen contained within such LGC Reserved Product as a Collaboration Antigen, then (A) if applicable, LGC shall continue performance of CMC Step 1 for such LGC Reserved Product, the economic terms associated with such CMC Step 1 (which,

CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR SUCH PORTIONS. ASTERISKS DENOTE OMISSIONS.

as agreed upon by the Parties, may include royalty, reasonable markup, and external expenses) shall be negotiated by the Parties within [***] days after the Effective Date, with any dispute being resolved pursuant to Section 14.3; and (B) Cue shall make CMC Step 1 royalty payments to LGC pursuant to this Section 6.10(b)(vii) (not Section 7.7(a)(i)) with respect to such LGC Reserved Product.

(c) LGC does not Perform CMC Step 1 for LGC Reserved Product.

(i) If (A) LGC does not elect to perform CMC Step 1 for an LGC Reserved Product within such [***] day period or (B) Cue acting reasonably and in good faith does not agree with LGC on the CMC Step 1 LGC Reserved Product Development Plan for such LGC Reserved Product, then (1) Cue or its Affiliate shall have the right to conduct (or have conducted by a CMO selected in Cue’s sole discretion) CMC Step 1 for such LGC Reserved Product independently at Cue’s cost and (2) [***].

(ii) If LGC does not perform CMC Step 1 for an LGC Reserved Product and LGC subsequently elects such LGC Reserved Antigen within such LGC Reserved Product as a Collaboration Antigen, (A) Cue or its Affiliate shall have the right to continue performing (or having performed by its CMO) CMC Step 1 for such applicable Collaboration Products and (B) [***].

ARTICLE VII

FEES AND PAYMENTS

7.1 Upfront Payment. LGC shall make a one-time, non-refundable, non-creditable upfront payment of five million U.S. dollars ($5,000,000) to Cue within [***] days after the Effective Date. LGC acknowledges Cue intends to use [***] of these funds to pay for research and/or development by Cue relating directly to Collaboration Products with results to be reported to LGC. The Parties acknowledge that such allocation of funds does not in any event change any applicable tax withholding requirements.

7.2 Equity Investment. Within [***] days after the Effective Date, LGC shall purchase, pursuant to a stock purchase agreement in a form attached hereto as Exhibit G, four million nine hundred ninety-eight thousand six hundred ninety-six U.S. dollars and eighty-two cents ($4,998,696.82) of publicly-listed CUE common stock at a price per share equal to a twenty percent (20%) premium to the weighted-average closing price per share over the thirty (30) trading day period immediately prior to the Effective Date.

7.3 Sharing of Research Costs, CMC Development Costs and Development Costs. The Parties shall share Research Costs, Multi-Region Trial Shared Costs and Multi-Region Trial Territorial Costs as follows:

CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR SUCH PORTIONS. ASTERISKS DENOTE OMISSIONS.

(a) Within [***] days after the end of each Calendar Quarter during which Cue is incurring (i) Joint Research Costs or Multi-Region Trial Shared Costs or (ii) other Research Costs or Multi-Region Trial Territorial Costs that LGC is responsible for in accordance with the terms of this Agreement (such costs under (ii), “LGC Costs”), Cue shall provide LGC a reasonably detailed invoice specifying all Joint Research Costs, Multi-Region Trial Shared Costs and LGC Costs incurred by Cue in such Calendar Quarter, which invoice shall include copies of all Third Party invoices, and shall invoice LGC for its applicable percentage (as set forth in Section 4.5(b) and Section 4.8(b), as applicable) of such costs in accordance with the budget set forth in the applicable Plan and the terms of this Agreement. Within [***] days of receipt of such invoice, LGC shall pay to Cue LGC’s share of such invoiced costs.

(b) Within [***] days after the end of each Calendar Quarter during which LGC is incurring (i) Joint Research Costs or Multi-Region Trial Shared Costs, (ii) costs associated with CMC Development (subject to Cue’s CMC Step Election, except to the extent such costs are governed by a separate written contract or to the extent LGC is responsible [***] for Collaboration Products in accordance with the terms of this Agreement), or (iii) other Research Costs or Multi-Region Trial Territorial Costs that Cue is responsible for in accordance with the terms of this Agreement (such costs under (ii), “Cue Costs”), LGC shall provide Cue a reasonably detailed invoice specifying all Joint Research Costs, Multi-Region Trial Shared Costs, costs associated with CMC Development, and Cue Costs incurred by LGC in such Calendar Quarter, which invoice shall include copies of all Third Party invoices, and shall invoice Cue for its applicable percentage (including as set forth in Section 4.5(b), Section 4.8(b), or Section 6.9, as applicable) of such costs in accordance with the budget set forth in the applicable Plan and the terms of this Agreement. Within [***] days of receipt of such invoice, Cue shall pay to LGC Cue’s share of such costs.

7.4 Global Fee. Within [***] days of the date of the execution of the Global License and Collaboration Agreement by both Parties pursuant to Section 2.11(c), LGC shall make a one-time, non-refundable, non-creditable payment of [***] to Cue (the “Global Fee”).

7.5 Milestone Payments.

(a) Development and Regulatory Milestone Payments.

(i) For the first Collaboration Product for each of the CUE-101 Program, CUE-102 Program and CUE-103 Program, within [***] days after the first achievement of each Milestone Event below by the LGC Group (or in connection with the United States Milestone Events in Section 7.5(a)(i)(3) and 7.5(a)(i)(4), by Cue or any of its Affiliates or Cue Collaborators), LGC shall pay to Cue the non-refundable, non-creditable Milestone Payment corresponding to such Milestone Event as shown below, subject to the remainder of this Section 7.5(a).

CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR SUCH PORTIONS. ASTERISKS DENOTE OMISSIONS.

Milestone Payments (in U.S. Dollars)
Development and Regulatory Milestone Events	CUE-101	CUE-102	CUE-103
(1) [***]	[***]	[***]	[***]
(2) [***]	[***]	[***]	[***]
(3) [***]	[***]	[***]	[***]
(4) [***]	[***]	[***]	[***]
(5) [***]	[***]	[***]	[***]
(6) [***]	[***]	[***]	[***]
(7) [***]	[***]	[***]	[***]
(8) [***]	[***]	[***]	[***]
(9) [***]	[***]	[***]	[***]
(10) [***]	[***]	[***]	[***]

Total		[***]

(ii) The Milestone Payment set forth in Section [***] shall be payable [***]. If such Milestone Event [***]. If such Milestone Event [***].

(iii) The Milestone Payments set forth in Section 7.5(a)(i) shall be payable only once for each of the first CUE-101 Program, CUE-102 Program and CUE-103 Program, regardless of the number of Collaboration Products that are under each Program under the applicable Research Plan or the applicable Development Plan. For example, if LGC elects to Research and Develop multiple Collaboration Products under the CUE-102 Program, then LGC shall only be obligated to pay the CUE-102 Milestone Payments set forth above for the first Collaboration Product to achieve such Milestone Event.

(iv) The achievement of a Milestone Event set forth in Section 7.5(a)(i) by an LGC Income Sharing Sublicensee [***] shall not relieve LGC of the obligation to pay such Milestone Payment when achieved by such LGC Income Sharing Sublicensee. For clarity, LGC shall not be required to pay such Milestone Payment when such Milestone is achieved by a Cue Direct Third Party Licensee.

CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR SUCH PORTIONS. ASTERISKS DENOTE OMISSIONS.

(v) With respect to the Milestone Payments in Section 7.5(a) subsection [***] only, if such Milestone Event with respect to the CUE-101 Program, CUE-102 Program and/or CUE-103 Program is skipped, then the first achievement of a subsequent such Milestone Event shall trigger the one-time payment of preceding unpaid such Milestone(s) for such Program. For example, if Milestone Events [***] for the CUE-102 Program are not triggered but Milestone Event [***] for the CUE-102 Program is triggered, then such achievement of Milestone Event 7 shall also trigger payment for both Milestone Events [***] for the CUE-102 Program.

(b) Commercial Milestone Payments.

(i) Subject to Section 7.5(b)(ii), within [***] days after the end of each [***] in which aggregate annual Net Sales of all Collaboration Products by LGC, its Affiliates and Sublicensees in the LGC Territory in any Calendar Year first reach any threshold set forth in the table below, LGC shall pay to Cue the corresponding non-refundable, non-creditable Milestone Payment set forth below:

Annual Net Sales Milestone Events	Milestone Payments (in U.S. Dollars)
[***]	[***]
[***]	[***]
[***]	[***]

Total	[***]

(ii) The Milestone Payments in Section 7.5(b)(i) are payable one time only and shall be additive such that if multiple Milestone Events are achieved in the same Calendar Year, then the Milestone Payments for all such Milestone Events shall be payable within [***] after the end of such [***].

7.6 LGC Royalty Payments.

(a) LGC Royalty Rate. Subject to the terms and conditions of this Agreement, LGC shall make Calendar Quarterly for the LGC Royalty Term, non-refundable, non-creditable (subject to audit rights pursuant to Section 8.4) royalty payments to Cue on the aggregate Net Sales of each Collaboration Product sold in the LGC Territory by LGC or its Affiliates or Sublicensees during the applicable LGC Royalty Term, as calculated by multiplying the applicable royalty rate set forth below by the corresponding amount of Net Sales in the LGC Territory in the applicable Calendar Year:

[***]

(b) LGC Royalty Term. Subject to Section 7.6(c), royalties shall be paid on a Collaboration Product-by-Collaboration Product and country-by-country basis from the First Commercial Sale by LGC, its Affiliate or Sublicensee of such Collaboration Product in such country in the LGC Territory until the later of (i) the expiration of the last to expire Valid Claim of the Cue Patent Rights (including Joint Collaboration Patent Rights) in the country where such Collaboration Product is sold; (ii) ten (10) years after the First Commercial Sale of such Collaboration Product in such country; and (iii) the expiration of applicable Regulatory Exclusivities for such Collaboration Product in such country (the “LGC Royalty Term” for such Collaboration Product and country).

CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR SUCH PORTIONS. ASTERISKS DENOTE OMISSIONS.

(c) Royalty Step-Down. On a country-by-country basis, for any Collaboration Product not covered by a Valid Claim of the Cue Patent Rights (including Joint Collaboration Patent Rights), the royalty rate set forth in Section 7.6(a) shall be reduced by [***].

(d) Royalty Offsets. Subject to Section 7.6(e), LGC shall be entitled to offset royalties owed to Cue hereunder by [***] of Third Party royalties and other payments that LGC is Legally Required to pay in exchange for a Third Party License. LGC shall be entitled to carry forward to subsequent Calendar Quarters any excess reduction under this Section 7.6(d) resulting from the application of the royalty floor set forth in Section 7.6(e). As used herein, Know-How or Patent Rights are “Legally Required” if Know-How and/or Patent Rights of a Third Party are [***] to the Research, Development, Manufacture and/or Commercialization of a Collaboration Compound or Collaboration Product in either the country of manufacture or the country of sale and includes, for the avoidance of doubt, Know-How and/or Patent Rights of a Third Party that would be misappropriated or infringed by such Research, Development, Manufacture and/or Commercialization.

(e) Royalty Floor. Notwithstanding the adjustments set forth in Section 7.6(d) and Section 7.8, in no event shall the effective royalty due to Cue during the LGC Royalty Term under this Agreement be less than [***] of the amounts provided in the tables in Section 7.6(a). For the avoidance of doubt, termination of the royalty obligation under Section 7.8 upon [***].

7.7 Cue Royalty Payments.

(a) Cue Royalty Rate.

(i) Subject to the terms and conditions of this Agreement, with respect to each Collaboration Product, Cue shall make Calendar Quarterly for the Cue Royalty Term, non-refundable, non-creditable (subject to audit rights pursuant to Section 8.4) royalty payments to LGC on the aggregate Net Sales of [***] sold in the Cue Territory by Cue or its Affiliates or Cue Collaborators during the applicable Cue Royalty Term, as calculated by multiplying the applicable royalty rate set forth below by the corresponding amount of Net Sales in the Cue Territory in the applicable Calendar Year:

[***]

(ii) Subject to the terms and conditions of this Agreement, with respect to each Collaboration Product for which [***], Cue shall make Calendar Quarterly for the Cue Royalty Term, royalty payments to LGC on the aggregate Net Sales of [***] sold in the Cue Territory by Cue or its Affiliates or Cue Collaborators during the applicable Cue Royalty Term, as calculated by multiplying the applicable royalty rate set forth below by the corresponding amount of Net Sales in the [***]:

[***]

CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR SUCH PORTIONS. ASTERISKS DENOTE OMISSIONS.

For clarity, with respect to each Collaboration Product for which [***], royalties shall be owed pursuant to [***].

(iii) Subject to the terms and conditions of this Agreement, with respect to each Collaboration Product for which [***], Cue shall make Calendar Quarterly for the Cue Royalty Term, royalty payments to LGC on the aggregate Net Sales of [***] sold in the Cue Territory, as calculated by multiplying the royalty rate to be negotiated pursuant to Section 6.4 by the corresponding amount of Net Sales in the Cue Territory in the applicable Calendar Year. For clarity, with respect to each Collaboration Product for which [***], royalties shall be owed pursuant to [***].

(iv) Subject to the terms and conditions of this Agreement, with respect to each Collaboration Product for which [***], Cue shall make Calendar Quarterly for the Cue Royalty Term, royalty payments to LGC on the aggregate Net Sales of [***] sold in the Cue Territory, as calculated by multiplying the royalty rate to be negotiated pursuant to Section 6.4 by the corresponding amount of Net Sales in the Cue Territory in the applicable Calendar Year. For clarity, with respect to each Collaboration Product for which [***], royalties shall be owed pursuant to [***].

(b) Cue Royalty Term. Subject to Section 7.7(c), royalties shall be paid on a Collaboration Product-by-Collaboration Product and country-by-country basis from the First Commercial Sale by Cue, its Affiliate or Cue Collaborator of such Collaboration Product in such country in the Cue Territory until the later of (i) the expiration of the last-to-expire Valid Claim of the LGC Patent Rights (including Joint Collaboration Patent Rights) in the country where such Collaboration Product is sold; (ii) ten (10) years after the First Commercial Sale of such Collaboration Product in such country; and (iii) the expiration of applicable Regulatory Exclusivities for such Collaboration Product in such country (the “Cue Royalty Term” for such Collaboration Product and country).

(c) Royalty Step-Down. On a Collaboration Product-by-Collaboration Product and country-by-country basis, for any Collaboration Product not covered by a Valid Claim (as such term[***]) of the LGC Patent Rights (including Joint Collaboration Patent Rights) in such country within the Cue Territory where such Collaboration Product is made or sold:

(i) the royalty under Section 7.7(a)(i) shall be [***];

(ii) the royalty under Section 7.7(a)(ii) shall be [***];

(iii) the royalty under Section 7.7(a)(iii) shall be [***];

(iv) the royalty under Section 7.7(a)(iv) shall be [***]; and

CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR SUCH PORTIONS. ASTERISKS DENOTE OMISSIONS.

(v) the Royalty Term for such Collaboration Product shall be adjusted to solely be the period of ten (10) years from the First Commercial Sale of such Collaboration Product in such country in the Cue Territory.

(d) Royalty Offsets. Subject to Section 7.7(e) and as long as the royalty step-down in Section 7.7(c) is not applicable, on a Collaboration Product-by-Collaboration Product basis, if [***].

(e) Royalty Floor. Notwithstanding the adjustments set forth in Section 7.7(c), Section 7.7(d), and Section 7.8, in no event shall the effective royalty due to LGC during the Cue Royalty Term under this Agreement be less than [***] of the amounts provided in Section 7.7(a) or Section 7.7(c), as applicable. For the avoidance of doubt, termination of the royalty obligation under Section 7.8 upon [***].

7.8 Generic Competition. If (a) one or more Generic Products with respect to a particular Collaboration Product are sold in a country in the LGC Territory in the case of LGC’s payment of royalties and Cue Territory in the case of Cue’s payment of royalties in any Calendar Quarter during the applicable Royalty Term for such Collaboration Product and country, and (b) the unit volume of such Generic Products sold in such country in such Calendar Quarter [***] of the combined unit volume of such Generic Products and such Collaboration Product sold in such country in such Calendar Quarter, then the royalties payable under Section 7.6(a) or Section 7.7(a), as applicable, with respect to such Collaboration Product in such country shall be reduced by [***] for such Calendar Quarter. If, in addition to (a) and (b) in the foregoing sentence the unit volume of such Generic Products sold in such country in such Calendar Quarter [***] of the combined unit volume of such Generic Products and such Collaboration Product sold in such country in such Calendar Quarter, then there shall be no further royalty obligation under Section 7.6(a) or Section 7.7(a), as applicable, with respect to such Collaboration Product in such country. The [***] royalty reduction will be calculated by determining the portion of total Net Sales of the relevant Collaboration Product in the respective Territory in a Calendar Quarter that is attributable to the country in which such reduction applies, and by determining the total royalties for such Collaboration Product in the respective Territory without reduction, and then reducing by [***] the applicable portion (based on Net Sales) of total royalties attributable to the country in which such reduction applies. The unit volume of such Collaboration Product and such Generic Products shall be calculated [***].

7.9 Income Sharing [***]. In the event (a) LGC or its Affiliate [***] or (b) Cue [***], then the Parties shall share all Sublicensing Revenue paid by such LGC sublicensee (an “LGC Income Sharing Sublicensee”) or the Cue Direct Third Party Licensee to such Party or its Affiliate as set forth below:

(a) Subject to Section 7.9(c), if a sublicense agreement with an LGC Income Sharing Sublicensee, or a Cue Direct Third Party License Agreement, as applicable, was executed pursuant to the terms of this Agreement [***]:

[***]

CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR SUCH PORTIONS. ASTERISKS DENOTE OMISSIONS.

(b) Subject to Section 7.9(c), if a sublicense agreement with an LGC Income Sharing Sublicensee, or a Cue Direct Third Party License Agreement, as applicable, was executed pursuant to the terms of this Agreement [***]:

[***]

(c) Notwithstanding the foregoing, if the LGC Income Sharing [***], and a sublicense agreement was executed pursuant to the terms of this Agreement [***], then LGC shall [***] and LGC shall [***] and LGC Sublicensing Revenue shall [***].

(d) The Party receiving the Sublicensing Revenue [***], shall pay the other Party its applicable share of the Sublicensing Revenue in accordance with this Section 7.9 within [***] days after its receipt thereof.

7.10 Einstein [***]. Notwithstanding anything to the contrary herein, in the event of termination of the Einstein License Agreement, [***].

ARTICLE VIII

PAYMENT; RECORDS; AUDITS

8.1 Payment; Reports. Royalty payments due by LGC to Cue under Section 7.6 and due by Cue to LGC under Section 7.7 and in the case of Cue, the portion of Cue Sublicensing Revenue payments under Section 7.9 based on royalties received by Cue or its Affiliates, in each case, shall be calculated and reported for each Calendar Quarter. All royalty payments due under Section 7.6 and Section 7.7 and Sublicensing Revenue due under Section 7.9 shall be paid within [***] days after the end of each Calendar Quarter and shall be accompanied by a report setting forth, on a country-by-country and Collaboration Product-by-Collaboration Product basis, Net Sales of Collaboration Products by the applicable Party and its Affiliates and Sublicensees and Cue Collaborators in sufficient detail to permit confirmation of the accuracy of the royalty payment made, including, for each country, the number of Collaboration Products sold, the gross sales and Net Sales of Collaboration Products, including the deductions from gross sales to arrive at Net Sales, the royalties payable, the method used to calculate the royalties, the exchange rates used and any adjustments to royalties in accordance with Section 7.6, Section 7.7, or Section 7.8, if applicable.

8.2 Exchange Rate; Manner and Place of Payment. All references to dollars and “$” herein shall refer to U.S. dollars. All payments hereunder shall be payable in U.S. dollars. When conversion of payments from any currency other than U.S. dollars is required, such conversion shall be at an exchange rate equal to the weighted average of the rates of exchange for the currency of the country from which such payments are payable as published by The Wall Street Journal, Western U.S. Edition, during the Calendar Quarter in which the applicable sales were made. All payments owed under this Agreement shall be made by wire transfer in immediately available funds to a bank and account designated in writing by a Party, unless otherwise specified in writing by such Party.

CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR SUCH PORTIONS. ASTERISKS DENOTE OMISSIONS.

8.3 Taxes.

(a) Taxes on Income. Except as otherwise set forth in this Section 8.3, each Party shall be solely responsible for the payment of all taxes imposed on its share of income arising directly or indirectly from the activities of the Parties under this Agreement.

(b) Tax Cooperation. The Parties agree to cooperate with one another and use reasonable efforts to minimize or reduce tax withholding, Transfer Taxes imposed on such amounts payable by the Paying Party to the Non-Paying Party in connection with this Agreement or similar obligations in respect of royalties, Milestone Payments, and all other payments made by either Party (the “Paying Party”) to the other Party (the “Non-Paying Party”) under this Agreement. Each Party shall provide the other Party any tax forms that may be reasonably necessary in order for the Paying Party to not withhold tax or deduct an amount of Transfer Taxes or to withhold tax or deduct Transfer Taxes at a reduced rate under an applicable bilateral income tax treaty or otherwise. Each Party shall use reasonable efforts to identify any such forms prior to the due date and the Non-Paying Party shall use reasonable efforts to provide any such tax forms to the Paying Party in advance of the due date. Each Party shall provide the other with reasonable assistance to enable the recovery, as permitted by Applicable Laws, of withholding taxes, Transfer Taxes or similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of the Party with respect to which such amount was withheld or deducted (or, if the amount was not withheld or deducted, the Party that actually bore the economic cost of the tax that is recovered).

(c) Withholding Taxes. If withholding taxes are imposed on any payment made by a Paying Party to a Non-Paying Party under this Agreement, the Paying Party shall [***]; provided, however, if the Paying Party [***], the Non-Paying Party agrees to [***]. Unless the failure by the Paying Party [***] is due to [***], the Paying Party shall [***].

(d) Transfer Taxes. All payments due by the Paying Party to the Non-Paying Party in connection with this Agreement shall be exclusive of Transfer Taxes. Any Transfer Taxes shall be deducted against the payments due to the Non-Paying Party, unless the Non-Paying Party is required by law to directly pay the applicable Transfer Taxes, in which case the Non-Paying Party shall directly pay such Transfer Taxes to the proper taxing authority. In either case, the Party responsible under Applicable Law for remitting such Transfer Taxes to the proper taxing authority shall (i) timely pay the taxes to such taxing authority and timely file any associated tax return (with the other Party cooperating in such filing to the extent required by Applicable Law or reasonably requested by the Party) and (ii) reasonably promptly after such filing and payment send proof of such filing and payment to the other Party in a manner and form that is reasonably acceptable to such other Party. If the Paying Party fails to deduct any required Transfer Taxes from a payment to the Non-Paying Party, the Non-Paying Party agrees to promptly, upon request, return an amount equal to such Transfer Taxes to the Paying Party for payment to the proper taxing authority. Unless the failure by the Paying Party to deduct the Transfer Taxes (or to timely pay any Transfer Taxes to the proper taxing authority) is due to the breach by the Non-Paying Party of any covenant or agreement it has made under this Agreement, the Paying Party shall be responsible for all additions to tax, interest and penalty charges imposed by the taxing authority with respect to such failure to timely withhold and/or remit the required Transfer Taxes. The Parties agree that, to the extent required by Applicable Law, Transfer Taxes shall be separately stated on any invoice or other request for payment.

CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR SUCH PORTIONS. ASTERISKS DENOTE OMISSIONS.

8.4 Records; Audit. Each Party shall keep, and shall cause its Affiliates and Sublicensees or Cue Collaborators, as applicable, to keep, complete and accurate records pertaining to the sale or other disposition of Collaboration Products in sufficient detail to permit the other Party to confirm the accuracy of commercial Milestone Payments and royalty payments (or Sublicensing Revenue, as applicable) due hereunder. Each Party shall keep, and shall cause its Affiliates to keep, complete and accurate records pertaining to its Research Costs and Development Costs in sufficient detail to permit the other Party to confirm the accuracy of payments due under Section 7.3. Such records shall be kept for such period of time required by Applicable Laws, but in no case less than [***] years following the end of the Calendar Quarter to which they pertain. Each Party shall have the right to have an independent, certified public accountant reasonably acceptable to the other Party audit such records of the other Party to confirm Net Sales, milestones, royalties, Sublicensing Revenue, and payments under Section 7.3, in the case of LGC as audited Party, and to confirm Net Sales, royalties, Sublicense Revenue, and payments under Section 7.3, in the case of Cue as audited Party, for a period covering not more than [***] years following the Calendar Quarter to which they pertain. Such audits may be exercised only once for any period and no more than once per Calendar Year during normal business hours and on a mutually agreeable date (such agreement not to be unreasonably withheld, conditioned or delayed) upon at least [***] days prior written notice to the audited Party. Any such auditor shall not disclose the audited Party’s confidential information to the auditing Party, except to the extent such disclosure is necessary to verify the accuracy of the financial reports or invoices furnished by the audited Party or the amount of payments by the audited Party under this Agreement. Any amounts shown to be owed but unpaid shall be paid within [***] days after the accountant’s report, plus interest (as set forth in Section 8.5) from the original due date. Any overpayment by the audited Party revealed by an audit shall be credited against future payments owed by the audited Party to the other Party (and if no further payments are due, shall be refunded by the auditing Party at the request of the audited Party). The auditing Party shall bear the full cost of such audit unless such audit discloses an underpayment or overcharge by the audited Party of more than [***] of the amount of royalties or other payments due under this Agreement for the audited period, in which case, the audited Party shall bear the cost of such audit.

8.5 Late Payments. In the event that any payment due under this Agreement is not paid when due in accordance with the applicable provisions of this Agreement, the payment shall accrue interest from the date due at the rate of [***] per month; provided, however, that in no event shall such rate exceed the maximum legal annual interest rate. The payment of such interest shall not limit the Party entitled to receive payment from exercising any other rights it may have as a consequence of the lateness of any payment.

CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR SUCH PORTIONS. ASTERISKS DENOTE OMISSIONS.

ARTICLE IX

INTELLECTUAL PROPERTY

9.1 Ownership.

(a) Data. All Data generated in connection with any Research, Development, Manufacturing or Commercialization activities with respect to any Collaboration Compound or Collaboration Product conducted by or on behalf of LGC or its Affiliates or Sublicensees (such Data, excluding the Excluded Data generated by LGC, its Affiliates or Sublicensees, the “LGC Data”) shall be the sole and exclusive property of LGC or of its Affiliates or Sublicensees, as applicable. All Data generated in connection with any Research, Development, Manufacturing or Commercialization activities with respect to any Collaboration Compound or Collaboration Product conducted by or on behalf of Cue or its Affiliates or Cue Collaborators (such Data, excluding the Excluded Data generated by Cue, its Affiliates or Cue Collaborators, the “Cue Data”) shall be the sole and exclusive property of Cue or of its Affiliates or Cue Collaborators, as applicable. Notwithstanding the foregoing, all Data (excluding the Excluded Data) generated in Multi-Region Trials shall be jointly owned by the Parties.

(b) Ownership of Background IP. Cue Background IP shall remain the sole and exclusive property of Cue or Einstein, as applicable. LGC Background IP shall remain the sole and exclusive property of LGC. Except as granted herein, LGC shall have no rights in the Cue Background IP or involvement in any actions taken by Cue with respect to Cue Background IP, and Cue shall have no rights in the LGC Background IP or involvement in any actions taken by LGC with respect to LGC Background IP.

(c) Prosecution of Background Patent Rights. Except for patent applications in the Cue Background Patent Rights [***] Cue shall have the sole right to control, in its sole discretion, the filing, prosecution and maintenance of any Patent Rights within the Cue Background Patent Rights, at Cue’s expense. Cue shall keep LGC informed of the status of any [***] as set forth in Section 9.2(a)(iii), and shall on a [***] basis update the list of Cue Background Patent Rights attached as Exhibit A. On a [***] basis, Cue will provide to LGC all PCT and provisional applications within the Cue Background Patent Rights that would be necessary or reasonably useful to the collaboration but excluding unpublished applications that are jointly owned by Cue and a Third Party. For each such PCT application, LGC may elect in writing to be kept informed of filings related to that PCT application. At least [***] prior to the [***], Cue will provide to LGC a list of Cue’s intended national phase filings in the LGC Territory. If LGC wishes to file in any additional jurisdictions within the LGC Territory, LGC will notify Cue of such additional jurisdictions at least [***] prior to [***], and Cue will file national-stage applications in each such additional jurisdiction. LGC will bear all filing and prosecution costs in those additional jurisdictions until such time as LGC notifies Cue that LGC no longer wishes to maintain any such application, at which time Cue may elect to abandon that application or continue prosecution at Cue’s expense or as otherwise agreed by the Parties. For all Patent Rights in the LGC Territory that claim priority to an elected PCT application, Cue will promptly advise LGC of all changes of status, and will notify LGC at least [***] prior to (X) any final deadline for filing a divisional application where Cue does not intend to file a divisional

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application and (Y) any final deadline for maintenance of any patent or application that Cue does not intend to maintain, at which time LGC may request that a divisional be filed or the patent or application be maintained, and Cue will do so at LGC’s expense. Notwithstanding the foregoing, at LGC’s request, and to the extent reasonable according to the laws of the relevant jurisdiction [***] LGC shall have the sole right to control, in its sole discretion, the filing, prosecution, defense, maintenance and enforcement (including any interferences, reissue proceedings, oppositions, Inter Partes Reviews, Post Grant Reviews, Nullity Proceedings, reexaminations, and the like) of the LGC Background Patent Rights. LGC shall have no obligation to keep Cue informed of the status of LGC Background Patent Rights.

(d) Ownership of Collaboration Inventions and Patent Rights.

(i) Ownership of all Collaboration Inventions and Collaboration Patent Rights shall be based on inventorship, as determined in accordance with the rules of inventorship under United States patent laws.

(ii) Solely Made Collaboration Inventions, Know-How and Patent Rights. Each Party shall solely own any Collaboration Inventions, Collaboration Know-How and Collaboration Patent Rights made solely by its and/or its Affiliates’ employees, agents or contractors, i.e., “LGC Sole Collaboration Know-How”, “LGC Sole Collaboration Inventions”, “LGC Sole Collaboration Patent Rights”, “Cue Sole Collaboration Know-How”, “Cue Sole Collaboration Inventions” and “Cue Sole Collaboration Patent Rights.”

(iii) Jointly Made Collaboration Inventions, Know-How and Patent Rights. The Parties shall jointly own any Collaboration Inventions, Collaboration Know-How and Collaboration Patent Rights that are made jointly by employees, agents or contractors of one Party and/or its Affiliates together with employees, agents or independent contractors of the other Party and/or its Affiliates (respectively, “Joint Collaboration Inventions”, “Joint Collaboration Know-How” and “Joint Collaboration Patent Rights”). Except to the extent either Party is restricted by the licenses granted to the other Party under this Agreement, each Party shall be entitled to practice, license, assign and otherwise exploit the Joint Collaboration Inventions, Joint Collaboration Know-How and Joint Collaboration Patent Rights without the duty of accounting or seeking consent from the other Party.

(e) Collaboration Inventions and Patent Rights.

(i) Collaboration Inventions relating to (i) a Collaboration Compound and/or Collaboration Product [***], are referred to herein as “Collaboration Product Inventions.” Collaboration Patent Rights that Specifically Claim one or more of (i)-(iii) are collectively referred to as “Collaboration Product Patent Right.”

(ii) Collaboration Platform Inventions and Patent Rights. Collaboration Inventions relating to the Cue Platform are referred to herein as “Collaboration Platform Inventions” and include but are not limited to Collaboration Inventions relating to the Cue Platform, including but not limited to Immuno-STAT Biologics and the components thereof, including (i) [***]. Collaboration Patent Rights claiming any Collaboration Platform Invention

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are collectively referred to as “Collaboration Platform Patent Rights.” Collaboration Platform Patent Rights exclude Collaboration Product Patent Rights. All Collaboration Platform Patent Rights solely owned by Cue shall be deemed “Cue Sole Collaboration Platform Patent Rights” and all Collaboration Platform Patent Rights solely owned by LGC shall be deemed “LGC Sole Collaboration Platform Patent Rights.”

(iii) Other Collaboration Inventions and Patent Rights. A Collaboration Invention other than or Collaboration Platform Invention or a Collaboration Product Invention is referred to herein as an “Other Collaboration Invention.” Collaboration Patent Rights that disclose and/or claim Other Collaboration Inventions are collectively referred to “Other Collaboration Patent Rights.” For clarity, Other Collaboration Patent Rights do not include Patent Rights that claim a Collaboration Platform Invention or a Collaboration Product Invention.

(f) Collaboration Invention Disclosures. Upon recognizing that a Collaboration Invention has been made, a Party shall promptly disclose to the other Party such Collaboration Invention, and shall provide to the other Party a summary of the Collaboration Invention, and shall promptly respond to reasonable requests from the other Party for additional information relating to such Collaboration Invention.

(g) Collaboration Patent Rights Exhibit. On [***] basis during the Term, the Parties shall create and update a list of all Collaboration Patent Rights to be included as Exhibit I.

9.2 Preparation, Filing, Prosecution and Maintenance of [***].

(a) Lead Prosecuting Party. For purposes of this Section 9.2, the Party that takes the lead for the preparation, filing, prosecution and maintenance of a patent application shall be the “Lead Prosecution Party.” Cue shall be the Lead Prosecution Party for all [***]. For each [***] and for each [***] Cue shall have the first right, but not the obligation, to be the Lead Prosecution Party. If Cue elects to not be the Lead Prosecution Party for such Collaboration Inventions, then LGC shall have the option, but not the obligation, to be the Lead Prosecution Party for such Collaboration Inventions. For each [***] LGC shall have the first right, but not the obligation, to be the Lead Prosecution Party. If LGC elects to not be the Lead Prosecution Party for such Collaboration Inventions, then Cue shall have the option, but not the obligation, to be the Lead Prosecution Party for such Collaboration Inventions.    If neither Party initially elects to serve as the Lead Prosecution Party for a given Collaboration Invention, then no application shall be filed for such Collaboration Invention at that time, but either Party shall remain free to notify the other Party at any time during the Term that it will serve as the Lead Prosecution Party for such Collaboration Invention.

(i) Cue is Lead Prosecution Party for Collaboration Patent Rights. If Cue elects to take the lead in the patent activities for a Collaboration Invention, then Cue shall consult with LGC regarding the preparation and filing of a patent application disclosing and claiming such Invention (LGC to promptly provide all reasonable cooperation as necessary). Cue shall give LGC a reasonable opportunity to review and comment on the text of

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any patent application before filing, shall consult with LGC with respect thereto, and shall supply LGC with a copy of the application as filed, together with notice of its filing date and serial number. Thereafter, Cue shall: (i) manage all Patent Rights worldwide claiming priority to such application; (ii) keep LGC reasonably informed of the status of all such Patent Rights relating to such application; (iii) promptly provide LGC with all material correspondence received from any patent authority in connection therewith; and (iv) promptly provide LGC with drafts of all proposed material filings and correspondence to any patent authority for LGC’s review and comment prior to the submission of such proposed filings and correspondence. Following receipt of LGC’s comments, Cue shall confer with LGC and shall [***], provided that LGC provides such comments within [***] days (or a shorter period reasonably designated by Cue if [***] days is not practicable given the filing deadline) of receiving the draft filings and correspondence from Cue. At least [***] days prior to the relevant filing deadline, Cue shall consult with LGC regarding any Paris Convention, non-Paris Convention, PCT National Phase, continuation and divisional filings that LGC wishes to be made for any such Collaboration Patent Rights in the LGC Territory, and agrees to make any such filing timely requested by LGC. In addition, at LGC’s request, and to the extent reasonable according to the laws of the relevant jurisdiction within the LGC Territory, for each country in the LGC Territory in which there is a patent application for which Cue is Lead Prosecution Party [***] Notwithstanding the foregoing, for any Paris Convention, non-Paris Convention, PCT National Phase, continuation, and divisional filings for [***] in the LGC Territory, LGC shall act as Lead Prosecution Party in accordance with Section 9.2(a)(ii).

(ii) LGC is Lead Prosecution Party for Collaboration Patent Rights. If LGC is the Lead Prosecution Party for a given Collaboration Invention, then LGC shall consult with Cue regarding the preparation and filing of a patent application disclosing and claiming such Collaboration Invention (Cue to promptly provide all reasonable cooperation as necessary). LGC shall give Cue a reasonable opportunity to review and comment on the text of any patent application before filing, shall consult with Cue with respect thereto, and shall supply Cue with a copy of the application as filed, together with notice of its filing date and serial number. Thereafter, LGC shall: (i) manage all Patent Rights worldwide claiming priority to such application; (ii) keep Cue reasonably informed of the status of all such Patent Rights relating to such application; (iii) promptly provide Cue with all material correspondence received from any patent authority in connection therewith; and (iv) promptly provide Cue with drafts of all proposed material filings and correspondence to any patent authority for Cue’s review and comment prior to the submission of such proposed filings and correspondence. Following receipt of Cue’s comments, LGC shall confer with Cue and shall [***], provided that Cue provides such comments within [***] days (or a shorter period reasonably designated by LGC if [***] days is not practicable given the filing deadline) of receiving the draft filings and correspondence from LGC. As Cue requests, [***] At least [***] days prior to the relevant filing deadline, LGC shall consult with Cue regarding any Paris Convention, non-Paris Convention, PCT National Phase, continuation, and divisional filings that Cue wishes to be made for any such Collaboration Patent Rights in the Cue Territory, and agrees to make any such filing timely requested by Cue. Notwithstanding the foregoing, for any Paris Convention, non-Paris Convention, PCT National Phase, continuation, and divisional filings for [***] in the Cue Territory, Cue shall act as Lead Prosecution Party in accordance with Section 9.2(a)(i). If Cue elects to not be the Lead Prosecution Party for such applications, then LGC shall have the option, but not the obligation, to be the Lead Prosecution Party for such applications.

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(iii) Cue as Lead Prosecution Party [***.] For all [***], Cue shall: (i) manage all Patent Rights worldwide claiming priority to such application; (ii) keep LGC reasonably informed of the status of all such Patent Rights relating to such application; (iii) promptly provide LGC with all material correspondence received from any patent authority in connection therewith; and (iv) promptly provide LGC with drafts of all proposed material filings and correspondence to any patent authority for LGC’s review and comment prior to the submission of such proposed filings and correspondence. Following receipt of LGC’s comments, Cue shall confer with LGC and shall consider in good faith LGC’s comments prior to submitting such filings and correspondence, provided that LGC provides such comments within [***] days (or a shorter period reasonably designated by Cue if [***] days is not practicable given the filing deadline) of receiving the draft filings and correspondence from Cue. At least [***] days prior to the relevant deadline, Cue shall consult with LGC regarding any Paris Convention, non-Paris Convention, and PCT National Phase, continuation, and divisional filings that LGC wishes to be made for any such [***], and agrees to make any such filing timely requested by LGC, with LGC being responsible for all for patent costs related to the LGC-requested filings. In addition, at LGC’s request, and to the extent reasonable according to the laws of the relevant jurisdiction within the LGC Territory, for each country in the LGC Territory in which there is a patent application [***].

(b) Cue Notice Obligations. For all Collaboration Patent Rights for which Cue is the Lead Prosecution Party, Cue shall promptly give notice to LGC of the grant, lapse, revocation, surrender, invalidation or abandonment of any of such Collaboration Patent Rights. Cue also shall provide notice of Cue’s intention to cease prosecution and/or maintenance of any of such Collaboration Patent Rights on a country-by-country basis in the LGC Territory, which notice shall, to the extent possible, be given no later than [***] days prior to the next deadline for any action that must be taken with respect to any specific Collaboration Patent Rights in the relevant patent office. In such case, upon LGC’s written election within [***] days after such notice from Cue (or such shorter period as necessary to prevent abandonment), LGC shall have the right to assume, at its discretion and at its sole expense, responsibility for prosecution or maintenance of the specific Collaboration Patent Rights. If LGC does not provide such election within [***] days after such notice from Cue (or such shorter period as necessary to prevent abandonment), Cue may, in its sole discretion, either continue or discontinue prosecution and maintenance of such Collaboration Patent Rights.

(c) LGC Notice Obligations. For all Collaboration Patent Rights for which LGC is the Lead Prosecution Party, LGC shall promptly give notice to Cue of the grant, lapse, revocation, surrender, invalidation or abandonment of any of such Collaboration Patent Rights. LGC also shall provide notice of LGC’s intention to cease prosecution and/or maintenance of any of such Collaboration Patent Rights on a country-by-country basis in the Cue Territory, which notice shall, to the extent possible, be given no later than [***] days prior to the next deadline for any action that must be taken with respect to any specific Collaboration Patent Rights in the relevant patent office. In such case, upon Cue’s written election within [***] days

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after such notice from LGC (or such shorter period as necessary to prevent abandonment), Cue shall have the right to assume, at its discretion and at its sole expense, responsibility for prosecution or maintenance of the specific Collaboration Patent Rights. If Cue does not provide such election within [***] days after such notice from LGC (or such shorter period as necessary to prevent abandonment), LGC may, in its sole discretion, either continue or discontinue prosecution and maintenance of such Collaboration Patent Rights.

(d) Patent Costs. For all Collaboration Patent Rights, the Parties shall [***] all out-of-pocket costs incurred with respect to preparation and filing of any priority patent applications (e.g., provisional patent applications) and PCT applications claiming priority thereto. [***] For [***] in the LGC Territory, LGC will be responsible for [***] fees and costs (including prosecution fees and costs) incurred with respect to any Paris Convention, non-Paris Convention, and PCT National Phase filings in any country in the LGC Territory. Cue will be responsible for [***] fees and costs (including prosecution fees and costs) incurred with respect to any Paris Convention, non-Paris Convention, and PCT National Phase filings in the Cue Territory. In advance of all Paris Convention, non-Paris Convention, and PCT National Phase filings, the Lead Prosecution Party will confer with the other Party to provide filing estimates and coordinate all such filings. [***], the Lead Prosecution Party will invoice the other Party for the costs for which that Party is responsible and the other Party will pay the Lead Prosecution Party’s invoice within [***] days after receipt thereof.

(e) Patent Term Extension. The Parties shall cooperate fully with each other to provide all necessary information and assistance as may reasonably be requested, in obtaining any patent term extension or supplemental protection certificates or their equivalents in any country where there are applicable Collaboration Product Patent Rights. In the event that an election with respect to obtaining such patent term extension is to be made pertaining to a [***].

(f) Other Cooperation. The Parties agree to cooperate fully at their own expense and provide any information and assistance that either may reasonably request for the filing, prosecution and maintenance of any Collaboration Patent Rights as set forth in this Section 9.2. Such cooperation includes (i) executing all papers and instruments, or requiring its employees or contractors, to execute such papers and instruments (including Terminal Disclaimers), so as to procure and preserve the protections under Applicable Law for all Collaboration Patent Rights and enable the Lead Prosecuting Party to apply for and to prosecute patent applications in any country as permitted by Section 9.2, and (ii) promptly informing the other Party of any matters coming to such Party’s attention that may affect the preparation, filing, prosecution or maintenance of any such patent applications.

(g) Joint Research Agreement. The Parties agree that all Collaboration Inventions shall be deemed to be inventions made pursuant to a joint research agreement within the meaning of 35 U.S.C. 102(c), and the Parties further agree to take reasonable actions to maximize the protections available under the safe harbor provisions of 35 U.S.C. 102(c) for U.S. patents and patent applications.

(h) Inventor Remuneration. Each Party shall be responsible at its own expense for complying with all applicable country-specific inventor remuneration laws when inventor remuneration obligations are triggered by a Collaboration Invention made by an employee or other person acting on behalf of such Party and/or its Affiliates.

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9.3 Infringement by Third Parties.

(a) Notice. In the event that either Cue or LGC becomes aware of any infringement or threatened infringement by a Third Party of any Cue Background Product Patent Right, LGC Background Patent Right, or Collaboration Product Patent Right, which infringing activity involves (i) the using, making, importing, offering for sale or selling of a Competing Product, (ii) the submission to a Party or a Regulatory Authority of an application for a Generic Product referencing a Collaboration Product, or (iii) any declaratory judgment or equivalent action challenging any Cue Background Patent Right, LGC Background Patent Right, or Collaboration Patent Right in connection with any such infringement (each of (i)-(iii) being a “Product Infringement”), it will notify the other Party in writing to that effect. Any such notice shall include evidence to support an allegation of such Product Infringement or threatened Product Infringement, or declaratory judgment or equivalent action, by such Third Party.

(b) Infringement of [***].

(i) As between Cue and LGC, LGC shall have the first right, but not the obligation, to bring an appropriate suit or take other action against any person or entity engaged in, or to defend against [***]. Cue shall have the right, at its own expense, to be represented in any such action by counsel of its own choice, and the Parties and their counsel will reasonably cooperate in strategizing, preparing and prosecuting any such action or proceeding. If LGC fails to bring such an action or proceeding within (A) [***] days following the notice of alleged infringement or declaratory judgment or (B) [***] days before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, Cue shall have the right, but not the obligation, to bring and control any such action at its own expense and by counsel of its own choice, and LGC shall have the right, at its own expense, to be represented in any such action by counsel of its own choice.

(ii) Except as otherwise agreed by the Parties as part of a cost-sharing arrangement, any recovery or damages (including punitive damages) realized as a result of such action or proceeding with respect to a proceeding described in Section 9.3(b)(i) shall be used first to reimburse the documented out-of-pocket legal expenses of the action incurred by the Party that brought and controlled the action. Any recovery or damages shall then be used to reimburse the documented out-of-pocket legal expenses of the action incurred by the other Party for the action. Thereafter, any remaining recovery or damages shall be [***].

(c) Infringement of [***].

(i) LGC shall have the sole right, but not the obligation, to bring an appropriate suit or take other action against any person or entity engaged in, or to defend against, [***] at its own expense and by counsel of its own choice. Except as otherwise agreed by the Parties as part of a cost-sharing arrangement, any recovery or damages realized as a result of such action or proceeding with respect to [***].

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(ii) [***] Cue shall have the sole right, but not the obligation, to bring an appropriate suit or take other action against any person or entity engaged in, or to defend against [***] at its own expense and by counsel of its own choice. Except as otherwise agreed by the Parties as part of a cost-sharing arrangement, any recovery or damages realized as a result of such action or proceeding [***].

(d) Infringement of [***].

(i) As between Cue and LGC, Cue shall have the first right, but not the obligation, to bring an appropriate suit or take other action against any person or entity engaged in, or to defend against [***] at its own expense and by counsel of its own choice. LGC shall have the right, at its own expense, to be represented in any such action by counsel of its own choice, and Cue and its counsel will reasonably cooperate with LGC and its counsel in strategizing, preparing and prosecuting any such action or proceeding. If Cue fails to bring such an action or proceeding within (A) [***] days following the notice of alleged infringement or declaratory judgment or (B) [***] days before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, and [***] LGC shall have the right, but not the obligation, to bring and control any such action at its own expense and by counsel of its own choice, and Cue shall have the right, at its own expense, to be represented in any such action by counsel of its own choice..

(ii) Except as otherwise agreed by the Parties as part of a cost-sharing arrangement, any recovery or damages (including punitive damages) realized as a result of such action or proceeding with respect to [***] shall be used first to reimburse the documented out-of-pocket legal expenses of the action incurred by the Party that brought and controlled the action. Any recovery or damages shall then be used to reimburse the documented out-of-pocket legal expenses of the action incurred by the other Party for the action. Thereafter, any remaining recovery or damages shall be [***].

(e) Infringement of [***].

(i) As between Cue and LGC, Cue shall have the first right, but not the obligation, to bring an appropriate suit or take other action against any person or entity engaged in, or to defend against [***]. LGC shall have the right, at its own expense, to be represented in any such action by counsel of its own choice, and Cue and its counsel will reasonably cooperate with LGC and its counsel in strategizing, preparing and prosecuting any such action or proceeding. If Cue fails to bring such an action or proceeding [***] following the notice of alleged infringement or declaratory judgment or (B) [***] days before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, and [***] LGC shall have the right, but not the obligation, to bring and control any such action at its own expense and by counsel of its own choice, and Cue shall have the right, at its own expense, to be represented in any such action by counsel of its own choice.

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(ii) Except as otherwise agreed by the Parties as part of a cost-sharing arrangement, any recovery or damages (including punitive damages) realized as a result of such action or proceeding with respect to [***] shall be used first to reimburse the documented out-of-pocket legal expenses of the action incurred by the Party that brought and controlled the action. Any recovery or damages shall then be used to reimburse the documented out-of-pocket legal expenses of the action incurred by the other Party for the action. Thereafter, any remaining recovery or damages shall be [***].

(f) Infringement of [***].

(i) Cue shall have the sole right, but not the obligation, to bring an appropriate suit or take other action against any person or entity engaged in, or to defend against, [***] at its own expense and by counsel of its own choice. [***], LGC shall have the right, at its own expense, to be represented in any such action by counsel of its own choice, and Cue and its counsel will reasonably cooperate with LGC and its counsel in strategizing, preparing and prosecuting any such action or proceeding. Solely in the case of an infringement that is a Product Infringement, if Cue fails to bring such an action or proceeding within (A) [***] days following the notice of alleged infringement or declaratory judgment or (B) [***] days before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first [***] LGC shall have the right, but not the obligation, to bring and control any such action at its own expense and by counsel of its own choice, and Cue shall have the right, at its own expense, to be represented in any such action by counsel of its own choice [***].

(ii) Except as otherwise agreed by the Parties as part of a cost-sharing arrangement, any recovery or damages (including punitive damages) realized as a result of such action or proceeding with respect to a proceeding [***]. Except as otherwise agreed by the Parties as part of a cost-sharing arrangement, any recovery or damages (including punitive damages) realized as a result of such action or proceeding [***] shall be used first to reimburse the documented out-of-pocket legal expenses of the action incurred by the Party that brought and controlled the action. Any recovery or damages shall then be used to reimburse the documented out-of-pocket legal expenses of the action incurred by the other Party for the action. Thereafter, any remaining recovery or damages shall [***].

(g) Infringement of [***]. Cue shall have the sole right, but not the obligation, to bring an appropriate suit or take other action against any person or entity engaged in, or to defend against, any infringement of any [***] at its own expense and by counsel of its own choice. With respect to [***] except as otherwise agreed by the Parties as part of a cost-sharing arrangement, any recovery or damages shall then be used to reimburse the documented out-of-pocket legal expenses of the action incurred by Cue. Thereafter, any remaining recovery or damages shall be [***]. With respect to [***] except as otherwise agreed by the Parties as part of a cost-sharing arrangement, for any [***] such damages, any recovery or damages realized as a result of such action or proceeding shall be ***].

(h) Cooperation. In the event a Party brings an action in accordance with this Section 9.3, the other Party shall cooperate fully, including, if required to bring or maintain such action, the furnishing of a power of attorney or joining of such action as a party and will execute and cause its Affiliates to execute all documents necessary for the Party to initiate litigation to prosecute and maintain such action. In connection with any action or potential action, the Parties will cooperate fully and will provide each other with any information or assistance that either may reasonably request, including cooperating with regard to any pre-litigation review of the involved Patent Rights. Each Party shall keep the other informed of developments in any action or proceeding.

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(i) Settlement. Neither Party shall settle or offer to settle any such action or proceeding under this Section 9.3 [***] without the approval of the other Party, which approval shall not be unreasonably withheld or delayed. [***].

(j) Other Infringement. Cue shall have the sole right, but not the obligation, to bring and control, at its own cost and expense, [***].

9.4	Interference, Derivation, Opposition, Reexamination, Reissue, Supplemental Examination, Inter Partes Review and Post-Grant Review Proceedings.

(a) Third Party Initiated Proceedings. Each Party shall, within [***] days of learning of such event, inform the other Party of any request for, or filing or declaration of, any interference, derivation proceeding, opposition, reexamination requested by a Third Party, inter partes review, post-grant review or similar contested administrative proceeding involving a Third Party relating to a Collaboration Patent Right or a Cue Background Patent Right. Cue and LGC shall thereafter consult and cooperate fully to determine a course of action with respect to any such proceeding.

(i) In the Cue Territory. For any [***] Cue shall have the first right to control such proceedings in the Cue Territory. LGC shall then have the right to review and approve any submission to be made in connection with such proceeding involving a [***] which approval will not be unreasonably withheld or delayed. LGC shall also have the right to review and comment on any submission to be made in connection with such proceeding involving [***]. If Cue elects to not control such proceedings, then LGC shall have the option, but not the obligation, to control the proceeding, and Cue shall have the right to review and approve any submission to be made in connection with such proceeding. For any [***] LGC shall have the first right to control such proceedings [***].

(ii) In the LGC Territory. For any [***] in the LGC Territory, LGC shall have the first right to control such proceedings in the LGC Territory. Cue shall then have the right to review and approve any submission to be made in connection with [***] which approval will not be unreasonably withheld or delayed. If LGC elects to not control such proceedings, then Cue shall have the option, but not the obligation, to control the proceeding, and LGC shall have the right to review and approve any submission to be made in connection with such proceeding. Cue shall have the first right to control such proceedings in the LGC Territory involving [***]. LGC shall then have the right to review and comment on any submission to be made in connection with such proceeding involving [***] If Cue elects to not control such proceedings, then LGC shall have the option, but not the obligation, to control the proceeding, and Cue shall have the right to review and approve any submission to be made in connection with such proceeding. For any [***] Cue shall have the first right to control such proceedings in the LGC Territory, in accordance with Section 9.4(a)(i).

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(iii) Except as set forth in Section 9.4(a)(i) and (ii), [***].

(b) Party Initiated Proceedings. [***].

(c) Cooperation. In connection with any administrative proceeding under this Section 9.4, Cue and LGC shall cooperate fully and provide each other with any information or assistance that either may reasonably request. The Parties shall keep each other informed of developments in any such action or proceeding, including the status of any settlement negotiations and the terms of any offer related thereto. Following receipt of a Party’s comments regarding submissions in the proceedings, the Parties shall confer and the Party in charge of making the submission shall [***], provided that the other Party timely provides such comments, preferably within [***] days (or a shorter period if [***] days is not practicable given the filing deadline) of receiving the draft filings and correspondence.

(d) Settlement. Neither Party shall settle or offer to settle any such proceeding under this Section 9.4 involving a [***] without the approval of the other Party, which approval shall not be unreasonably withheld or delayed. For any action or proceeding involving [***].

(e) Expenses. Each Party shall bear its own expenses for any proceeding under this Section 9.4 unless the Parties agree otherwise, provided that the controlling Party shall reimburse the other Party for the cost of any assistance requested by the controlling Party.

9.5 Patent Rights Licensed From Third Parties. Each Party’s rights under this Article IX with respect to the prosecution and enforcement of any Patent Right that is licensed from a Third Party and sublicensed to a Party under this Agreement shall be subject to the rights retained by such Third Party to prosecute and enforce such Patent.

9.6 Termination of Rights. If this Agreement is terminated in part with respect to any Terminated Products, then: (a) LGC’s rights under this Article IX with respect to [***] will terminate as of the effective date of termination, subject to the right of LGC to enforce the rights granted under this Article IX for any Product Infringement occurring prior to the effective date of termination; and (b) Cue’s rights under this Article IX with respect to [***] will terminate as of the effective date of termination, subject to the right of Cue to enforce the rights granted under this Article IX for any Product Infringement occurring prior to the effective date of termination.

9.7 Infringement of Third Party Rights.

(a) Alleged Infringement in the LGC Territory. Each Party shall promptly notify the other in writing of any allegation by a Third Party that the Research, Development, Manufacture, importation, exportation, use, marketing, sale or other Commercialization of any Collaboration Compound or Collaboration Product in the LGC Territory infringes or may infringe the intellectual property rights of a Third Party. [***]. The non-defending Party shall have the right, at its own expense, to be represented in any such action by counsel of its own choice, and the defending Party and its counsel will reasonably cooperate with non-defending Party and its counsel in strategizing, preparing and prosecuting any such action or proceeding. In any event, the non-defending Party shall cooperate fully and shall provide full access to documents, information and witnesses as reasonably requested by the Party defending such action.

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(b) Alleged Infringement in the Cue Territory. Each Party shall promptly notify the other in writing of any allegation by a Third Party that the Research, Development, Manufacture, importation, exportation, use, marketing, sale or other Commercialization of any Collaboration Compound or Collaboration Product in the Cue Territory infringes or may infringe the intellectual property rights of a Third Party. [***]. The non-defending Party shall have the right, at its own expense, to be represented in any such action by counsel of its own choice, and the defending Party and its counsel will reasonably cooperate with non-defending Party and its counsel in strategizing, preparing and prosecuting any such action or proceeding. In any event, the non-defending Party shall cooperate fully and shall provide full access to documents, information and witnesses as reasonably requested by the Party defending such action.

(c) Cooperation. In connection with any proceeding under this Section 9.7, Cue and LGC shall cooperate fully and provide each other with any information or assistance that either may reasonably request. The Parties shall agree on the sharing of all out-of-pocket fees and expenses for defending such action, it being understood that, unless the Parties agree otherwise, [***]. The Parties shall keep each other informed of developments in any such action or proceeding, including the status of any settlement negotiations and the terms of any offer related thereto. Following receipt of a Party’s comments regarding submissions in the proceedings, the Parties shall confer and the Party in charge of making the submission shall [***], provided that the other Party timely provides such comments, preferably within [***] days (or a shorter period if [***] days is not practicable given the filing deadline) of receiving the draft filings and correspondence.

9.8 Consent for Settlement. Neither Party shall unilaterally enter into any settlement or compromise of any action or proceeding under this Article IX that would in any manner alter, diminish, or be in derogation of the other Party’s rights under this Agreement without the prior written consent of such other Party, which shall not be unreasonably withheld.

9.9 Third Party Licenses.

(a) Notice. If a Party becomes aware after the Effective Date of any Know-How or Patent Rights of a Third Party that is necessary or reasonably useful to Research, Develop, Manufacture or Commercialize any Collaboration Compound or Collaboration Product in the Field and not the subject of an agreement with a Party prior to the Effective Date, then such Party shall notify the other in writing, identifying the relevant Know-How or Patent Rights.

(b) Negotiating Lead. If such Know-How or Patent Rights are [***] to Research, Develop, Manufacture or Commercialize any Collaboration Compound or Collaboration Product, including Know-How and Patent Rights that relate to (i) a Collaboration Compound or Collaboration Product as a composition of matter, (ii) a method of making a Collaboration Compound or Collaboration Product employed by (or by a Third Party on behalf of) Cue, or (iii) a method of using a Collaboration Compound or Collaboration Product (e.g., a method of treating a patient using a Collaboration Product or a method of preparing a medicament for treating a patient using a Collaboration Product) ((i), (ii) and (iii), “Product-Specific Technology”), then [***]. If Know-How and Patent Rights identified under Section 9.9(a) claim or embody [***].

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(c) License. The Lead Negotiating Party shall have the first right to negotiate a license to such Know-How or Patent Rights, and shall keep the other Party (the “Non-Negotiating Party”) and the JPC reasonably informed of the negotiations. If the Lead Negotiating Party does not commence negotiations for a license within [***] days of the notice under Section 9.9(a), then the Non-Negotiating Party shall become the Lead Negotiating Party and shall be entitled to pursue a license. The Lead Negotiating Party shall provide the other Party written notice of the terms of any proposed agreement at least [***] days before execution of such license. Upon receipt of such notice, the Non-Negotiating Party shall notify the other Party whether it elects to opt in to the license agreement, in which case the Lead Negotiating Party shall exercise commercially reasonable efforts to include the Non-Negotiating Party’s Territory in the license agreement on terms that treat each Party’s Territory equitably. If the Non-Negotiating Party does not opt in, each Party may negotiate a license with respect to Collaboration Compounds and Collaboration Products solely for its Territory. All license agreements negotiated under this Section 9.9 shall constitute “Third Party Licenses” and Third Party Licenses in which the Non-Negotiating Party elects to opt in to the license agreement shall be deemed “Shared Third Party Licenses.” For the avoidance of doubt, [***].

(d) Cost-Sharing. The following cost-sharing terms shall apply regardless which Party negotiated a Shared Third Party License:

(i) All lump sum payments and royalties incurred for a Third Party License that is necessary or reasonably useful to Research, Develop, Manufacture or Commercialize any Collaboration Compound or Collaboration Product that is specific to one Party’s Territory shall be [***] if such rights are Legally Required or under a Shared Third Party License.

(ii) All lump sum payments for Product-Specific Technology that relates to worldwide or multi-country territories shall be [***].

(iii) Each Party that is not a contracting party to a Shared Third Party License shall ensure that it makes all payments under such Shared Third Party License that it is responsible for in accordance with this Section 9.9(d) to the other Party reasonably in advance of any applicable payment deadline under the applicable Shared Third Party License.

9.10 Trademarks.

(a) Cue Product Trademarks. As between the Parties, Cue shall have sole discretion and right over the selection, registration, prosecution, defense, maintenance, and enforcement of trademarks to be used in connection with each Collaboration Product in the Cue Territory (collectively, the “Cue Product Trademarks”) at its sole cost and expense. LGC acknowledges and agrees that: (i) Cue shall be the sole and exclusive owner of all Cue Product

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Trademarks; (ii) Cue or its Affiliates shall own all worldwide right, title, and interest in and to the Cue Product Trademarks, all corresponding trademark applications and registrations thereof, and all common law rights thereto; (iii) all goodwill of the business associated with or symbolized by the Cue Product Trademarks shall inure to the benefit of Cue; (iv) LGC will not take any action inconsistent with such ownership, and to the extent necessary, at Cue’s request, will cooperate with and assist Cue with efforts to obtain worldwide registrations for the Cue Product Trademarks; (v) if at any time LGC acquires any rights in the Cue Product Trademarks, or trademark applications or registrations for the Cue Product Trademarks, then immediately upon Cue’s request and at no expense to Cue, LGC shall assign all such rights, applications, registrations or domain names to Cue; and (vi) LGC shall cooperate with Cue to defend the Cue Product Trademarks, to the extent necessary, at Cue’s expense.

(b) LGC Product Trademarks. As between the Parties, LGC shall have sole discretion and right over the selection, registration, prosecution, defense, maintenance, and enforcement of trademarks to be used in connection with each Collaboration Product in the LGC Territory (collectively the “LGC Product Trademarks”) at its sole cost and expense. Cue acknowledges and agrees that: (i) LGC shall be the sole and exclusive owner of all LGC Product Trademarks; (ii) LGC or its Affiliates shall own all worldwide right, title, and interest in and to the LGC Product Trademarks, all corresponding trademark applications and registrations thereof, and all common law rights thereto; (iii) all goodwill of the business associated with or symbolized by the LGC Product Trademarks shall inure to the benefit of LGC; (iv) Cue will not to take any action inconsistent with such ownership, and, to the extent necessary, at LGC’s request, will cooperate with and assist LGC with efforts to obtain worldwide registrations for the LGC Product Trademarks; (v) if at any time Cue acquires any rights in the LGC Product Trademarks, or trademark applications or registrations for the LGC Product Trademarks, then immediately upon LGC’s request and at no expense to LGC, Cue shall assign all such rights, applications, registrations or domain names to LGC; and (vi) Cue shall cooperate with LGC to defend and enforce the LGC Product Trademarks, to the extent necessary, at LGC’s expense.

(c) Limitation on Trademark Selection and Registration. The Parties agree that they shall not knowingly use, file applications for, or obtain registrations for any of the product trademarks owned by the other Party (i.e., the Cue Product Trademarks and the LGC Product Trademarks) or any trademarks confusingly similar thereto anywhere in the world. The Parties shall inform each other of the trademarks that they select in connection with each Collaboration Product in their respective Territories. LGC acknowledges and agrees that it will in no event adopt, use, file applications for or obtain registrations for any of the following existing Cue trademarks, whether stand-alone or in combination with a design element, or any trademarks confusingly similar thereto: CUE, CUE BIOPHARMA, CUE BIOLOGICS, SYNTAC, VIRATOPE, IMMUNO-STAT, AI-STAT and IO-STAT. Cue acknowledges and agrees that it will in no event adopt, use, file applications for or obtain registrations for any trademarks of LGC or its Affiliates, whether stand-alone or in combination with a design element, or any trademarks confusingly similar thereto. To the extent one Party objects to the other’s selection of a trademark for a particular Collaboration Product on the basis of alleged similarity to either the trademarks noted herein or to an existing trademark belonging to the objecting Party as filed in their respective territory, the Parties shall make best efforts to resolve their disagreement including by abandoning the objected-to trademark and selecting a different, non-objectionable trademark.

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(d) Use of Trademarks.

(i) LGC agrees to restrict its promotion, marketing, sales, offers to sell, importation, distribution or Commercialization of each Collaboration Product under the LGC Product Trademarks to only the LGC Territory.

(ii) During the Term, Cue agrees to restrict its promotion, marketing, sales, offers to sell, importation, distribution or Commercialization of each Collaboration Product under the Cue Product Trademarks to only the Cue Territory.

ARTICLE X

REPRESENTATIONS AND WARRANTIES

10.1 Mutual Representations and Warranties. Each Party represents and warrants to the other that, as of the Effective Date: (a) it is duly organized and validly existing under the laws of its jurisdiction of incorporation or formation, and has full corporate or other power and authority to enter into this Agreement and to carry out the provisions hereof; (b) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person or persons executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate action; (c) it has obtained all necessary consents, approvals and authorizations of all governmental authorities and other Persons required to be obtained by it as of the Effective Date, as applicable, in connection with the executive, delivery and performance of this Agreement; (d) this Agreement is legally binding upon it, enforceable in accordance with its terms, and does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it; and (e) it has the right to grant the licenses granted by it under this Agreement.

10.2 Additional Cue Representations and Warranties. Cue represents, and warrants, to LGC that, as of the Effective Date:

(a) Exhibit A includes a true, correct and complete list of all Cue Patent Rights as of the Effective Date, that (1) having claims that cover a CUE-100 Series Compound, Collaboration Compound or Collaboration Product or a method of use or process of Manufacture thereof, including without limitation any improvements or (2) that are necessary or reasonably useful for the use, Research, Development, Manufacture or Commercialization of any CUE-100 Series Compound, Collaboration Compound or Collaboration Product;

(b) Cue Patent Rights and Cue Know-How constitute all intellectual property Controlled by Cue (or any of its Affiliates) as of the Effective Date that are necessary or reasonably useful for the use, Research, Development, Manufacture or Commercialization of Collaboration Compounds, Collaboration Products or CUE-100 Series Compounds;

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(c) All Cue Patent Rights exist and are in full force and effect, and, to Cue’s Knowledge, all granted patent rights within the Cue Patent Rights are not invalid or unenforceable, in whole or in part;

(d) Cue (and its Affiliates) has (and have) not prior to the Effective Date: (1) assigned, transferred, conveyed or otherwise encumbered any of its right, title and interest in Cue Patent Rights and Cue Know-How or (2) otherwise granted any rights to any Third Parties that would conflict with the rights granted to LGC hereunder;

(e) To Cue’s Knowledge, the exercise of the license granted to LGC under Cue Patent Rights and Cue Know-How, including without limitation the use, Research, Development, Manufacture or Commercialization of any Collaboration Compound, Collaboration Product or CUE-100 Series Compounds, including work conducted by Cue prior to the Effective Date relating to CUE-100 Series Compounds, do not interfere with or infringe any intellectual property rights owned or possessed by any Third Party other than the intellectual property rights licensed to Cue pursuant to the Einstein License Agreement;

(f) Cue has provided to LGC as of the Effective Date a true, correct and complete copy of the Einstein License Agreement [***] and any other agreement with a Third Party necessary for the Research, Development, Manufacture or Commercialization of any Collaboration Compound or Collaboration Product or CUE-100 Series Compound (“Existing Agreements”) and except as expressly noted above, each such copy includes any and all amendments, restatements, side letters, statements of work, and other additions or modifications thereto, as such Existing Agreement is in effect as of the Effective Date. Cue represents and warrants that [***].

(g) To Cue’s Knowledge, the Existing Agreements [***];

(h) Cue is the sole and exclusive owner or licensee of Cue Patent Rights and Cue Know-How, all of which are free and clear of any liens, charges and encumbrances, and no other person, corporate or other private entity, or governmental entity or subdivision thereof, has or shall have any claim of ownership whatsoever with respect to Cue Patent Rights and Cue Know-How, with the exception of the Einstein Patent Rights, which to Cue’s Knowledge are owned by Albert Einstein and in which to Cue’s Knowledge the United States Government, which has sponsored certain related research of Albert Einstein, may have certain rights in any subject inventions resulting from such research;

(i) Except for the Existing Agreements referenced in Section 10.2(f), there are no agreements (including any licenses), written or oral, granting any licenses or other rights to (or from) Cue (or any of its Affiliates) relating to the Collaboration Compounds, Collaboration Products or CUE-100 Series Compound;

(j) With respect to the Einstein License Agreement: (i) it is in full force and effect; (ii) neither Cue nor any of its Affiliates is in breach thereof; (iii) neither Cue nor any of its Affiliates has received any notice nor is aware of breach or notice of threatened breach thereof; and (iv) neither Cue nor any of its Affiliates has received any notice from Albert Einstein of

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intent to reduce the scope of the field thereof or render any of the licenses thereunder non-exclusive, and to Cue’s Knowledge, no event, act or omission has occurred which could give rise to the right of Albert Einstein to reduce the scope of the field thereof or render any of the licenses thereunder non-exclusive;

(k) There is no claim, action, judgment or settlement against or owed by Cue (or any of its Affiliates) relating to Cue Patent Rights and Cue Know-How and there is no pending or, to Cue’s Knowledge, threatened claims or litigation relating to Cue Patent Rights and Cue Know-How, and no Cue Patent Right is the subject of any interference, opposition, cancellation or other protest proceeding;

(l) To Cue’s Knowledge, no Third Party in the LGC Territory is infringing or misappropriating, or has infringed or misappropriated, the Cue Technology;

(m) Neither it or any of its Affiliates has received any written notification from a Third Party that the use, Research, Development, Manufacture or Commercialization of the Collaboration Compounds and Collaboration Products or IO-STAT Biologics infringes or misappropriates the Patent Rights or Know-How Controlled by such Third Party, and Cue has no Knowledge that a Third Party has any basis for any such claim;

(n) Cue has the financial resources and capabilities sufficient to do the Research contemplated by the Research Plans in existence as of the Effective Date;

(o) The [***] reflects Cue’s good faith [***];

(p) To Cue’s Knowledge, Cue has disclosed to LGC all material information in Cue’s control that is relevant for LGC to reasonably accomplish the goals of this Agreement, and to the extent in Cue’s control, any additional information requested by LGC, in each case regarding (1) the Collaboration Compounds, Collaboration Products or IO-STAT Biologics; and (2) Cue Patent Rights and Cue Know-How licensed under this Agreement, including (X) any agreements and licenses related to Cue Patent Rights, Cue Know-How, Collaboration Compounds, Collaboration Products or CUE-100 Series Compound; (Y) the safety, efficacy data and other information related to the Collaboration Compounds, Collaboration Products or CUE-100 Series Compound; and (Z) the regulatory status and regulatory progress of the Collaboration Compounds, Collaboration Products or CUE-100 Series Compound; in each case of (Y) and (Z) regardless whether such data and information would have a positive, negative or neutral impact on the potential commercial, scientific or strategic value or attractiveness of the Research, Development, Manufacturing or Commercialization of any Collaboration Compounds, Collaboration Products or CUE-100 Series Compound;

(q) Neither Cue nor any of its Affiliates has obtained or filed or filed for any INDs, NDAs or MAAs for any Collaboration Compounds or Collaboration Products;

(r) Cue has shared with LGC [***];

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(s) Cue does not now and has not ever produced, designed, tested, manufactured, fabricated, developed, or otherwise possessed or utilized a “critical technology” as defined by the regulations regarding foreign investment set forth at 31 CFR part 801.203 (“CFIUS Pilot Program Regulations”) as of the Effective Date; and further, that if Cue at any time does commence producing, designing, testing, manufacturing or developing a “critical technology”, it will promptly inform LGC in writing.

(t) Cue shall ensure it complies with and gives the requisite notice of [***]. In particular, Cue shall [***].

(u) Cue has complied with all existing applicable country-specific laws and regulations [***]; and

(v) to Cue’s Knowledge, all information and data provided by or on behalf of Cue to LGC on or before the Effective Date in contemplation of this Agreement was and is true and accurate and complete in all material respects and Cue has not disclosed, failed to disclose or caused to be disclosed any information or data that would reasonably be expected to cause the information and data that has been disclosed to be misleading in any material aspects.

10.3 Additional LGC Representations and Warranties. LGC represents and warrants, as applicable, to Cue that, as of the Effective Date:

(a) LGC has not granted, and will not grant during the Term, any right to any Third Party under the LGC Technology that would conflict with the rights granted to Cue hereunder;

(b) LGC has the financial resources and capabilities sufficient to do the Research contemplated by the Research Plans in existence as of the Effective Date;

(c) To LGC’s Knowledge, LGC has disclosed to Cue all relevant material information regarding LGC’s CMC process development capabilities and resources; and

(d) to LGC’s Knowledge, all information and data provided by or on behalf of LGC to Cue on or before the Effective Date in contemplation of this Agreement was and is true and accurate and complete in all material respects and LGC has not disclosed, failed to disclose or cause to be disclosed any information or data that would reasonably be expected to cause the information and data that has been disclosed to be misleading in any material aspects.

10.4 Cue Covenants. Cue covenants and agrees that during the Term, (1) it shall satisfy all of its obligations under (including making all payments), and take all steps to maintain in full force and effect, the Einstein License Agreement; (2) it will not assign (except an assignment to a party to which this Agreement has been assigned as permitted under Section 15.6), amend, restate, amend and restate, terminate in whole or in part, or otherwise modify the Einstein License Agreement in any manner that limits LGC’s exercise of the rights granted in this Agreement without the prior written consent of LGC; (3) it will provide LGC with prompt notice of any claim of a breach under the Einstein License Agreement made by either Cue or

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Einstein; (4) it will promptly send to LGC copies of all the material correspondence to and from Einstein under the Einstein License Agreement to the extent related to LGC’s exercise of the rights granted in this Agreement; and (5) solely during the [***], it will [***], including without limitation the [***], but excluding [***] and excluding [***].

10.5 Mutual Covenants.

(a) Compliance with Applicable Laws. Each Party covenants to the other Party as follows:

(i) In the performance of its obligations under this Agreement, each Party shall comply and shall cause its and its Affiliates’ and Sublicensees’ employees and contractors to comply with all Applicable Laws, including applicable Anti-Corruption Laws.

(ii) Each Party and its and its Affiliates’ and Sublicensees’ or in the case of Cue, Cue Collaborators, and its and their employees and contractors shall not, in connection with the performance of their respective obligations under this Agreement, directly or indirectly through Third Parties, pay, promise or offer to pay, or authorize the payment of, any money or give any promise or offer to give, or authorize the giving of, anything of value to a Public Official or Entity or other person for purposes of obtaining or retaining business for or with, or directing business to, any person, including, without limitation, either Party (and each Party represents and warrants that as of the Effective Date, such Party, and to such Party’s Knowledge, their respective Affiliates’ employees and contractors, have not directly or indirectly promised, offered or provided any corrupt payment, gratuity, emolument, bribe, kickback, illicit gift or hospitality or other illegal or unethical benefit to a Public Official or Entity or any other person in connection with the performance of such Party’s obligations under this Agreement, and each Party covenants that it and its Affiliates’ employees and contractors shall not, directly or indirectly, engage in any of the foregoing).

(iii) Each Party and its Affiliates and Sublicensees or in the case of Cue, its Affiliates, Cue Collaborators, its and their respective employees and contractors, in connection with the performance of their respective obligations under this Agreement, shall not cause the other Party or its Affiliates or their respective directors, officers, employees or agents to be in violation of the FCPA, Export Control Laws, or any other Applicable Laws, including applicable Anti-Corruption Laws, or otherwise cause any reputational harm to the other Party.

(iv) Each Party shall promptly notify the other Party if such party has any information or suspicion that there may be a violation of the FCPA, Export Control Laws, or any other Applicable Laws, including applicable Anti-Corruption Laws, in connection with the performance of this Agreement or the Research, Development, Manufacture or Commercialization of any Collaboration Product in its respective Territory.

(v) In connection with the performance of its obligations under this Agreement, each Party shall comply and shall cause its and its Affiliates’ employees and contractors to comply with each Party’s own anti-corruption and anti-bribery policy, a copy of which will be provided to the other Party upon request.

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(vi) Any budget presented by each Party in a Research Plan, Development Plan or Manufacturing Plan will reflect such Party’s good faith estimate of the cost to such Party (without markup or Third Party royalties, except as expressly provided herein) of conducting the applicable Research, Development or Manufacturing.

(vii) Each Party will have the right, upon reasonable prior written notice and during Cue and LGC’s regular business hours, to audit the other Party’s books and records in the event that a suspected violation of any of the representations, warranties or covenants in this Section 10.5(a) needs to be investigated.

(viii) In the event that a Party has violated or has been suspected of violating any of the representations, warranties or covenants in this Section 10.5, it will cause its or its Affiliates’ personnel or others working under its direction or control to submit to periodic training that it will provide on anti-corruption law compliance.

(ix) Each Party will, at the other Party’s request, annually certify to the other Party in writing such Party’s compliance, in connection with the performance of its obligations under this Agreement, with the representations, warranties or covenants in this Section 10.5.

(x) Each Party shall have the right to suspend or terminate this Agreement in its entirety if there is a credible finding of a Governmental Authority, after a reasonable investigation, that the other Party, in connection with its performance under this Agreement, has violated the FCPA or any other applicable Anti-Corruption Laws.

(b) Employees, Consultants and Contractors. Each Party covenants that it has obtained or will obtain written agreements from each of its employees, consultants and contractors who perform Research or Development activities pursuant to this Agreement, which agreements will obligate such persons to obligations of confidentiality and non-use, and will include a present assignment and obligation to assign Collaboration Inventions in a manner consistent with the provisions of this Agreement.

(c) Debarment. Each Party represents, warrants and covenants to the other Party that it is not debarred or disqualified under the U.S. Federal Food, Drug and Cosmetic Act, as may be amended, or comparable laws in any country or jurisdiction other than the U.S., and it has not prior to the Effective Date, does not, and will not during the Term, employ or use the services of any person who is debarred or disqualified, in connection with activities relating to any Collaboration Compound or Collaboration Product. In the event that either Party becomes aware of the debarment or disqualification or threatened debarment or disqualification of any person providing services to such Party, including the Party itself or its Affiliates or Sublicensees, that directly or indirectly relate to activities contemplated by this Agreement, such Party shall immediately notify the other Party in writing and such Party shall cease employing, contracting with, or retaining any such person to perform any such services.

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10.6 Disclaimer. Except as expressly set forth in this Agreement, [***] AND EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, [***], OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES, IN ALL CASES WITH RESPECT THERETO. Without limiting the foregoing, neither Party represents or warrants the success of any study or test conducted pursuant to this Agreement or the safety or usefulness for any purpose of the technology it provides hereunder or any Collaboration Compound or Collaboration Product.

ARTICLE XI

INDEMNIFICATION

11.1 Indemnification by Cue. Cue hereby agrees to defend, indemnify and hold harmless LGC and its Affiliates and their respective directors, officers, employees and agents (each, an “LGC Indemnitee”) from and against any and all liabilities, expenses and losses, including reasonable legal expenses and attorneys’ fees (collectively, “Losses”), to which any LGC Indemnitee may become subject as a result of any claim, demand, action or other proceeding [***].

11.2 Indemnification by LGC. LGC hereby agrees to defend, indemnify and hold harmless Cue and its Affiliates and their respective directors, officers, employees and agents (each, a “Cue Indemnitee”) from and against any and all Losses to which any Cue Indemnitee may become subject as a result of any claim, demand, action or other proceeding [***].

11.3 Procedure. A party that intends to claim indemnification under this Article XI (the “Indemnitee”) shall promptly notify the indemnifying Party (the “Indemnitor”) in writing of any Third Party claim, demand, action or other proceeding (each, a “Claim”) in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor shall have sole control of the defense or settlement thereof. The Indemnitee may participate at its expense in the Indemnitor’s defense of and settlement negotiations for any Claim with counsel of the Indemnitee’s own selection. The indemnity arrangement in this Article XI shall not apply to amounts paid in settlement of any action with respect to a Claim, if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld or delayed unreasonably. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any action with respect to a Third Party Claim shall only relieve the Indemnitor of its indemnification obligations under this Article XI if and to the extent the Indemnitor is actually prejudiced thereby. The Indemnitee shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action with respect to a Claim covered by this indemnification.

11.4 Insurance. Each Party, at its own expense, shall maintain product liability and other appropriate insurance (or self-insure) [***]. Each Party shall provide a certificate of insurance (or evidence of self-insurance) evidencing such coverage to the other Party upon request. The Parties agree that such insurance shall not be construed to create a limit of either Party’s liability with respect to its indemnification obligations under this Article XI or other obligations under this Agreement.

CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR SUCH PORTIONS. ASTERISKS DENOTE OMISSIONS.

ARTICLE XII

CONFIDENTIALITY

12.1 Confidential Information. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties, the Parties agree that, during the Term and for [***] years thereafter, the receiving Party shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as expressly provided for in this Agreement any Confidential Information of the other Party. Each Party may use the other Party’s Confidential Information only to the extent required to accomplish the purposes of this Agreement, including exercising its rights or performing its obligations, and covenants that it will not use the other Party’s Confidential Information for any purpose other than to accomplish the purposes of this Agreement. Each Party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own (but no less than reasonable care) to ensure that its employees, agents, consultants, contractors and other representatives do not disclose or make any unauthorized use of the Confidential Information of the other Party. Each Party will promptly notify the other upon discovery of any unauthorized use or disclosure of the Confidential Information of the other Party.

12.2 Exceptions. The obligations of confidentiality and restriction on use under Section 12.1 will not apply to any information that the receiving Party can prove by competent written evidence: (a) is now, or hereafter becomes, through no act or failure to act on the part of the receiving Party, generally known or available to the public; (b) is known by the receiving Party at the time of receiving such information, other than by previous disclosure of the disclosing Party, or its Affiliates, employees, agents, consultants, or contractors; (c) is hereafter furnished to the receiving Party without restriction by a Third Party who has no obligation of confidentiality or limitations on use with respect thereto, as a matter of right; or (d) is independently discovered or developed by the receiving Party without the use of Confidential Information belonging to the disclosing Party.

12.3 Authorized Disclosure. Each Party may disclose Confidential Information belonging to the other Party or the terms of this Agreement as expressly permitted by this Agreement or if and to the extent such disclosure is reasonably necessary in the following instances:

(a) filing, prosecuting, or maintaining Patent Rights as permitted by this Agreement;

(b) Regulatory Filings for Collaboration Products that such Party has a license or right to Develop hereunder in a given country or jurisdiction;

(c) prosecuting or defending litigation as permitted by this Agreement;

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(d) complying with applicable court orders or governmental laws and regulations (including but not limited to securities laws and regulations);

(e) disclosure to its employees, consultants, contractors and agents, and to Cue Collaborators approved by LGC (in the case of Cue) and Affiliates and Sublicensees (in the case of LGC), in each case on a need-to-know basis in connection with the Research, Development, Manufacture and Commercialization of Collaboration Compounds and Collaboration Products in accordance with the terms of this Agreement under written obligations of confidentiality and non-use at least as stringent as those herein;

(f) disclosure to: bona fide potential or actual investors, collaborators, licensors, licensees and sublicensees and other commercial partners (such parties collectively, a “Partner”), solely for the purpose of evaluating or carrying out a collaboration, investment, license or sublicense, provided, that: (i) either Party may disclose to a Partner (A) a copy of this Agreement redacting, [***] and (B) Confidential Information of the other Party, which may include [***], but excluding, [***] (such redacted information under (A) and excluded information under (B)(1) and (B)(2), collectively, “Redacted Information”)), in each case of (A) and (B), only at such time as the disclosing Party is [***], and (ii) unless the Parties agree otherwise, either Party may disclose such Redacted Information to [***], in each case under a confidentiality agreement with obligations of confidentiality and non-use at least as protective of the other Party as those set forth herein; provided further, that in the case of disclosure of Redacted Information under (A) above by Cue to a [***] the disclosing Party may only disclose such Redacted Information [***]; and

(g) disclosure to: bona fide potential or actual acquirors (of part or all of the shares and/or assets of a Party or an Affiliate including the assets subject to this Agreement), solely for the purpose of evaluating or carrying out an acquisition, provided, that: (i) with respect to bona fide potential acquirors, [***], the disclosing Party shall not have the right to disclose the Redacted Information without the other Party’s prior written consent (but, for clarity, the disclosing Party shall have the right to disclose [***] under written obligations of confidentiality and non-use at least as protective of the other Party as those set forth herein), and (ii) [***], either Party may disclose such Redacted Information under a confidentiality agreement with obligations of confidentiality and non-use at least as protective of the other Party as those set forth herein; provided further, that in the case of disclosure of Redacted Information under 12.3(f)(i)(A) above by Cue to [***], the disclosing Party may only disclose such Redacted Information [***] and after closing of any Change of Control transaction with a Competitor the provisions of Section 15.6(c), and if applicable Section 15.6(d), shall apply.

Notwithstanding the foregoing, in the event a Party is required to make a disclosure of the other Party’s Confidential Information pursuant to Section 12.3(c) or (d), it will, except where impracticable, give reasonable advance notice to the other Party of such disclosure, mutually agree on appropriate redactions in the initial disclosure (provided, that, with respect to any disclosure required pursuant to Section 12.3(d), if the mutually agreed redactions are not acceptable to the applicable court or governmental authority, the disclosing Party shall have the right to make disclosures that are necessary, in the reasonable opinion of the disclosing Party’s legal counsel, under such court or governmental authority, which determination shall be made in

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consultation with the other Party), and use efforts to secure confidential treatment of such Confidential Information at least as diligent as such Party would use to protect its own confidential information, but in no event less than reasonable efforts. In any event, the Parties agree to take all reasonable action to avoid disclosure of Confidential Information hereunder. Any information disclosed pursuant to Section 12.3(c) or (d) shall remain Confidential Information and subject to the restrictions set forth in this Agreement, including the foregoing provisions of this Article XII.

12.4 Publications. At least [***] days before either Party (the “Submitting Party”) makes any public disclosure (whether by oral presentation, poster, manuscript or abstract) or submits for publication of a proposed publication (collectively, a “Publication”) relating to any results of or other information regarding its Research, Development, Manufacture or Commercialization activities with respect to any Collaboration Compound or Collaboration Product, the Submitting Party shall deliver a complete copy of the applicable proposed Publication to the other Party (the “Reviewing Party”). The Reviewing Party shall have a reasonable period of time (but no less than [***] days from receipt of the proposed Publication) to review the proposed Publication to determine whether the proposed Publication contains subject matter for which patent protection should be sought (prior to publication of such proposed publication) for the purpose of protecting an invention, or whether the proposed Publication contains the Confidential Information of the Reviewing Party. If requested by the Reviewing Party within the applicable review period, the Submitting Party shall delete references to the Reviewing Party’s Confidential Information in any such proposed Publication and shall delay any submission for publication or other public disclosure for the purpose of preparing and filing appropriate patent applications.

12.5 Publicity/Use of Names/Press Releases. On or as promptly as possible following the Effective Date, the Parties agree to issue a joint press release substantially in a form agreed by the Parties as set forth in Exhibit J (the “Initial Press Release”). Except for the Initial Press Release, neither Party shall disclose the terms of this Agreement and neither Party shall use the name, trademark, trade name or logo of the other Party, its Affiliates or their respective employee(s) in any publicity, promotion, news release or disclosure relating to this Agreement or its subject matter, without the prior express written permission of the other Party. If a Party is required by a Applicable Laws (e.g., securities laws, rules and regulations), to disclose the existence, or the terms, of this Agreement or the name, trademark, trade name or logo of the other Party, such Party shall promptly inform the other Party of the disclosure that is being sought and provide for a period of at least [***], or if the period provided by statute, regulation or rule of law is less than [***], maximum reasonable period allowable thereunder, in order to provide the other Party an opportunity to review the disclosure, provide comments, and challenge or limit the disclosure obligations. The Party disclosing information required by Applicable Law shall take all steps reasonably necessary, to ensure the continued confidential treatment of such information provided that each Party shall have the right to make any such disclosure that is necessary, in the reasonable opinion of the disclosing Party’s legal counsel, under Applicable Laws. Without limiting the generality of the foregoing, the Parties shall mutually agree on appropriate redactions to initially seek for any version of this Agreement filed in accordance with any securities regulations and the disclosing Party shall consult with the other

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Party with respect to any comments or rejections received from the applicable governmental authorities. The Parties will furthermore consult and cooperate fully with each other on the provisions of this Agreement to be redacted in any filings made by the Parties with the Securities and Exchange Commission or similar governmental agency in the U.S. or abroad, or as otherwise required by law.

12.6 Prior Confidentiality Agreement. As of the Effective Date, the terms of this Article 12 shall supersede any prior non-disclosure, secrecy or confidentiality agreement between the Parties (or their Affiliates) relating to the subject of this Agreement, including the Confidentiality Agreement. Any information disclosed pursuant to any such prior agreement shall be deemed Confidential Information for purposes of this Agreement.

12.7 Equitable Relief. Given the nature of the Confidential Information and the competitive damage that a Party would suffer upon unauthorized disclosure, use or transfer of its Confidential Information to any Third Party, the Parties agree that monetary damages may not be a sufficient remedy for any breach of this Article XII. In addition to all other remedies, a Party shall be entitled to seek specific performance and injunctive and other equitable relief as a remedy for any breach or threatened breach of this Article XII.

ARTICLE XIII

TERM AND TERMINATION

13.1 Term. This Agreement shall commence on the Effective Date and, unless terminated earlier as provided in this Article XIII or by mutual written agreement of the Parties, shall continue on a Collaboration Product-by-Collaboration Product and country-by-country basis until the expiration of the last to expire of the LGC Royalty Term or the Cue Royalty Term in such country for such Collaboration Product (the “Term”). Upon expiration (but not termination) of this Agreement with respect to any Collaboration Product in any country within the LGC Territory or Cue Territory, (a) LGC’s license under Section 2.1 with respect to such Collaboration Product in such country will become fully paid-up and royalty free and (b) Cue’s license under Section 2.4 with respect to such Collaboration Product in such country will become fully paid-up and royalty free.

13.2 Termination.

(a) Termination by LGC for Convenience. LGC shall have the right to terminate this Agreement in its entirety or on a Program-by-Program, Collaboration Product-by-Collaboration Product or country-by-country basis at any time for any reason or for no reason upon (i) sixty (60) days’ written notice to Cue prior to First Commercial Sale, (ii) six (6) months written notice to Cue if after First Commercial Sale, or (iii) on ten (10) days written notice in the event of a serious adverse event involving a Collaboration Product.

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(b) Material Breach. Either Party (the “Non-Breaching Party”) shall have the right to terminate this Agreement in its entirety or on a Program-by-Program, Collaboration Product-by-Collaboration Product, or country-by-country basis, upon written notice to the other Party if such other Party (the “Breaching Party”) materially breaches an obligation under this Agreement and has not cured such breach within sixty (60) days (forty-five (45) days with respect to any payment breach) after notice of such breach from the non-breaching Party; provided, that if such breach is not reasonably capable of cure within such sixty (60) day period, but is capable of cure within one hundred twenty (120) days from such notice, the Breaching Party may submit, within thirty (30) days of such notice, a reasonable cure plan to remedy such breach as soon as possible and in any event prior to the end of such sixty (60) day period, and, upon such submission, the sixty (60) day cure period shall be automatically extended for so long as the breaching Party continues to use diligent efforts to cure such breach in accordance with the cure plan, but for no more than one hundred twenty (120) days in total. Notwithstanding the foregoing, if the Breaching Party disputes that it has materially breached one or more of its obligations under this Agreement, the dispute shall be resolved pursuant to either Section 14.3 or Section 14.5, at the Non-Breaching Party’s election. If, as a result of the application of such dispute resolution procedures, the Breaching Party is determined to be in material breach of one (1) or more of its obligations under this Agreement, then if the Breaching Party fails to complete the actions specified by such adverse ruling to cure such material breach in accordance with any procedures or timeframes established by the tribunal, then the Non-Breaching Party may terminate this Agreement upon written notice to the Breaching Party. Material breach shall include, without limitation, (i) with respect to Cue, a material breach of (A) its obligations under Section 2.9, (B) its obligation to use Commercially Reasonable Efforts to perform its specified obligations under each Research Plan pursuant to Section 4.1, (C) its obligations to use Commercially Reasonable Efforts to Develop a Collaboration Product in the United States pursuant to Section 4.6(b), (D) its obligations under Section 15.6(d) (including termination by LGC under Section 15.6(d)(ix)) or breach by Transferee thereof, (E) any use by Transferee of Data or LGC Technology in breach of this Agreement, and (F) termination of the Einstein License Agreement (other than a breach by LGC of Exhibit K), (ii) with respect to LGC, a material breach of (A) its obligation to use Commercially Reasonable Efforts to perform its CMC Development obligations pursuant to Section 6.3 or Section 6.6 or to perform its technology transfer obligations pursuant to Section 6.9, (B) its obligation to use Commercially Reasonable Efforts to perform its specified obligations under each Research Plan pursuant to Section 4.1 or (C) its obligations to use Commercially Reasonable Efforts to Develop a Collaboration Product in the Major LGC Territory Countries pursuant to Section 4.6(a), and (iii) with respect to each Party, the other Party’s bankruptcy under Section 13.2(c) or patent challenge under Section 13.2(d).

(c) Bankruptcy. Either Party shall have the right to terminate this Agreement if, at any time, the other Party (a) files in any court or agency pursuant to any statute or regulation of any state, country or jurisdiction, a petition in bankruptcy or for reorganization pursuant to bankruptcy or insolvency laws or liquidation or for an arrangement or for the appointment of a receiver or trustee of such other Party or of its assets or (b) makes an assignment of substantially all of its assets for the benefit of its creditors.

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(d) Patent Challenge. To the extent permitted under applicable law, each Party shall have the right to terminate this Agreement with respect to the applicable challenged Patent Rights Controlled by the other Party upon written notice to the other Party if LGC or any of its Affiliates or Sublicensees, or Cue or any of its Affiliates or Cue Collaborators directly, or indirectly through any Third Party challenges the validity of any such Patent Rights, including commencing any interference or opposition proceeding with respect to, challenging the patentability, validity or enforceability of, or opposing any extension of or the grant of a Patent Term Adjustment or Extension with respect to, any Collaboration Compound or Collaboration Product in the Cue Territory or the LGC Territory or supplementary protection certificate in the Cue Territory.

(e) Termination for Cue Change of Control. In the event of a Change of Control of Cue, LGC may terminate this Agreement in its entirety or on a Program by Program, Collaboration Product by Collaboration Product basis, within thirty (30) days after receiving the Change of Control Notice, by sending written notice of such termination to Cue within such thirty (30) day period.

13.3 Effects of Termination. Upon any termination of this Agreement pursuant to Section 13.2, the following will apply, provided that if this Agreement is terminated only with respect to specified Collaboration Products in the specified country(ies) (“Terminated Products”) and not in its entirety, then the following will apply with respect to such Terminated Products only, and if this Agreement is terminated in its entirety, then all Collaboration Products will be deemed Terminated Products, and the Parties shall establish a transition plan promptly after receipt of any notice of termination (with reasonable efforts to do so no later than [***] days after the effective date of such termination, [***] setting forth each Party’s activities to ensure the timely and orderly provision of the activities contemplated under this Section 13.3:

(a) [***]

(b) CMC Information. Cue, on behalf of itself, its Affiliates and Cue Collaborators will not reverse engineer any CMC information provided hereunder by LGC, and [***]. Cue will [***], on behalf of itself, its Affiliates and Cue Collaborators. LGC, upon request, will have audit and inspection rights to verify compliance with this Section 13.3(b).

(c) [***] In the event LGC terminates under [***]:

(i) [***].

(ii) [***].

(iii) [***].

(iv) Regulatory Filings. LGC shall: (i) to the extent not previously provided to Cue, deliver to Cue true, correct and complete copies of all Regulatory Filings (including Regulatory Approvals) for Terminated Products in the Field in the LGC Territory and all Data (provided, that any such Data relating to CMC Development or CMC Manufacturing shall be disclosed in accordance with Section 4.17 or Section 6.9, subject to this Section 13.3) related to Terminated Products in the Field in the LGC Territory; (ii) effective upon such termination, transfer and assign, or cause to be transferred or assigned, to Cue or its designee (or

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to the extent not so assignable, take all reasonable actions to make available to Cue or its designee the benefits of) all Regulatory Filings (including Regulatory Approvals) for Terminated Products in the Field in the LGC Territory, whether held in the name of LGC or its Affiliate or Sublicensee; and (iii) take such other actions and execute such other instruments, assignments and documents as may be necessary to effect, evidence, register and record the transfer, assignment or other conveyance of rights under this Section 13.3(c)(iv) to Cue.

(v) Transition Assistance. LGC shall provide reasonable consultation and assistance to Cue in connection with the transfer and transition to Cue all Manufacturing processes (including materials and such other information) solely as is necessary to the Manufacture of such Terminated Products as then being Manufactured at the time of termination, in each case, [***], to the extent necessary for Cue to continue Researching, Developing, Manufacturing or Commercializing Terminated Products (as such Terminated Products are being Researched, Developed, Manufactured or Commercialized at the time of such termination), with Manufacturing technology transfer to performed and paid for as set forth in Section 6.9. The foregoing shall include [***].

(d) [***]

(i) [***].

(ii) [***].

(iii) [***].

(e) Wind-Down. If at the time of such termination, any clinical trials for Terminated Products or other Development activities are being conducted by or on behalf of LGC, its Affiliates or Sublicensees under this Agreement with respect to Terminated Products, then, at Cue’s election, on a clinical trial-by-clinical trial basis: LGC shall, and shall cause its Affiliates, and Sublicensees to, fully cooperate with Cue (i) to orderly wind down, [***] (except in the event of [***], in which case [***]), the conduct of any such clinical trial in compliance with all Applicable Laws or (ii) to transfer the conduct of all such clinical trials to Cue, and [***] bear all costs and expenses (other than if [***]) incurred in connection with the ethical treatment of patients already enrolled in such clinical trials .

(f) Remaining Inventories. Cue shall have the right to purchase from LGC any or all of the inventory of Terminated Products (or Collaboration Compound therein) held by LGC or its Affiliates as of the effective date of termination, at a price equal to LGC’s cost to acquire or Manufacture such inventory. Cue shall notify LGC within [***] days after the effective date of termination whether it elects to exercise such rights.

(g) Einstein License Agreement. In the event the Einstein License Agreement is terminated prior to expiration of the last-to-expire patent rights under the Einstein Technology that is sublicensed to LGC under this Agreement, [***].

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(h) Sublicenses. Upon termination of this Agreement in its entirety or with respect to Terminated Products, any sublicense granted by LGC under this Agreement with respect to the Terminated Products shall survive and shall be assigned by LGC to Cue such that such sublicense becomes a direct license between Cue and such Sublicensee on the same terms and conditions as those set forth in this Agreement, to the extent applicable to the rights granted by LGC to such Sublicensee, provided that such sublicense was granted in accordance with the terms of Section 2.2 and that such Sublicensee is in compliance with the terms of the sublicense agreement (and did not cause LGC to breach its obligations under this Agreement) and agrees to comply with all applicable terms of this Agreement.

13.4 [***].

13.5 Confidential Information. Upon expiration or termination of this Agreement in its entirety, except to the extent that a Party obtains or retains the right to use the other Party’s Confidential Information, each Party shall promptly return to the other Party, or delete or destroy, all relevant records and materials in such Party’s possession or control containing Confidential Information of the other Party; provided that (i) such Party may keep one (1) copy of such materials for archival purposes only subject to continuing confidentiality obligations and (ii) such Party is not required to find and delete electronic copies made under the Party’s schedule of automatic, archival records back-up.

13.6 Survival. Expiration or termination of this Agreement shall not relieve the Parties of any obligation or right accruing prior to such expiration or termination. Except as set forth below or elsewhere in this Agreement, the obligations and rights of the Parties under the following provisions of this Agreement shall survive expiration or termination of this Agreement: Article VII (to the extent obligations accrued prior to notice of termination), Article VIII, Article X, Article XI, Article XII, Article XIV, and Article XV, the last sentence of Section 4.15, and Sections 9.1(a)-(b), and (d), 9.3(h)-(i), 9.7(c), 9.10(a)- (d), 13.1, 13.3, 13.5, 13.6, 13.7, 13.8 and 13.9.

13.7 Exercise of Right to Terminate. The use by either Party hereto of a termination right provided for under this Agreement shall not give rise to the payment of damages or any other form of compensation or relief to the other Party with respect thereto; provided, however, that termination of this Agreement shall not preclude either Party from claiming any other damages, compensation or relief that it may be entitled to upon such termination.

13.8 Damages; Relief. Subject to Section 13.7, termination of this Agreement shall not preclude either Party from claiming any other damages, compensation or relief that it may be entitled to upon such termination.

13.9 Rights in Bankruptcy.

(a) All rights and licenses granted under or pursuant to this Agreement by Cue to LGC, and by LGC to Cue, are, and will otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code or comparable provision of applicable bankruptcy or insolvency laws, licenses of right to “intellectual property” as defined in the U.S. Bankruptcy

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Code or comparable provision of applicable bankruptcy or insolvency laws. The Parties agree that a Party that is a licensee of such rights under this Agreement (a “Party Licensee”) will retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code or comparable provision of applicable bankruptcy or insolvency laws.

(b) Without limited the generality of subsection (a), the Parties agree that, in the event of the commencement of a bankruptcy proceeding under the U.S. Bankruptcy Code or comparable provision of applicable bankruptcy or insolvency laws, by or against a Party that is a licensor of such rights under this Agreement (a “Bankrupt Party Licensor”),

(1) the Party Licensee will be entitled to a complete duplicate of (or complete access to, as appropriate) any intellectual property that is licensed to the Party Licensee under this Agreement and all embodiments of such intellectual property, and same, if not already in its possession, will be promptly delivered to such Party Licensee upon the commencement of any such bankruptcy or insolvency proceeding upon the written request of the Party Licensee, unless the Bankrupt Party Licensor elects to continue performing all of its obligations under this Agreement; and

(2) if this Agreement is rejected by the Bankrupt Party Licensor as provided in section 365 of the U.S. Bankruptcy Code or the comparable provision of applicable bankruptcy or insolvency laws, and the Party Licensee elects to retain its rights hereunder as provided in Section 365(n) of the U.S. Bankruptcy Code, or the comparable provision of applicable bankruptcy or insolvency laws, the Bankrupt Party Licensor and its successors and assigns (including a trustee) will provide the Party Licensee with any intellectual property that is licensed to it under this Agreement and all embodiments of such intellectual property, and same, if not already in its possession, will be promptly delivered to such Party Licensee, and the Party Licensee will have the right to exercise all of the rights of a licensee of intellectual property under section 365(n) of the U.S. Bankruptcy Code or comparable provision of applicable bankruptcy or insolvency laws.

(c) The Parties further agree that “embodiments” of intellectual property include, without limitation, any intellectual property licensed under this Agreement, and any laboratory notebooks, cell lines, product samples and inventory, research studies and data, all regulatory approvals (and all applications for regulatory approval) and rights of reference related thereto.

ARTICLE XIV

DISPUTE RESOLUTION

14.1 Objective. The Parties recognize that disputes as to matters arising out of or relating to this Agreement or either Party’s rights and obligations hereunder may arise from time to time. It is the objective of the Parties to establish procedures to facilitate the resolution of such disputes in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties agree to follow the procedures set forth in this Article XIV to resolve any such dispute if and when it arises.

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14.2 Resolution by Executive Officers. Except as otherwise provided in Section 3.4, if a dispute arising out of or relating to this Agreement or either Party’s rights and obligations hereunder arises, either Party may refer such dispute to the Executive Officers, who shall meet in person or by telephone within [***] after such referral to attempt in good faith to resolve such dispute. If such matter cannot be resolved by discussion of such officers within such [***] period, or such other time period as the Parties may agree in writing, such dispute shall be resolved in accordance with Section 14.3. Notwithstanding the foregoing, any dispute regarding [***].

14.3 Arbitration.

(a) If the Parties do not resolve a dispute as provided in Section 14.2, and a Party wishes to pursue the matter, each such dispute that is not an Excluded Claim (defined below) shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce (or its successor entity) in accordance with its Rules. Judgment on the arbitration award may be entered in any court having jurisdiction thereof.

(b) The arbitration shall be decided by a tribunal of [***] arbitrators, irrespective of the amount in controversy. Each Party shall nominate one arbitrator, and the third, who shall act as presiding arbitrator, shall be nominated by the two-party nominated arbitrators within [***] days of the second arbitrator’s appointment. The seat, or legal place of arbitration, shall be [***], and the language of the arbitration, including all proceedings and communications shall be [***].

(c) Either Party may apply to the arbitrators for interim injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Either Party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or property of that Party pending the arbitration award. The arbitrators shall have no authority to award any damages proscribed by Section 15.10 hereof, or punitive, multiple, exemplary or any other non-compensatory damages. The prevailing party shall be awarded all costs and attorneys’ fees reasonably incurred in the arbitration and in the enforcement or vacatur of any award.

(d) Except to the extent necessary to confirm, vacate, or enforce an award, or as may be required by Applicable Law, or as needed or the preparation or presentation of claim or defense in the arbitration, neither a Party nor an arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both Parties. In no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the dispute, controversy or claim would be barred by the applicable statute of limitations.

(e) As used in this Section, the term “Excluded Claim” means a dispute, controversy or claim that concerns [***].

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(f) The tribunal may render early or summary disposition of some or all issues, after the Parties have had a reasonable opportunity to make submissions on these issues.

(g) The right and obligation to arbitrate under this Section 14.3 shall extend to any claim by or against any parent, subsidiary, affiliate, principal, agent, officer, director or employee of the Parties.

14.4 [***] Arbitration. If the parties do not agree on the [***], any such dispute will be resolved by arbitration as set forth in Section 14.3, except that the following terms shall apply: The arbitrator(s) will be knowledgeable about immunotherapy, biologics manufacturing, and commercial contract law. Each Party will [***]. Each Party’s [***]. The arbitrator(s) will, within [***] days after the conclusion of the arbitration hearing, issue a written award and statement of decision that awards [***]. The arbitrator(s) will not be authorized to reform, modify or materially change this Agreement or any other agreements contemplated hereunder.

14.5 Expedited Arbitration. If the Parties do not agree as to whether or not a material breach has occurred, then, at the election of the Non-Breaching Party, such dispute will be resolved by arbitration as set forth in Section 14.3, except that the following terms shall apply: any such dispute shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce (or its successor entity) by one or more arbitrators appointed in accordance with said Rules. The Parties agree, pursuant to Article 30(2)(b) of the Rules of Arbitration of the International Chamber of Commerce, that the Expedited Procedure Rules shall apply irrespective of the amount in dispute. The seat, or legal place of arbitration, shall be New York, New York, U.S., and the language of the arbitration, including all proceedings and communications shall be English.

ARTICLE XV

GENERAL PROVISIONS

15.1 Governing Law. This Agreement, and all questions regarding the existence, validity, interpretation, breach or performance of this Agreement, shall be governed by, and construed and enforced in accordance with, the laws of [***], without reference to its conflicts of law principles. All disputes arising in relation to Excluded Claims shall be resolved [***]. The United Nations Conventions on Contracts for the International Sale of Goods shall not be applicable to this Agreement.

15.2 Entire Agreement; Modification. This Agreement is both a final expression of the Parties’ agreement and a complete and exclusive statement with respect to all of its terms. This Agreement supersedes all prior and contemporaneous agreements and communications, whether oral, written or otherwise, concerning any and all matters contained herein. This Agreement may only be modified or supplemented in a writing expressly stated for such purpose and signed by the Parties.

CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR SUCH PORTIONS. ASTERISKS DENOTE OMISSIONS.

15.3 Relationship Between the Parties. The Parties’ relationship, as established by this Agreement, is solely that of independent contractors. This Agreement does not create any partnership, joint venture or similar business relationship between the Parties. Neither Party is a legal representative of the other Party, and neither Party can assume or create any obligation, representation, warranty or guarantee, express or implied, on behalf of the other Party for any purpose whatsoever.

15.4 Non-Waiver. The failure of a Party to insist upon strict performance of any provision of this Agreement or to exercise any right arising out of this Agreement shall neither impair that provision or right nor constitute a waiver of that provision or right, in whole or in part, in that instance or in any other instance. Any waiver by a Party of a particular provision or right shall be in writing, shall be as to a particular matter and, if applicable, for a particular period of time and shall be signed by such Party.

15.5 Assignment; Change of Control by LGC.

(a) LGC may not assign or otherwise transfer this Agreement or any rights or obligations hereunder without the prior written consent of Cue; provided, however, that LGC may assign or otherwise transfer this Agreement and its rights and obligations hereunder in whole or in part without Cue’s consent:

(i) to a Third Party in connection with a Change of Control of LGC; and

(ii) to an Affiliate, provided that LGC shall remain liable and responsible to Cue for the performance and observance of all such duties and obligations by such Affiliate.

(b) The rights and obligations of LGC under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of LGC. Any assignment not in accordance with this Section 15.5 shall be null and void.

(c) Notwithstanding anything in this Agreement to the contrary, following the closing of a Change of Control of LGC, Cue shall not obtain rights or access to the Patent Rights or Know-How controlled by the acquiror or any of such acquiror’s Affiliates (other than the LGC and its Affiliates that exist immediately prior to the closing of such Change of Control) and such intellectual property rights shall be excluded from the definitions of LGC Technology.

15.6 Assignment; Change of Control by Cue

(a) Assignment. Except as expressly provided hereunder, Cue may not assign or otherwise transfer this Agreement or any rights or obligations hereunder without the prior written consent of LGC; provided, however, that Cue may assign or otherwise transfer this Agreement and its rights and obligations hereunder without LGC’s consent to (i) a Third Party in a Change of Control of Cue and (ii) to an Affiliate, provided that Cue shall remain liable and responsible to LGC for the performance and observance of all such duties and obligations by such Affiliate.

CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR SUCH PORTIONS. ASTERISKS DENOTE OMISSIONS.

(b) Change of Control Notice and Obligations Post Change of Control. In the event of a Change of Control of Cue, Cue shall provide LGC with prompt written notice of any Change of Control of Cue promptly after public announcement thereof (a “Change of Control Notice”), which notice shall describe in reasonable detail the nature of the transaction and the identity of the other party to the transaction (“Transferee”). [***], Cue shall provide such notice to LGC prior to execution of any agreement(s) that would result in the Change of Control of Cue. After any Change of Control of Cue, the Transferee shall be obligated [***].

(c) Change of Control [***]. In connection with the consummation of any Change of Control transaction of Cue in which the Transferee is [***], then such Transferee shall have a period of [***] from the closing date of such Change of Control transaction (the “Transferee Election Period”) to [***]. If [***], then the effects of Section 15.6(d) shall apply [***]. As used herein, [***].

(d) Consequences [***]. In connection with the consummation of any Change of Control transaction of [***], provided that upon the expiration of the Transferee Election Period (and during the Transferee Election Period solely with respect to Section 15.6(d)(i), Section 15.6(d)(ii), Section 15.6(d)(vi), Section 15.6(d)(vii), Section 15.6(d)(viii) and Section 15.6(d)(ix)), with respect to the applicable Competitive Collaboration Program, the following shall apply at LGC’s option:

(i) (A) following closing of a Change of Control, Transferee shall require that [***], in each case, [***] and are not [***], and the Transferee does not [***] and (B) following closing of a Change of Control, Transferee shall [***]; provided that if the requirements of either 15.6(d)(i)(A) or (B) are not met, [***];

(ii) Cue shall [***] it shall: (A) [***], and (ii) [***];

(iii) the JSC and all other joint committees shall be promptly disbanded [***];

(iv) [***];

(v) all amounts, after giving effect to any deductions allowable hereunder, that would have been due to Cue by LGC accruing after such Change of Control shall be [***];

(vi) during the Transferee Election Period and thereafter unless [***], the cure period pursuant to Section 13.2(b) with respect to Transferee’s [***] shall be [***];

(vii) if Transferee [***] and does not [***], then Transferee shall [***] and the [***] shall be [***];

(viii) during the Transferee Election Period and thereafter unless [***], the Parties’ rights with respect to the prosecution, maintenance and enforcement of Collaboration Product Patent Rights shall be modified as follows:

CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR SUCH PORTIONS. ASTERISKS DENOTE OMISSIONS.

(1) [***], provided, that all claims presented by LGC in such Collaboration Product Patent Rights must Specifically Claim (A) a Collaboration Compound or Collaboration Product or (B) a method of making or using any Collaboration Compound or Collaboration Product or (C) a Collaboration Antigen or epitope thereof and provided, further, that all such enforcement rights are limited to Product Infringements; and

(2) [***];

(ix) Unless Transferee and LGC agree otherwise, LGC shall [***] and instead [***]; and

(x) LGC shall have the right to terminate this Agreement with respect to such Competitive Collaboration Program within [***] of the expiration of the Transferee Election Period with such termination being deemed a termination pursuant to Section 13.2(b).

(e) The rights and obligations of Cue under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of Cue. Any assignment not in accordance with this Section 15.6 shall be null and void.

(f) Notwithstanding anything to this Agreement in the contrary, following the closing of a Change of Control of Cue, LGC shall not obtain rights or access to the Patent Rights or Know-How controlled by the acquiror or any of such acquiror’s Affiliates (other than the Cue and its Affiliates that exist immediately prior to the closing of such Change of Control) and such intellectual property rights shall be excluded from the definitions of Cue Technology, provided, that, in the event of a Change of Control to a Competitor and Transferee [***] within the Transferee Election Period, [***].

15.7 Severability. If, for any reason, any provision of this Agreement is adjudicated invalid, unenforceable or illegal by a court of competent jurisdiction, such adjudication shall not, to the extent feasible, affect or impair, in whole or in part, the validity, enforceability, or legality of any remaining portions of this Agreement. The Parties shall replace such invalid, unenforceable or illegal provision with a provision that (i) is not, in the Party’s commercially reasonable judgment, invalid, unenforceable or illegal, and (ii) effects to the extent possible the original intent of the parties underlying the invalid, unenforceable or illegal provision. All remaining portions shall remain in full force and effect as if the original Agreement had been executed without the invalidated, unenforceable or illegal provision.

15.8 Notices. Any notice to be given under this Agreement must be in writing and delivered either in person, by air mail (postage prepaid) requiring return receipt, by overnight courier, by any of the foregoing, to the Party to be notified at its address(es) given below, or at any address such Party may designate by prior written notice to the other in accordance with this Section 15.8. Notice shall be deemed sufficiently given for all purposes upon the earliest of: (i) the date of actual receipt; (ii) if air mailed, five (5) days after the date of postmark; or (iii) if delivered by overnight courier, the next day the overnight courier regularly makes deliveries.

CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR SUCH PORTIONS. ASTERISKS DENOTE OMISSIONS.

If to LGC, notices must be addressed to:

LG Twin Towers

128, Yeoui-daero

Yeongdeungpo-gu, Seoul

07336, Republic of Korea

Attention: Jeewoong Son

President, LG Chem Life Sciences

with a copy to:

LG Twin Towers

128, Yeoui-daero

Yeongdeungpo-gu, Seoul

07336, Republic of Korea

Attention: Legal Affairs Department

and:

Foley Hoag LLP

155 Seaport Boulevard

Boston, MA 02210

Attention: Hemmie Chang

If to Cue, notices must be addressed to:

Cue Biopharma, Inc.

21 Erie Street

Cambridge, MA 02139

Attention: Daniel R. Passeri, President & CEO

with a copy to:

Cooley LLP

One Freedom Square

Reston Town Center

11951 Freedom Drive

Reston, VA 20190-5656 USA

Attn: Kenneth J. Krisko

15.9 Force Majeure. Each Party shall be excused from liability for the failure or delay in performance of any obligation under this Agreement (other than failure to make payment when due) by reason of any event beyond such Party’s reasonable control, including acts of God, fire, flood, explosion, earthquake, pandemic flu, or other natural forces, war, civil unrest, acts of terrorism, accident, destruction or other casualty, any lack or failure of transportation facilities, any lack or failure of supply of raw materials, or any other event similar to those enumerated above. Such excuse from liability shall be effective only to the extent and

CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR SUCH PORTIONS. ASTERISKS DENOTE OMISSIONS.

duration of the event(s) causing the failure or delay in performance and provided that the Party has not caused such event(s) to occur. Notice of a Party’s failure or delay in performance due to force majeure must be given to the other Party within ten (10) days after its occurrence. All delivery dates under this Agreement that have been affected by force majeure shall be tolled for the duration of such force majeure. In no event shall any Party be required to prevent or settle any labor disturbance or dispute.

15.10 Limitation of Liability. NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR SIMILAR DAMAGES IN CONNECTION WITH THIS AGREEMENT OR ANY LICENSES GRANTED HEREUNDER, WHETHER ARISING DIRECTLY OR INDIRECTLY OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND NEITHER PARTY SHALL BE ENTITLED TO RECOVER FOR ANY LOST PROFIT OR LOST SALES DAMAGES OF ANY KIND, WHETHER THOSE CLAIMED DAMAGES ARE DIRECT OR INDIRECT; provided, however, that this Section 15.10 shall not be construed to limit either Party’s indemnification obligations for Third Party Claims under Article XI, or remedies for breach of Section 2.9 or Article XII. For a breach of Section 15.6(d), the Parties agree that monetary damages may not be a sufficient remedy and that in addition to all other remedies, LGC shall be entitled to seek specific performance and injunctive and other equitable relief as a remedy for any breach or threatened breach of Section 15.6(d).

15.11 Interpretation. The headings of clauses contained in this Agreement preceding the text of the sections, subsections and paragraphs hereof are inserted solely for convenience and ease of reference only and shall not constitute any part of this Agreement, or have any effect on its interpretation or construction. All references in this Agreement to the singular shall include the plural where applicable. Unless otherwise specified, references in this Agreement to any Article shall include all Sections, subsections and paragraphs in such Article, references to any Section shall include all subsections and paragraphs in such Section, and references in this Agreement to any subsection shall include all paragraphs in such subsection. The word “including” and similar words means including without limitation. The word “or” means “and/or” unless the context dictates otherwise because the subject of the conjunction are mutually exclusive. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision. All references to days in this Agreement mean calendar days, unless otherwise specified. Ambiguities and uncertainties in this Agreement, if any, shall not be interpreted against either Party, irrespective of which Party may be deemed to have caused the ambiguity or uncertainty to exist. This Agreement has been prepared in the English language and the English language shall control its interpretation. In addition, all notices required or permitted to be given hereunder, and all written, electronic, oral or other communications between the Parties regarding this Agreement shall be in the English language.

CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR SUCH PORTIONS. ASTERISKS DENOTE OMISSIONS.

15.12 Counterparts; Electronic or Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed and delivered electronically or by facsimile and upon such delivery such electronic or facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other Party.

IN WITNESS WHEREOF, the Parties hereto have caused this COLLABORATION, LICENSE AND OPTION AGREEMENT to be executed and entered into by their duly authorized representatives as of the Effective Date.

CUE BIOPHARMA, INC.		LG CHEM LTD.

By:	/s/ Daniel R. Passeri	By:	/s/ Jeewong Son
Name:	Daniel R. Passeri	Name:	Jeewong Son
Title:	President and CEO	Title:	President

Exhibit List

Exhibit A – Cue Background Patent Rights

Exhibit B – Einstein Patent Rights

Exhibit C – Global License and Collaboration Agreement Term Sheet

Exhibit D – CUE-101 Initial Research Plan

Exhibit E – Template Initial Research Plan

Exhibit F – Template CMC Development Plan

Exhibit G – Stock Purchase Agreement

Exhibit H – Pre-clinical Candidate Selection and Collaboration Product Candidate Confirmation

Exhibit I – Collaboration Patent Rights

Exhibit J – Initial Press Release

Exhibit K – Einstein Provisions

Exhibit A

Cue Background Patent Rights

[***]

{7 pages omitted}

Exhibit B

Einstein Patent Rights

[***]

{3 pages omitted}

Exhibit C

Global License and Collaboration Term Sheet

[***]

{6 pages omitted}

Exhibit D

CUE-101 Initial Research Plan

[See attached]

[***]

{5 pages omitted}

Exhibit E

Template Initial Research Plan

[See attached]

[***]

{4 pages omitted}

Exhibit F

Template CMC Development

[See attached]

[***]

{2 pages omitted}

Exhibit G

Stock Purchase Agreement

[See attached]

EXECUTION COPY

STOCK PURCHASE AGREEMENT

By and Between

Cue Biopharma, Inc.

and

LG Chem, Ltd.

Dated as of November 6, 2018

CUE BIOPHARMA, INC.

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of November 6, 2018 (the “Signing Date”), by and between Cue Biopharma, Inc., a Delaware corporation (the “Company”), and LG Chem, Ltd., a company incorporated in the Republic of Korea (the “Purchaser”, each of the Company and the Purchaser, a “Party” and collectively, the “Parties”).

WHEREAS, the Parties are entering into that certain Collaboration and License Agreement, by and among the Company and the Purchaser, of even date herewith (the “License Agreement”);

WHEREAS, the obligations in the License Agreement are conditioned upon the execution and delivery of this Agreement, pursuant to which the Company will issue and sell to the Purchaser a number of its shares of Common Stock (as defined herein) to purchase shares of Common Stock, as provided for herein; and

WHEREAS, the Purchaser desires to purchase and subscribe for, and the Company desires to sell and issue, the Shares (as defined herein) on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. When used in this Agreement, the following terms shall have the respective meanings specified below:

“Action” shall mean any action, cause or action, suit, prosecution, investigation, litigation, arbitration, hearing, order, claim, complaint or other proceeding (whether civil, criminal, administrative, investigative or informal) by or before any Governmental Authority or arbitrator.

“Affiliate” shall mean, with respect to any Person, another Person which controls, is controlled by or is under common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. For the purposes of this Agreement, in no event shall the Purchaser or any of its Affiliates be deemed Affiliates of the Company or any of its Affiliates, nor shall the Company or any of its Affiliates be deemed Affiliates of the Purchaser or any of its Affiliates.

“beneficially owns” (including the correlative terms “beneficial ownership,” “beneficially owned,” “beneficial owner” or “beneficially owning”) shall mean beneficial ownership within the meaning of Rule 13d-3 and Rule 13d-5 under the Exchange Act.

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“Business Day” shall mean any day except Saturday, Sunday and any day on which banking institutions in New York, New York, generally are closed as a result of federal, state or local holiday.

“Change of Control” shall mean, with respect to a Person, any of the following events: (i) any Person is or becomes the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that any such Person has the right to acquire, whether such right which may be exercised immediately or only after the passage of time), directly or indirectly, of a majority of the total voting power represented by all shares of such Person’s outstanding capital stock; (ii) such Person consolidates with or merges into another corporation or entity, or any corporation or entity consolidates with or merges into such Person, other than (A) a merger or consolidation which would result in the voting securities of such Person outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) a majority of the combined voting power of the voting securities of such Person or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of such Person (or similar transaction) in which no Person becomes the beneficial owner, directly or indirectly, of a majority of the total voting power of all shares of capital stock of such Person, or (iii) such Person conveys, transfers or leases all or substantially all of its assets, to any Person other than a wholly owned Affiliate of such Person.

“Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred shares, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Common Stock” shall mean common stock, par value $0.001 per share, of the Company.

“Consent” shall mean any, internal or external, approval, authorization, consent, license, franchise, Order, registration, notification, permit, certification, clearance, waiver or other confirmation of or by a Governmental Authority, other Person or company body.

“Contract” shall mean, with respect to any Person, any written agreement, contract, commitment, indenture, instrument, mortgage, note, bond, loan, license, sublicense, lease, sublease, undertaking, statement of work or other arrangement to which such Person is a party or by which any of its properties or assets are subject.

“control” (including the correlative terms “controlled by,” “controlling,” and “under common control with”), as applied to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership or voting of securities, by contract or otherwise.

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“Disposition” or “Dispose of” shall mean any (i) offer, pledge, sale, contract to sell, sale of any option or contract to purchase, purchase of any option or contract to sell, grant of any option, right or warrant for the sale of, or other disposition of or transfer of any Common Stock or Common Stock Equivalents, including, without limitation, any “short sale” or similar arrangement, or (ii) swap, hedge, derivative instrument, or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Common Stock or Common Stock Equivalents, whether any such swap or transaction is to be settled by delivery of securities, in cash or otherwise.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FDA” shall mean the United States Food and Drug Administration.

“GAAP” shall mean generally accepted accounting principles in the United States.

“Governmental Authority” shall mean any court, agency, authority, department, regulatory body or other instrumentality of any government or country or of any national, federal, state, provincial, regional, county, city or other political subdivision of any such government or country or any supranational organization of which any such country is a member.

“Health Care Laws” shall mean all applicable Laws relating to pricing, marketing, provision, sale, distribution, coverage, or reimbursement of a drug, biological or medical advice.

“Intellectual Property” shall mean all inventions, patent applications, patents, trademarks, trade names, service names, copyrights, trade secrets, know-how and other intellectual property that is either (i) used in connection with, and material to, the Company’s development, manufacture, use or commercialization of its CUE-101 Compounds, CUE-102 Compounds or CUE-103 Compounds, or (ii) otherwise used in connection with, and material to, the business of the Company as currently conducted or as currently proposed to be conducted.

“Law” or “Laws” shall mean all laws, statutes, rules, regulations, orders, judgments, injunctions and ordinances of any Governmental Authority.

“Liens” shall mean a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall mean any change, event or occurrence (each, an “Effect”) that, individually or when taken together with all other effects that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, is or is reasonably likely to be materially adverse (i) to the issuance or validity of the Shares or the transaction contemplated hereby or on the ability of the Company to perform its obligations under this Agreement or the License Agreement or (ii) to the business, clinical or pre-clinical programs, intellectual property, condition (financial or other), assets, liabilities or results of operations of the Company; provided, however, that in no event shall any of the following occurring after the date hereof, alone or in combination, be deemed to constitute, or be taken into account in

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determining whether a Material Adverse Effect has occurred: (A) changes in the Company’s industry generally or global economy or capital or financial markets generally, including changes in interest or exchange rates, (B) any Effect caused by the announcement or pendency of the transactions contemplated by the Transaction Agreements, or the identity of the Purchaser or any of its Affiliates as the purchaser in connection with the transactions contemplated by this Agreement or as a participant in the License Agreement, (C) the performance of this Agreement, the License Agreement and the transactions contemplated hereby and thereby, including compliance with the covenants set forth herein and therein, (D) changes in general legal, regulatory, political, economic or business conditions or changes to GAAP or interpretations thereof occurring after the date hereof that, in each case, generally affect the biotechnology or biopharmaceutical industries, (E) acts of war, sabotage or terrorism occurring after the date hereof, or any escalation or worsening of any such acts of war, sabotage or terrorism, or (F) earthquakes, hurricanes, floods or other natural disasters occurring after the date hereof, provided, however, that with respect to clauses (A), (D), (E) and (F), such effects, alone or in combination, may be deemed to constitute, or be taken into account in determining whether a Material Adverse Effect has occurred, but only to the extent such effects disproportionately affect the Company compared to other participants in the biotechnology or biopharmaceutical industries.

“Material Contract” shall mean any Contract entered into by the Company that is required under the Exchange Act to be filed as an exhibit to a Company SEC Document pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.

“NASDAQ” shall mean the NASDAQ Stock Market LLC.

“national securities exchange” shall mean a securities exchange that was registered with the SEC under Section 6 of the Exchange Act.

“Order” shall mean any assessment, award, decision, injunction, judgment, order, ruling, verdict or writ entered, issued, made, or rendered by any court, administrative agency, or other Governmental Authority or by any arbitrator.

“Person” shall mean any individual, partnership, limited liability company, firm, corporation, trust, unincorporated organization, government or any department or agency thereof or other entity, as well as any syndicate or group that would be deemed to be a Person under Section 13(d)(3) of the Exchange Act.

“Plans” shall mean the Company’s 2016 Omnibus Incentive Plan and the Company’s 2016 Non-Employee Equity Incentive Plan, each as in effect on the Closing Date.

“Preferred Stock” shall mean the preferred stock, $0.001 par value per share, of the Company.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

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“Shares” shall mean the Closing Shares.

“Third Party” shall mean any Person (other than a Governmental Authority) other than the Purchaser, the Company or any Affiliate of the Purchaser or the Company.

“Trading Day” shall mean any day on which the Nasdaq Capital Market, or such other national securities exchange on which the Common Stock is then listed, is open for trading.

“Transaction Agreements” shall mean this Agreement and the License Agreement.

“Transfer Agent” shall mean Computershare.

2. Closing, Delivery and Payment.

2.1 Closing. Subject to the terms and conditions hereof, and in reliance on the representations, warranties, covenants and other agreements hereinafter set forth, at the closing of the transactions contemplated hereby (the “Closing”), the Company hereby agrees to issue to the Purchaser, and the Purchaser agrees to purchase, 564,187 shares of Common Stock (the “Closing Shares”) at a per share price of $8.86, free and clear of all Liens, for an aggregate purchase price of four million nine hundred ninety-eight thousand six hundred ninety-six U.S. dollars and eighty- two cents ($4,998,696.82) (the “Purchase Price”). The Closing shall take place remotely via the exchange of documents and signatures, as soon as practicable, but in no event later than 10:00 a.m. Eastern Time on the first Business Day immediately following the later of (a) the date on which the last of the conditions set forth in Article 6 has been satisfied or waived (other than those conditions that by their nature can only be satisfied at the Closing) and (b) the [***] day following the Signing Date, or at such other date and time as the Parties shall mutually agree (which date and time are designated as the “Closing Date”).

2.2 Delivery and Payment. At the Closing, subject to the terms and conditions hereof, the Company will instruct the Transfer Agent to deliver to the Purchaser, via book entry to the applicable balance account registered in the name of the Purchaser, the Shares, against payment of the Purchase Price in U.S. dollars by wire transfer of immediately available funds to the order of the Company.

2.3 Deliveries at Closing.

(a) Deliveries by the Company. At the Closing, the Company shall deliver or cause to be delivered to the Purchaser the following items:

(i) a certificate, dated as of the Closing Date, signed by the Company’s secretary certifying (A) that attached thereto is a true and complete copy of the Company’s Amended and Restated Certificate of Incorporation as amended to date and in effect as of the Closing Date (the “Certificate of Incorporation”), (B) that attached there to is a true and complete copy of the Amended and Restated Bylaws of the Company as amended to date and in effect as of the Closing Date (the “Bylaws”), (C) that attached thereto is a true and complete copy of all resolutions adopted by the board of directors of the Company authorizing the execution, delivery and performance of the this Agreement and this issuance and sale of the Shares by the Company and that all such resolutions are in full force and effect and are all the

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resolutions adopted in connection with the transaction contemplated hereby as of the Closing Date, (D) that attached thereto is a true and complete copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver the Shares to Purchaser and (E) as to the incumbency and specimen signature of each officer of the Company executing this Agreement on behalf of the Company;

(ii) a certificate, dated as of the Closing Date, signed by the Company’s principal executive officer and principal financial officer confirming that the conditions to the Closing set forth in Section 6.1 have been satisfied; and

(iii) all such other documents, certificates and instruments as the Purchaser may reasonably request in order to give effect to the transactions contemplated hereby.

(b) Deliveries by the Purchaser. At the Closing, the Purchaser shall deliver or cause to be delivered to the Company the Purchase Price, by wire transfer of immediately available funds to one or more accounts designated by the Company, such designation to be made no later than two (2) Business Days prior to the Closing Date.

3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser that as of the Signing Date:

3.1 Organization, Good Standing and Qualification.

(a) The Company is duly organized and validly exists as a corporation in good standing under the laws of the State of Delaware and has not been declared bankrupt or been granted a suspension of payments and is not otherwise subject to insolvency proceedings. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver the Transaction Agreements, to issue and sell the Shares, and to carry out the provisions of the Transaction Agreements and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified to do business as a foreign entity and is in good standing (to the extent such concept exists in the relevant jurisdiction) in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification necessary, except to the extent any failure to so qualify has not had and would not reasonably be expected to have a Material Adverse Effect.

(b) During the twelve (12) months preceding the Signing Date, the Company has not taken any action nor have any other steps been taken or Actions commenced or, to the Company’s knowledge, threatened against it, for its winding up or dissolution or it to enter into any arrangement, scheme or composition for the benefit of creditors, or for the appointment of a receiver, administrator, liquidator, trustee or similar officer of it, or any of its properties, revenues or assets.

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3.2 Capitalization.

(a) The authorized share capital of the Company, immediately prior to the Signing Date, consists of 50,000,000 shares of Common Stock, 20,133,266 of which were issued and outstanding and 10,000,000 shares of Preferred Stock, none of which were issued and outstanding. No series of Preferred Stock has been designated. Immediately prior to the Signing Date (i) stock options for a total of 2,732,221 shares of Common Stock had been granted and 567,779 shares of Common Stock were reserved for future grants pursuant to the Plans and (ii) warrants to purchase a total of 1,252,441 shares of Common Stock were outstanding.

(b) Other than the Common Stock reserved for issuance under the Plans, there are no outstanding options, rights (including conversion or preemptive rights and rights of first refusal), proxy or shareholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities, including the Shares. No Person is entitled to preemptive rights, rights of first refusal, rights of participation or similar rights with respect to any securities of the Company. Except as disclosed in the Company SEC Documents, there are no voting agreements, registration rights agreements or other agreements of any kind among the Company and any other Person relating to the securities of the Company, including the Shares. The Company does not have outstanding any stockholder rights plans or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

(c) The respective rights, preferences, privileges and restrictions of the Common Stock are as stated in the Certificate of Incorporation. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and were issued in compliance with all applicable Laws concerning the issuance of securities. The Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, and fully paid and non-assessable. The Shares (i) will form part of the same class of Common Stock and voting rights as the Common Stock and (ii) shall be free and clear of all Liens, except for restrictions on transfer imposed by applicable securities Laws or contained herein. The issuance, sale and delivery of the Shares hereunder by the Company is not subject to preemptive rights, rights of first refusal or similar rights of the stockholders of the Company or others.

(d) The Company does not own or hold the right to acquire any stock, partnership, interest, joint venture interest or other equity ownership interest in any Person.

3.3 Authorization; Binding Obligations. All corporate action on the part of the Company necessary for the authorization of the Transaction Agreements, the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, sale, issuance and delivery of the Shares pursuant hereto has been taken, including the approval by the board of directors of the Company to issue the Shares. No other action is required on the part of the Company, its board of directors, or its stockholders prior to the Closing for the consummation of the transactions contemplated by the Transaction Agreements. Each of the Transaction Agreements has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Purchaser, constitutes a valid and binding obligation of the Company enforceable in accordance with their respective terms, except (i) as

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limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws of general application affecting enforcement of creditors’ rights, (ii) general principles of equity that restrict the availability of equitable remedies and (iii) to the extent that the enforceability of indemnification provisions may be limited by applicable Laws ((i), (ii) and (iii), collectively, the “Enforceability Exceptions”).

3.4 Company SEC Documents; Financial Statements; NASDAQ.

(a) Since December 14, 2017, the Company has timely filed with the SEC all of the reports and other documents required to be filed by it under the Exchange Act and any required amendments to any of the foregoing (all documents so filed, the “Company Exchange Act Documents” and together with the Company’s Registration Statements on Form S-1, as amended, as declared effective by the SEC on December 14, 2017 and July 19, 2018, including any prospectus supplements relating thereto, the “Company SEC Documents”). As of their respective filing dates, each of the Company SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act applicable to such Company SEC Documents, and, when filed, no Company SEC Document contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the Signing Date, there are no outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the Company SEC Documents and the Company has not been notified that any of the Company SEC Documents is the subject of ongoing SEC review or outstanding investigation.

(b) The financial statements of the Company included in the Company SEC Documents when filed complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented the financial position of the Company as of the dates thereof and the results of its operations, changes in stockholder equity and cash flows for the periods then ended. Except (i) as set forth in the financial statements included in the Company SEC Documents, (ii) for liabilities incurred in the ordinary course of business subsequent to the date of the most recent balance sheet contained in the Company SEC Documents, and (iii) for liabilities created under or incurred in connection with the Transaction Agreements, the Company has no liabilities, whether absolute or accrued, contingent or otherwise, other than those that would not, individually or in the aggregate, be material to the Company. The Company does not have and is not subject to any “Off-Balance Sheet Arrangement” (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act).

(c) The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. The Common Stock is listed on the NASDAQ Capital Market, and the Company has not received any notification that, and has no

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knowledge that, the Company is not in compliance with the listing or maintenance requirements of the NASDAQ Capital Market or that NASDAQ is contemplating terminating such listing. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

3.5 Compliance with Other Instruments. The Company is not (i) in violation or default of any term of its Certificate of Incorporation or Bylaws. The execution, delivery, and performance of and compliance with the Transaction Agreements, and the issuance and sale of the Shares pursuant hereto, will not, with or without the passage of time or giving of notice, (i) conflict with or result in a violation of the Certificate of Incorporation or Bylaws of the Company, in each case as in effect on Closing Date, (ii) result in any violation of any Law or Order to which the Company or any of its respective assets is subject, (iii) (A) conflict with or result in a breach, violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, (B) give any Third Party the right to modify, terminate or accelerate, or cause any modification, termination or acceleration of, any obligation under, or (C) require Consent under, any material Contract, or (iv) result in the creation of any Lien upon any of the Company’s assets or capital stock. Neither the execution, delivery or performance of any Transaction Agreement by the Company, nor the consummation by it of the obligations and transactions contemplated hereby and thereby (including the issuance of the Shares) requires any Consent, other than (i) filings required under applicable U.S. Federal and state securities Laws, (ii) any required notification of the issuance and sale of the Shares to NASDAQ and (iii) any Consent obtained prior to the Closing Date.

3.6 Material Contracts. Each Material Contract of the Company is in the Company SEC Documents. Each Material Contract is the legal, valid and binding obligation of the Company enforceable against the Company and, to the knowledge of the Company, any other party thereto, in accordance with its terms, except to the extent that enforceability may be limited by the Enforceability Exceptions. There has not occurred any material breach, violation or default or any event that, with the lapse of time, the giving of notice or the election of any Person, or any combination thereof, would constitute a material breach, violation or default by the Company under any such Material Contract or, to the knowledge of the Company, by any other Person to any such Material Contract. The Company has not been notified that any party to any Material Contract intends to cancel, terminate, not renew or exercise an option under any Material Contract, whether in connection with the transactions contemplated hereby or otherwise.

3.7 Litigation. Except as disclosed in the Company SEC Documents filed prior to the Signing Date, (i) there is no Action pending or, to the Company’s knowledge, threatened, against the Company which, if determined adversely to the Company would be reasonably expected to have a Material Adverse Effect or materially and adversely affect the consummation of the transactions contemplated by the Transaction Agreements, (ii) the aggregate of all pending legal or governmental proceedings to which the Company is a party or of which any of its properties or assets is the subject, including ordinary routine litigation incidental to the Company’s business, if determined adversely to the Company, would not reasonably be expected to have a Material Adverse Effect or (iii) there is no Order in effect against the Company.

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3.8 Compliance with Laws. The Company (i) is not, and since January 1, 2017 has not been, in violation in any material respect of any applicable Law (including any Health Care Law) and (ii) is not, to the knowledge of the Company, being investigated with respect to an alleged violation of, and has not been threatened in writing to be charged with or given any notice of any violation of, any applicable Law (including any Health Care Laws).

3.9 Permits. Except as set forth in the Company SEC Documents, (i) the Company has such permits, licenses, certificates, approvals, clearances, authorizations or amendments thereto (the “Permits”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business of the Company as currently conducted and as described in the Company SEC Documents, including, without limitation, any Investigational New Drug Application as required by the FDA or authorizations issued by Governmental Authorities engaged in the regulation of pharmaceuticals and biological products such as those being developed by the Company (collectively, “Regulatory Authorities”); (b) the Company is in compliance in all material respects with the requirements of the Permits, and all of the Permits are valid and in full force and effect, in each case in all material respects; (c) the Company has not received any notice of proceedings relating to the revocation, termination, modification or impairment of any of the Permits; (d) the Company has filed with the FDA or any other Regulatory Authority any required application, submission, report, document, notice, supplement or amendment, and all such filings were in material compliance with applicable laws when filed and have been supplemented as necessary to remain in material compliance with applicable laws and no material deficiencies have been asserted by the FDA or any other Regulatory Authority with respect to any such filings.

3.10 Intellectual Property Matters. Except as set forth in the Company SEC Documents, (i) the Company is the sole and exclusive owner of, or has obtained valid and enforceable licenses for, the Intellectual Property; (ii) to the knowledge of the Company, there are no third parties who have any claim of ownership with respect to any Intellectual Property, except for (A) customary reversionary rights of third-party licensors with respect to Intellectual Property that is exclusively licensed to the Company, (B) customary rights of the United States Government with respect to subject inventions resulting from research funded by the United States Government and licensed to the Company under the Einstein License Agreement (as defined in the License Agreement); (iii) to the knowledge of the Company, there is no infringement by third parties of any Intellectual Property; (iv) there is no pending or, to the knowledge of the Company, threatened material action, suit, proceeding or claim by others: (A) challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts that would form a reasonable basis for any such action, suit, proceeding or claim; (B) challenging the validity, enforceability, ownership, inventorship or scope of any Intellectual Property, and the Company is unaware of any facts that would form a reasonable basis for any such action, suit, proceeding or claim; or (C) asserting that the Company infringes or otherwise violates, or would, upon the commercialization of any product or service infringe or violate any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts that would form a reasonable basis for any such action, suit, proceeding or claim; (v) the Company has complied in all material respects with the terms of each material agreement pursuant to which Intellectual Property has been licensed to the Company, and all such agreements are in full force and effect; (vi) the product candidates currently under development by the Company fall within the scope of the claims of one or more

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patents or patent applications owned by, or exclusively licensed to, the Company; (vii) all Intellectual Property is in full force and effect, and, to Company’s knowledge, all granted patent rights within the Intellectual Property are not invalid or unenforceable in whole or in part; and (viii) inventorship of the patents within the Intellectual Property is properly identified on such patents in all material respects. The Company has taken reasonable and customary measures to maintain and protect, as applicable, the confidentiality of Intellectual Property, including but not limited to, the trade secrets and know-how within the Intellectual Property. The Company has written agreements with its employees and contractors involved in the creation of Intellectual Property that oblige each employee or contractor, as applicable, to: (i) assign to the Company all Intellectual Property created or provided in the course of their employment or engagement; and (ii) keep Intellectual Property, as applicable, confidential and to safeguard it from unauthorized access, use, copying and disclosure.

3.11 Offering Valid. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 4.5 hereof, the offer, sale and issuance of the Shares will be exempt from the registration requirements of the Securities Act, and are exempt from registration and qualification under the registration, permit or qualification requirements of all applicable state securities Laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any person or persons so as to bring the sale of such Shares by the Company within the registration requirements of the Securities Act.

3.12 No Integrated Offering. Neither the Company, nor any of its Affiliates or any other Person acting on the Company’s behalf, has directly or indirectly engaged in any form of general solicitation or general advertising with respect to the Shares nor have any of such Persons made any offers or sales of any security of the Company or its Affiliates or solicited any offers to buy any security of the Company or its Affiliates under circumstances that would require registration of the Shares under the Securities Act or cause this offering of Shares to be integrated with any prior offering of securities of the Company for purposes of the Securities Act or any applicable shareholder approval provisions of the NASDAQ Capital Market.

3.13 Investment Company. The Company is not, and after giving effect to the transactions contemplated by the Transaction Agreements will not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

3.14 Sarbanes-Oxley; Internal Accounting Controls. The Company is in compliance in all material respects with the requirements of the Sarbanes-Oxley Act of 2002, including the rules and regulations of the SEC promulgated thereunder, applicable to it as of the date hereof. As of the Signing Date, the Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded

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accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to provide reasonable assurance that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms.

3.15 Absence of Changes. Since December 31, 2016, (i) the Company has conducted its business operations in the ordinary course of business consistent with past practice and (ii) except as set forth in a subsequent Company SEC Document filed prior to the date hereof or as contemplated by the Transaction Agreements, there has not been:

(a) any amendment of any term of any outstanding security of the Company;

(b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company or any repurchase, redemption or other acquisition by the Company of any outstanding shares of its capital stock;

(c) any transaction or commitment made, or any contract, agreement or settlement entered into, by (or judgment, order or decree affecting) the Company relating to its assets or business (including the acquisition or disposition of any material amount of assets) or any relinquishment by the Company of any Contract or other right, other than transactions, commitments, contracts, agreements or settlements (excluding settlements of litigation and tax proceedings) in the ordinary course of business, in each case, only if material to the Company;

(d) any (A) grant of any severance or termination pay to (or amendment to any such existing arrangement with) any director or officer of the Company, (B) entering into of any employment, deferred compensation, supplemental retirement or other similar agreement (or any amendment to any such existing agreement) with any director or officer of the Company, (C) increase in, or accelerated vesting and/or payment of, benefits under any existing severance or termination pay policies or employment agreements or (D) increase in or enhancement of any rights or features related to compensation, bonus or other benefits payable to directors or officers of the Company, other than in the ordinary course of business consistent with past practice or as set forth in Forms 4 filed by officers or directors of the Company, in each case only if required to be set forth in a Company SEC Document;

(e) any material tax election made or changed, any audit settled or any amended tax returns filed;

(f) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the Company’s properties or assets;

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(g) any sale, assignment or transfer, or any agreement to sell, assign or transfer, any material asset, liability, property, obligation or right of the Company to any Person, in each case, other than in the ordinary course of business;

(h) any material obligation or liability incurred, or any loans or advances made, by the Company to any of its Affiliates, other than expenses allowable in the ordinary course of business of the Company;

(i) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any material property, rights or assets other than in the ordinary course of business of the Company;

(j) any material waiver of any rights or claims of the Company;

(k) any material lien upon, or adversely affecting, any property or other assets of the Company;

(l) any material change or amendment to a Contract filed as an exhibit to a Company SEC Document that is material to the Company;

(m) any agreement or commitment by the Company to do any of the foregoing; or

(n) any other any event, change, development, circumstance or condition that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

3.16 Anti-Corruption and Anti-Bribery Laws. Neither the Company, nor, to the Company’s knowledge, any of its directors, officers, agents, employees or other authorized persons acting on behalf of the Company is aware of or has taken any action, directly or indirectly, that could result in a violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder; and the Company has instituted and maintain policies and procedures to ensure compliance therewith. No part of the proceeds from the sale of the Shares will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder.

3.17 Economic Sanctions. Neither the Company, nor, to the Company’s knowledge, any of its respective directors, officers, agents, employees or other authorized persons acting on behalf of the Company: (i) is, or is controlled or 50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently the subject of any sanctions administered or enforced by the United States (collectively, “Sanctions”) or (ii) has, within the last five (5) years, done the Company’s business in a country or territory that was, or whose government was, at such time the subject of Sanctions that broadly prohibit dealings with that country or territory. Within the past five (5) years, to the knowledge of the Company, it has neither been the subject of any governmental investigation or

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inquiry regarding compliance with Sanctions nor has it been assessed any fine or penalty in regard to compliance with Sanctions. The Company will not directly or indirectly use the proceeds herefrom, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other Person, for the purpose of financing the activities of or business with any person, or in any country or territory, that currently is subject to Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of Sanctions.

3.18 Money Laundering. The operations of the Company are and have been conducted at all times in material compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder and, to the knowledge of the Company, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

3.19 Certain Fees. No person or entity will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or the Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, with respect to the offer and sale of the Shares.

3.20 Absence of Withholding. To the Company’s knowledge, any dividends or other distributions paid on the Shares will not be subject to withholding under the Laws and regulations of the United States and, to the Company’s knowledge, are otherwise free and clear of any other tax, withholding or deduction in the United States and without the necessity of obtaining any Consent of any Governmental Authority having jurisdiction over the Company or any of its respective properties.

4. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date hereof to the Company as follows:

4.1 Organization; Good Standing. The Purchaser is duly incorporated and validly exists as an exempted company incorporated under the laws of the Republic of Korea. The Purchaser has all requisite power and authority to enter into the Transaction Agreements, to subscribe for the Shares and to perform its obligations under and to carry out the other transactions contemplated by the Transaction Agreements, and no further approval or authorization by any of its members or other equity owners, as the case may be, is required.

4.2 Requisite Power and Authority. The Purchaser has all necessary power and authority to execute and deliver the Transaction Agreements and all action on the Purchaser’s part required for the lawful execution and delivery of the Transaction Agreements has been taken. The Transaction Agreements have been duly and validly executed and delivered by the Purchaser and the Transaction Agreements are, assuming due authorization, execution and delivery by the Company, valid and binding obligations of the Purchaser, enforceable in accordance with their terms, except as may be limited by the Enforceability Exceptions.

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4.3 No Conflicts. The execution, delivery and performance of the Transaction Agreements and compliance with the provisions thereof by the Purchaser will not, with or without the passage of time or giving of notice: (i) conflict with or result in a violation of the articles of association, charter, certificate of incorporation, bylaws, or other organizational or constitutive documents of the Purchaser as in effect on the Closing Date, (ii) result in any violation of any Law or Order to which the Purchaser or any of its assets is subject, (iii) (A) conflict with or result in a breach, violation of, or constitute a default under, or (B) give any Third Party the right to modify, terminate or accelerate, or cause any modification, termination or acceleration of, any obligation under any Contract to which the Purchaser is a party, or (iv) result in the creation of any Lien upon any of the Purchaser’s assets or equity interests, except in each case as would not reasonably be expected to materially impair of the ability of the Purchaser to perform its obligations under the Transaction Agreements and the transactions contemplated thereby in any material respect.

4.4 No Governmental Authority or Third Party Consents. No Consent is required to be obtained or filed by the Purchaser in connection with the authorization, execution and delivery of any of this Agreement or with the subscription for the Shares, except such as have been obtained or filed prior to the Signing Date.

4.5 Investment Representations. The Purchaser hereby represents and warrants as follows:

(a) Purchaser Acknowledgements. The Purchaser acknowledges that the issuance and sale of the Shares has not been registered under the Securities Act or under any state or foreign securities laws. The Purchaser (i) understands that it is acquiring the Shares pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute any of the Shares to any person in violation of applicable securities Laws, (ii) may not Dispose of any of the Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities Laws, (iii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Shares and of making an informed investment decision, (iv) is an “accredited investor” (as that term is defined by Rule 501 promulgated under the Securities Act) and (v) (A) has been furnished with or has had full access to all the information that it considers necessary or appropriate to make an informed investment decision with respect to the Shares, (B) has had an opportunity to discuss with management of the Company the intended business and financial affairs of the Company and, in connection therewith, obtained information necessary to verify any information furnished to it or to which it had access (it being agreed and understood that this Clause (v) does not affect the Company’s representations and warranties contained in Section 3) and (C) can bear the economic risk of (x) an investment in the Shares indefinitely and (y) a total loss in respect of such investment. The Purchaser has such knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of and form an

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investment decision with respect to its investment in the Shares and to protect its own interest in connection with such investment. The Purchaser understands that there is no assurance that any exemption from registration under the Securities Act will be available to transfer the Shares and that, even if available, such exemption may not allow the Purchaser to transfer all or any portion of the Shares under the circumstances, in the amounts or at the times the Purchaser might propose.

(b) Ownership. Neither the Purchaser nor any of its Affiliates is the owner of record or the beneficial owner of any Common Stock or Common Stock Equivalents.

4.6 Transfer Restrictions.

(a) The Purchaser understands that the Shares shall be subject to restrictions on resale pursuant to applicable securities Laws and that any certificates representing the Shares or the applicable balance account of the Purchaser with the Company’s Transfer Agent shall bear transfer restrictions with the effect of the following applicable legends:

(i) “These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under the Securities Act or an opinion of counsel (which counsel shall be reasonably satisfactory to the Company) that such registration is not required or unless sold pursuant to Rule 144 of the Securities Act.”; and

(ii) any legend required by other applicable securities Laws.

(b) The Shares shall not bear the transfer restrictions set forth in Section 4.6(a)(i) hereof: (i) while a registration statement covering the resale of such Shares is effective, (ii) following any sale of Shares pursuant to an effective registration statement or pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) (or any successor provision then in effect), or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). In addition, the Shares shall not bear the transfer restrictions set forth in Section 4.6(a)(ii) hereof following a sale of Shares if, following a sale, the shares are not required to carry a legend pursuant to such applicable securities Laws referred to in Section 4.6(a)(ii). Notwithstanding the foregoing, the Company shall direct the Transfer Agent to remove the transfer restriction set forth in Section 4.6(a)(i) applicable to the Shares upon the written request of the Purchaser, within five (5) Business Days of such request, at such time as the Shares may be transferred pursuant to paragraph (b)(1)(i) of Rule 144 without the requirement that the Company be in compliance with public information requirements and without volume or manner-of-sale restrictions. The Purchaser, or if the Transfer Agent requires, the Company, shall provide such opinions of counsel (which counsel shall be reasonably satisfactory to the Company) reasonably requested by the Transfer Agent in connection with the removal of legends pursuant to this Section 4.6(b)). Each of the Company and the Purchaser shall bear the fees of its own counsel in connection with the preparation and delivery of any such option. The Company shall bear any fees for the Transfer Agent associated with removal of such legend.

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5. Covenants and Agreements.

5.1 Further Assurances. Subject to the terms and conditions of this Agreement, each of the Company and the Purchaser agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all such things as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

5.2 Securities Law Disclosure; Publicity. Except as may be included in the Initial Press Release (as that term is defined in the License Agreement), neither Party shall disclose the terms of this Agreement and neither Party shall use the name, trademark, trade name or logo of the other Party, its Affiliates or their respective employee(s) in any publicity, promotion, news release or disclosure relating to this Agreement or their respective subject matters, without the prior express written permission of the other Party, except as may be required by Law (including securities laws, rules and regulations). If a Party is required by Law (e.g., securities laws, rules and regulations), to disclose the existence, or the terms, of this Agreement or the name, trademark, trade name or logo of the other Party, such Party shall promptly inform the other Party of the disclosure that is being sought and provide for a period of at least ten (10) Business Days, or if the period provided by Law is less than ten (10) Business Days, the maximum reasonable period allowable thereunder, in order to provide the other Party an opportunity to review the disclosure, provide comments, and challenge or limit the disclosure obligations. The Party disclosing information required by Law shall take all steps reasonably necessary, to ensure the continued confidential treatment of such information provided that each Party shall have the right to make any such disclosure as it reasonably determines necessary under Law. The Parties will furthermore consult and cooperate fully with each other on the provisions, if any, of this Agreement to be redacted in any filings made by the Parties with the SEC or similar governmental agency in the U.S. or abroad, or as otherwise required by law.

5.3 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated, for purposes of the Securities Act and the rules and regulations thereunder, with the offer or sale of the Shares to be issued to the Purchaser hereunder.

5.4 Notification. After the date hereof and prior to the Closing Date, the Company shall promptly deliver to the Purchaser a written notice of any event or development that would, or could reasonably be expected to, result in any condition to Closing set forth in Section 6, not to be satisfied.

5.5 NASDAQ Matters. Prior to the Closing, the Company shall (i) take all actions which are necessary, including providing appropriate notice to NASDAQ of the transactions contemplated by this Agreement, for the Common Stock to remain listed on the NASDAQ Capital Market and (ii) comply with all listing, reporting, filing, and other obligations under the rules of NASDAQ and of the SEC.

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5.6 Listing of Common Stock. Except in the event of a merger, consolidation, reorganization, sale, change in control or other permitted assignment, the Company shall make commercially reasonable efforts to (a) maintain the listing and trading of its Common Stock on the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the NYSE MKT and (b) comply in all material respects with the Company’s reporting, filing and other obligations under the rules and regulations of the SEC and the listing standards of any such trading market.

5.7 Annual Business Update Calls. For so long as (i) the Purchaser holds a number of Shares equal to at least fifty percent of the Shares and (ii) the Purchaser so requests, the Company will schedule and participate in annual teleconference calls including members of the Company’s senior management team reasonably requested by the Purchaser and personnel of the Purchaser to present and discuss general updates relevant to the Company’s business and to respond to any questions regarding the Company’s business, subject to restrictions imposed by Regulation FD, applicable securities laws and the confidentiality provisions of the License Agreement.

6. Conditions to Closing.

6.1 Conditions to Purchaser’s Obligations at the Closing. The Purchaser’s obligation to purchase Shares at the Closing is subject to the satisfaction, at or prior to the Closing Date, of the following conditions (unless waived in writing by the Purchaser):

(a) Representations and Warranties. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the Signing Date and the Closing Date as if made on such date, except to the extent any such representation and warranty is (i) already qualified by materiality, in which case it shall be true and correct as of such dates or (ii) specifically made as of a particular date, in which case it shall be true and correct as of such date.

(b) Performance of Obligations. The Company shall have performed and complied in all material respects with all agreements and conditions herein required to be performed or complied with by the Company on or before the Closing Date.

(c) Legal Investment. The sale and issuance of the Shares shall be legally permitted by all Laws to which the Purchaser and the Company are subject.

(d) No Orders. No Order shall be in effect preventing the consummation of the transactions contemplated by the Transaction Agreements.

(e) Qualification Under State Securities Laws. All registrations, qualifications, permits and approvals, if any, required to be obtained prior to the Closing under applicable state securities laws shall have been obtained for the lawful execution, delivery and performance of this Agreement or the other Transaction Agreements, including, without limitation, the offer and sale of the Common Stock.

(f) Closing Deliverables. The Company shall deliver or cause to be delivered to the Purchaser all items listed in Section 2.3(a).

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(g) License Agreement. The Company shall have executed the License Agreement, the Effective Date (as such term is defined in the License Agreement) of the License Agreement shall occur prior to the Closing, no breach by the Company of any term of or obligation under the License Agreement shall have occurred and be continuing, and the License Agreement shall not have been terminated in accordance with its terms.

(h) Consents, Permits, and Waivers. All Consents necessary or appropriate for consummation of the transactions contemplated by the Transaction Agreements shall have been obtained, including the approval of the board of directors of the Company.

(i) Material Adverse Effect. No Material Adverse Effect shall have occurred and be continuing.

(j) The Company’s NASDAQ Listing. The Company’s Common Stock shall continue to be listed on the NASDAQ Capital Market.

6.2 Conditions to Company’s Obligations at the Closing. The Company’s obligation to issue and sell Shares at the Closing is subject to the satisfaction, on or prior to the Closing Date, of the following conditions (unless waived in writing by the Company):

(a) Representations and Warranties. The representations and warranties in Section 4 made by the Purchaser shall be true and correct in all material respects as of the Signing Date and the Closing Date as if made on such date, except to the extent any such representation and warranty is (i) already qualified by materiality, in which case it shall be true and correct as of such dates or (ii) specifically made as of a particular date, in which case it shall be true and correct as of such date.

(b) Performance of Obligations. The Purchaser shall have performed and complied with all agreements and conditions herein required to be performed or complied with by the Purchaser on or before the Closing Date.

(c) Legal Investment. The sale and issuance of the Shares shall be legally permitted by all Laws to which the Purchaser and the Company are subject.

(d) No Orders. No Order shall be in effect preventing the consummation of the transactions contemplated by the Transaction Agreements.

(e) Closing Deliverables. The Purchaser shall deliver or cause to be delivered to the Company all items listed in Section 2.3(b).

(f) License Agreement. The Purchaser shall have executed the License Agreement, the Effective Date (as such term is defined in the License Agreement) of the License Agreement shall occur prior to the Closing, no breach by the Purchaser of any term of or obligation under the License Agreement shall have occurred and be continuing, and the License Agreement shall not have been terminated in accordance with its terms.

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(g) Consents, Permits, and Waivers. All Consents necessary or appropriate for consummation of the transactions contemplated by the Transaction Agreements shall have been obtained.

7. Standstill Provisions. During the period commencing on the Signing Date and ending on the date that is [***] days after the Signing Date (the “Standstill Period”), neither the Purchaser nor any of the Purchaser’s Affiliates that are under its control will, in any manner, directly or indirectly:

7.1 make, effect, initiate, cause or participate in (i) any acquisition of beneficial ownership of any securities of the Company, (ii) any acquisition of all or substantially all of the assets of the Company, (iii) any tender offer, exchange offer, merger, business combination, recapitalization, restructuring, liquidation, dissolution or extraordinary transaction involving the Company or involving any securities of the Company, or (iv) any “solicitation” of “proxies” (as those terms are used in the proxy rules of the Securities and Exchange Commission) or consents with respect to any securities of the Company;

7.2 form, join or participate in a “group” (as defined in the Exchange Act, and the rules promulgated thereunder) with respect to the beneficial ownership of any securities of the Company;

7.3 act, alone or in concert with others, to seek to control or influence the management, board of directors or policies of the Company;

7.4 take any action that would be reasonably expected to require the Company to make a public announcement regarding any of the types of matters set forth in clause “(a)” of this sentence;

7.5 agree or offer to take, or propose (publicly or otherwise) the taking of, any action referred to in Sections 7.1 through 7.4;

7.6 assist any other Person to take any action of the type referred to in Sections 7.1 through 7.5;

7.7 enter into any discussions, negotiations, arrangement or agreement with any other Person relating to any of the foregoing; or

7.8 request or propose that the Company or any of the Company’s Representatives amend, waive or consider the amendment or waiver of any provision set forth in this Section 7.

Notwithstanding anything to the contrary in the foregoing sentence, each of the restrictions contained in this Section 7 (collectively, the “Standstill”) shall lapse at such time as: (x) the Company enters into a definitive agreement with any person not affiliated with Purchaser with respect to a merger, sale of assets or securities or other business combination as a result of which such other person would succeed to a majority of the voting securities, assets or business of the Company, or (y) a person not affiliated with Purchaser has commenced an offer (or publicly announced an intention to offer) to acquire a majority of the Company’s outstanding

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voting securities or undertaken (or publicly announced an intention to undertake) a proxy contest with respect to the election of directors of the Company or that would if successful result in such person owning a majority of the outstanding voting securities of the Company, or (z) the Company publicly discloses that it has waived any standstill or similar provision in any other agreement between the Company and any third party, including any provision analogous or substantially similar to the Standstill. Neither the termination of the Standstill nor the expiration of the Standstill Period will terminate or otherwise affect any of the other provisions of this Agreement.

8. Lock-Up Agreement. The Purchaser will not, during the period commencing upon the Closing and ending on the date that is [***] days after the Closing Date:

8.1 offer, pledge, sell, contract to sell, sell any option, warrant or contract to purchase, purchase any option, warrant or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Shares, or publicly disclose the intention to make any such offer, sale, pledge, grant, transfer or disposition;

8.2 enter into any swap, short sale, hedge or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares regardless of whether any such transaction described in Section 8.1 above or this Section 8.2 is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; or

8.3 make any demand for or exercise any right with respect to the registration of any Shares or any security convertible into or exercisable or exchangeable for Common Stock.

8.4 Notwithstanding the foregoing, the restrictions and obligations of this Section 8 will not apply to transfers of the Shares: (A) to another corporation, partnership or other business entity that is an affiliate (as defined under Rule 12b-2 of the Exchange Act) of the Purchaser, including investment funds or other entities under common control or management with the Purchaser, (B) as a distribution or dividend to equity holders (including, without limitation, general or limited partners and members) of the Purchaser (including upon the liquidation and dissolution of the Purchaser pursuant to a plan of liquidation approved by the Purchaser’s equity holders), (C) as a bona fide gift to a charitable organization, or (D) with the prior written consent of the Company.

9. Miscellaneous.

9.1 Termination. This Agreement may be terminated at any time prior to the Closing by:

(a) mutual written consent of the Company and the Purchaser;

(b) either the Company or the Purchaser, upon written notice to the other no earlier than a date [***] days after the Signing Date (the “Termination Date”), if the Closing has not been consummated by the Termination Date;

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(c) either the Company or the Purchaser, upon written notice to the other, if any of the conditions to the Closing set forth in Section 6.1(c), 6.1(d), 6.1(e), 6.1(h), 6.2(c), 6.2(d) or 6.2(g) as applicable, despite the use of reasonable efforts shall have become incapable of fulfillment by the Termination Date and shall not have been waived in writing by the other party within ten (10) Business Days after receiving receipt of written notice of an intention to terminate pursuant to this clause (c); provided, however, that the right to terminate this Agreement under this Section 9.1(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure to consummate the transactions contemplated hereby prior to the Termination Date;

(d) the Company, upon written notice to the Purchaser, so long as the Company is not then in breach of its representations, warranties, covenants or agreements under this Agreement such that any of the conditions set forth in Section 6.1(a) despite the use of reasonable efforts could not be satisfied by the Termination Date, (i) upon a material breach of any covenant or agreement on the part of the Purchaser set forth in this Agreement, or (ii) if any representation or warranty of the Purchaser shall have been or become untrue, in each case such that any of the conditions set forth in Section 6.2(a) or 6.2(b), as applicable, could not be satisfied by the Termination Date; or

(e) the Purchaser, upon written notice to the Company, so long as the Purchaser is not then in breach of its representations, warranties, covenants or agreements under this Agreement such that any of the conditions set forth in Section 6.2(a) or 6.2(b), as applicable, despite the use of reasonable efforts could not be satisfied by the Termination Date, (i) upon a breach of any covenant or agreement on the part of the Company set forth in this Agreement, or (ii) if any representation or warranty of the Company shall have been or become untrue, in each case such that any of the conditions set forth in Section 6.1(a), 6.1(b), 6.1(j) or 6.1(k), as applicable, could not be satisfied by the Termination Date.

9.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.1 hereof, (a) this Agreement (except for this Section 9, and any definitions set forth in this Agreement and used in such sections) shall forthwith become void and have no effect, without any liability on the part of any party hereto or its Affiliates, and (b) all filings, applications and other submissions made pursuant to this Agreement, to the extent practicable, shall be withdrawn from the agency or other Person to which they were made or appropriately amended to reflect the termination of the transactions contemplated hereby; provided, however, that nothing contained in this Section 9.2 shall relieve any party from liability for fraud or any intentional or willful breach of this Agreement.

9.3 Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without regard to the conflict of laws principles thereof that would require the application of the Law of any other jurisdiction. The parties irrevocably and unconditionally submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York solely and specifically for the purposes of any action or proceeding arising out of or in connection with this Agreement. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES THAT JURISDICTION AND VENUE IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY ANY PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT (INCLUDING ANY SUIT, ACTION OR PROCEEDING SEEKING EQUITABLE RELIEF) SHALL PROPERLY AND EXCLUSIVELY LIE IN THE STATE AND FEDERAL COURTS

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LOCATED IN THE STATE OF NEW YORK (THE “CHOSEN COURTS”). EACH PARTY HERETO FURTHER AGREES NOT TO BRING ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY COURT OTHER THAN THE CHOSEN COURTS PURSUANT TO THE FOREGOING SENTENCE (OTHER THAN UPON APPEAL). BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE CHOSEN COURTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY WITH RESPECT TO SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES HERETO IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN EACH OF THE CHOSEN COURTS, AND HEREBY WAIVE ANY OBJECTION THAT ANY SUCH CHOSEN COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH SUIT, ACTION OR PROCEEDING. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE) INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 9.3 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 9.3 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

9.4 Survival. The representations, warranties, covenants and agreements made herein shall survive the Closing.

9.5 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the parties hereto and their respective successors, assigns, heirs, executors and administrators and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Shares specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such Shares in its records as the absolute owner and holder of such Shares for all purposes. This Agreement may not be assigned by any party hereto without the consent of the other party, provided, that the Purchaser may assign its rights and obligations hereunder in whole or in part to any Affiliate of the Purchaser or to any successor of the Purchaser as a result of a Change of Control of the Purchaser, provided further, that in the case of such assignment the assignee shall agree in writing to be bound by the provisions of this Agreement and the Purchaser shall not be relieved of its obligations hereunder.

9.6 Entire Agreement. This Agreement, the exhibits and schedules hereto, the other Transaction Agreement, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable for or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein.

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9.7 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. Upon such determination that any provision of this Agreement, or the application of any such provision, is invalid, illegal, void or unenforceable, the Company and the Purchaser shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Company and the Purchaser as closely as possible to the fullest extent permitted by Law in an acceptable manner to the end that the transactions contemplated hereby and the other Transaction Agreement are fulfilled to the greatest extent possible.

9.8 Amendment. No provision in this Agreement shall be supplemented, deleted or amended except in a writing executed by an authorized representative of each of the Purchaser and the Company. Any amendment effected in accordance with this Section 9.8 shall be binding upon each holder of Shares purchased under this Agreement at the time outstanding, each future holder of all such Shares, and the Company, and any amendment not effected in accordance with this Section 9.8 shall be void and of no effect.

9.9 Waivers; Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any Consent of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of the Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by Law, or otherwise afforded to any party, shall be cumulative and not alternative. Any waiver effected in accordance with this Section 9.9 shall be binding upon each holder of Shares purchased under this Agreement at the time outstanding, each future holder of all such Shares, and the Company, and any waiver not effected in accordance with this Section 9.9 shall be void and of no effect.

9.10 Equitable Relief. Each of the Company and the Purchaser hereby acknowledges and agrees that the failure of the Company or the Purchaser to perform their respective agreements and covenants hereunder will cause irreparable injury to the Purchaser or the Company, for which damages, even if available, will not be an adequate remedy. Accordingly, each of the Company and the Purchaser hereby agrees that the Purchaser and the Company shall be entitled to seek the issuance of equitable relief by any court of competent jurisdiction to compel performance of the Company’s or the Purchaser’s obligations.

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9.11 Notices. All notices and other communications under this Agreement must be in writing and are deemed duly delivered when (a) delivered if delivered personally or by nationally recognized overnight courier service (costs prepaid), (b) sent by facsimile with confirmation of transmission by the transmitting equipment (or, the first Business Day following such transmission if the date of transmission is not a Business Day) or (c) received or rejected by the addressee, if sent by United States of America certified or registered mail, return receipt requested; in each case to the following addresses or facsimile numbers and marked to the attention of the individual (by name or title) designated below (or to such other address, facsimile number or individual as a party may designate by notice to the other parties):

If to the Company:

Cue Biopharma, Inc.

21 Erie Street

Cambridge, MA 02139

Attention: Bethany J. Mancilla

Phone: (617) 949-2612

with a copy (which will not constitute notice) to:

Cooley LLP

500 Boylston Street

Boston, MA 02116

Attention: Ryan Sansom, Esq.

Phone: (617) 937-2335

Fax: (617) 937-2400

If to the Purchaser:

LG Twin Towers

128, Yeoui-daero

Yeongdeungpo-gu, Seoul

07336, Republic of Korea

Attention: Jeewoong Son

President, LG Chem Life Sciences

with a copy to:

LG Twin Towers

128, Yeoui-daero

Yeongdeungpo-gu, Seoul

07336, Republic of Korea

Attention: Legal Affairs Department

and a copy (which will not constitute notice) to:

Foley Hoag LLP

Seaport West

155 Seaport Boulevard.

Boston, MA 02210

Attention: Hemmie Chang, Esq.

Phone: (617) 832-1175

Fax: (617) 832-7000

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9.12 Expenses. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

9.13 Titles and Subtitles. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

9.14 Counterparts. This Agreement may be executed in any number of counterparts (including via facsimile, PDF or other electronic signature), each of which shall be an original, but all of which together shall constitute one instrument.

9.15 Broker’s Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 9.15 being untrue.

9.16 Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require. The words “include,” “includes” and “including” will be deemed to be followed by the phrase “without limitation”. The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms. All references to “dollars” or “$” will be deemed references to the lawful money of the United States of America. All exhibits attached hereto and all other attachments hereto are hereby incorporated herein by reference and made a part hereof.

9.17 Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party, including any creditor of any party hereto. No Third Party shall obtain any right under any provision of this Agreement or shall by reason of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against any party hereto.

9.18 No Strict Construction. This Agreement has been prepared jointly and will not be construed against either party. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

Company:

CUE BIOPHARMA, INC.

By:
Name:
Title:

Purchaser:

LG Chem, Ltd.

By:
Name:
Title:

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

Exhibit H

Pre-Clinical Candidate Selection and Collaboration Product Candidate Confirmation

[***]

{2 pages omitted}

Exhibit I

Collaboration Patent Rights

[To be updated as provided in Agreement]

Exhibit J

Initial Press Release

[See attached]

Cue Biopharma Announces Strategic Collaboration with LG Chem Life Sciences for

Immuno-STAT™ Biologics in Oncology

Collaboration Expands Development and Manufacturing of Immuno-STAT™ Biologics and

Broadens Coverage of Patient Populations

CAMBRIDGE, Mass., Oct. xx, 2018 – Cue Biopharma™, Inc. (NASDAQ: CUE), an innovative immunotherapy company developing a novel, proprietary class of biologics engineered to selectively modulate the human immune system to treat cancer, autoimmune and chronic infectious diseases, announced today that it has entered into a multi-target strategic collaboration with LG Chem Life Sciences, the life sciences division of LG Chem Ltd., to develop multiple Immuno-STAT biologics focused in the field of oncology.

The collaboration provides LG Chem with the rights to develop and commercialize, in Asia, Cue Biopharma’s lead product, CUE-101, as well as Immuno-STAT biologics that target T cells against two additional cancer antigens. Under the terms of the collaboration, Cue Biopharma will engineer the selected Immuno-STATs for up to three alleles, while LG Chem will leverage its experience in biologics manufacturing to establish a quality chemistry, manufacturing and controls (CMC) process for development and commercialization of the selected candidates. LG Chem will also retain the right to elect one additional Immuno-STAT biologic within two years of the agreement for a worldwide development and commercialization license, and Cue Biopharma will retain an option to co-develop and co-commercialize the additional program worldwide. Cue Biopharma retains rights to develop and commercialize all assets included in the agreement in the United States and in global markets outside of Asia.

Under the terms of the agreement, LG Chem will make an undisclosed upfront payment as well as a $5M equity investment at a 20% premium. Cue Biopharma will be eligible to receive up to an additional $400M in research, development, regulatory and sales milestone payments with tiered royalties on sales of collaboration products in the LG Chem territory. In addition, LG Chem will further contribute to the collaboration by providing Cue Biopharma with research funding, CMC process development and potentially additional downstream manufacturing capabilities, including clinical and commercial supply for the collaboration products. LG Chem in return will receive royalties on sales of collaboration products in Cue Biopharma’s territories outside of Asia. If LG Chem elects the option for an additional program worldwide, Cue Biopharma will receive an undisclosed payment and be eligible to receive greater than $500M in fees and milestone payments. Cue Biopharma will also receive tiered royalties on future global sales. In addition, prior to the first pivotal trial for the optional Immuno-STATs, Cue Biopharma will have the option to elect worldwide co-development rights for the additional program.

“Cue Biopharma is proud to be launching this strategic collaboration with LG Chem as our partner,” stated Dan Passeri M.Sc., J.D., President and CEO of Cue Biopharma. “We believe they offer world-class biologics capabilities as well as clinical development capabilities that will enhance our ability to achieve our global corporate objectives. Our partnership with LG Chem is an important strategic development, as it allows us to expand our reach into more diverse patient populations with our Immuno-STAT™ Biologics platform and leverage the leading biologics manufacturing and clinical development capabilities that LG Chem has successfully established.”

“We are very pleased to enter this strategic collaboration with Cue Biopharma; it is more than a licensing deal, it is a partnership with a shared vision and great strategic fit,” said Dr. Jeewoong Son, President of LG Chem Life Sciences. “By combining Cue Biopharma’s pioneering approach to selectively modulating disease-associated T cells with LG Chem’s biologics capabilities in development and manufacturing, we aim to accelerate bringing this novel therapy to a greater number of cancer patients.”

About Immuno-STATs

Immuno-STAT Biologics are designed for targeted modulation of disease-associated T cells in the areas of immuno-oncology, autoimmune and chronic infectious disease. Each of our biologic drugs is designed using our proprietary scaffold comprising: 1) a peptide-MHC complex (pMHC) to provide selectivity through the pMHC T-cell receptor (TCR) interaction, and 2) a unique co-stimulatory signaling molecule to modulate the activity of the target T cells.

The simultaneous engagement of co-stimulatory molecules and pMHC binding mimics the signals delivered by APCs to T cells during a natural immune response. This design enables Immuno-STAT Biologics to engage with the T cell population of interest exclusively, resulting in highly targeted T cell modulation. Because our drugs are delivered in vivo, they are fundamentally different from other T cell therapeutic approaches such as Adoptive Cell Therapy (ACT), which require the patients’ T cells to be extracted, then stimulated and expanded outside the body (ex vivo) and reinfused in an activated state. At Cue Biopharma we are working to develop drugs that will represent a potent pharmaceutical analog to the ex vivo approach deployed by current cellular therapies. Furthermore, we believe the pharmacological effect in the patients can be more precisely controlled via an administered therapeutic.

About Cue Biopharma

Cue Biopharma is an innovative immunotherapy company developing a novel, proprietary class of biologics engineered to selectively modulate the human immune system to treat a broad range of cancers, autoimmune and chronic infectious diseases. We design biologics to engage and modulate the activity of disease-associated T cells in the patient’s body, with the goal of offering significant therapeutic benefits while potentially minimizing or eliminating unwanted side effects.

We believe our selective biologics allow us to target antigen-specific T cell populations in a variety of indications using a peptide – MHC complex for delivering T cell modulating effectors, such as IL-2. Once a biologic has been optimized, our approach offers the potential for readily exchanging peptides to target different T cell populations and indications using previously-validated drug frameworks developed from the Immuno-STATTM (Selective Targeting and Alteration of T cells) platform. This flexibility could truncate the drug selection and development process, moving effective therapeutics from discovery to clinical validation more rapidly and cost-efficiently than current industry standard timelines and costs.

Headquartered in Cambridge, MA, we are led by an experienced management team and scientific and clinical advisory board (SAB/CAB) with deep expertise in the design and clinical development of protein biologics, immunology and immuno-oncology.

For more information, visit www.cuebio.com.

About LG Chem Life Sciences

LG Chem Life Sciences is a business division within LG Chem, engaged in the development, manufacturing, as well as commercializing pharmaceutical products globally. LG Chem Life Sciences seeks to expand and make global presence by focusing on key core therapeutic areas of Immunology, Oncology, and Metabolic Diseases (specifically, diabetes and related metabolic diseases). To achieve such, its strategy is to actively pursue global collaboration encompassing from asset-centric to strategic investment and collaboration.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate,” “strategy,” “future,” “likely” or other comparable terms. All statements other than statements of historical facts included in this press release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding anticipated results of our drug development efforts, including study results, our expectations regarding regulatory developments and expected future operating results. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, our limited operating history, limited cash and a history of losses; our ability to achieve profitability; our ability to secure required U.S. Food and Drug Administration (“FDA”) or other governmental approvals for our product candidates and the breadth of any approved indication; negative or inconclusive results from our clinical studies or serious and unexpected drug-related side effects or other safety issues experienced by participants in our clinical trials; delays and changes in regulatory requirements, policy and guidelines including potential delays in submitting required regulatory applications to the FDA; our reliance on licensors, collaborations and strategic alliances; our ability to obtain adequate financing to fund our business operations in the future; and the other risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our most recently filed Annual Report on Form 10-K and any subsequently filed Quarterly Report(s) on Form 10-Q. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor Contact:

John Woolford

Westwicke Partners

443-213-0506

Media Contact:

Mike Beyer

Sam Brown Inc.

312-961-2502

Exhibit K

Einstein Provisions

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